Exhibit 10.1

Execution Version

AGREEMENT TO ASSIGN

This AGREEMENT TO ASSIGN (this “Agreement”) is made and entered into as of November 27, 2016, by and among SB RS Holdings, LLC, a Delaware limited liability company (“SB RS”), Centennial Resource Development, Inc., a Delaware corporation (“CDEV”), Centennial Resource Production, LLC, a Delaware limited liability company (“Centennial”), and Riverstone Capital Services LLC, a Delaware limited liability company (“RCS”).

WHEREAS, SB RS has entered into that certain Purchase and Sale Agreement, dated as of November 21, 2016 (the “Purchase Agreement”), by and among SB RS, Silverback Exploration, LLC, a Delaware limited liability company, and Silverback Operating, LLC, a Delaware limited liability company, a copy of which is attached as Exhibit A to this Agreement;

WHEREAS, in connection with the entry into the Purchase Agreement, SB RS delivered to the Escrow Agent the Performance Deposit;

WHEREAS, in connection with the execution of this Agreement, CDEV has entered into a subscription agreement (the “Riverstone Subscription Agreement”) with Riverstone Silverback Holdings, L.P. (“Riverstone”), attached hereto as Exhibit C, pursuant to which Riverstone has agreed to purchase from CDEV, and CDEV has agreed to sell to Riverstone, a combination of common and preferred shares in an amount, for such price and on the terms and conditions set forth in the Riverstone Subscription Agreement (the “Riverstone Offering”);

WHEREAS, pursuant to Section 11.5 of the Purchase Agreement, without the consent of any party thereto, SB RS may assign, in whole or in part, its rights and obligations under the Purchase Agreement prior to the Closing to any one or more of its Affiliates; and

WHEREAS, SB RS desires to assign all of its rights and obligations under the Purchase Agreement to Centennial, and Centennial desires to assume all of SB RS’s rights and obligations under the Purchase Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                      Defined Terms.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

2.                                      Agreement to Assign and Assume.

(a)                                 Subject to the satisfaction or written waiver, if applicable, of the conditions set forth in this Agreement, SB RS hereby agrees to irrevocably assign all of its rights and obligations under the Purchase Agreement (and any related agreement to which SB RS is a party as of the date hereof (or hereafter may become a party with the consent of Centennial) other than the Guaranty (the “Transaction Agreements”)) to Centennial, and Centennial agrees to irrevocably assume all of SB RS’s rights and obligations under the Purchase Agreement (and any such Transaction Agreements), including to perform, satisfy and timely discharge all of the obligations, duties and covenants of SB RS under the Purchase Agreement (and any such Transaction Agreements), in each case, that are required to be performed, satisfied or discharged after the Assignment Date (as hereinafter defined), in accordance with the terms thereof.

(b)                                 Upon the satisfaction or written waiver, if applicable, of the conditions set forth in this Agreement, SB RS and Centennial shall enter into an assignment and assumption agreement in substantially the form attached hereto as Exhibit B (the “Assignment Agreement” and the date on which such Assignment Agreement is entered into, the “Assignment Date”) to effect the assignment by SB RS of all of its rights and obligations under the Purchase Agreement and any Transaction Agreements to Centennial pursuant to Section 2(a) and the assumption by Centennial of all of SB RS’s rights and obligations under the Purchase Agreement and any Transaction Agreements.

3.                                      Representations and Warranties of SB RS.

(a)                                 Organization, Good Standing and Power. SB RS (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where the failure to be duly organized, validly existing, or to so qualify or be in good standing has not had and would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on SB RS or materially impair or delay the ability of SB RS to effectuate the transactions contemplated by this Agreement (a “SB RS Material Adverse Effect”).

(b)                                 Authority.  SB RS has all requisite power and authority to execute and deliver this Agreement and the Assignment Agreement. The execution and delivery of this Agreement by SB RS have been, and the execution and delivery of the Assignment Agreement by SB RS will be, duly authorized by all necessary action on the part of SB RS. This Agreement has been, and the Assignment Agreement will be, duly executed and delivered by SB RS and, assuming this Agreement and the Assignment Agreement constitute the valid and binding obligations of Centennial, this Agreement constitutes, and the Assignment Agreement will constitute, a valid and binding obligation of SB RS enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law (collectively, “Creditors’ Rights”).

(c)                                  No Violations.  (i) The execution and delivery of this Agreement does not, and the execution and delivery of the Assignment Agreement will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or acceleration of any material obligation or the loss, suspension, limitation or impairment of a material benefit under (or right of SB RS to own or use any assets or properties required for the conduct of its business), or result in (or give rise to) the creation of any

2

encumbrance or any rights of termination, cancellation, first offer or first refusal, in each case, with respect to any of the properties or assets of SB RS under, any provision of (x) the organizational documents of SB RS, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which SB RS is a party or by which SB RS’s properties or assets are bound, or (z) assuming the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 3(d) are duly and timely obtained or made, any law applicable to SB RS or any of its properties or assets, other than, in the case of subclauses (y) and (z), any such violations, defaults, acceleration, losses, or encumbrances that have not had and would not be reasonably likely to have, individually or in the aggregate, a SB RS Material Adverse Effect. (ii) SB RS is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (x) the organizational documents of SB RS or (y) the Purchase Agreement or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which SB RS is now a party or by which SB RS or any of its properties or assets is bound, except for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a SB RS Material Adverse Effect.

(d)                                 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any governmental entity is required to be obtained or made by SB RS in connection with the execution and delivery of this Agreement or the Assignment Agreement, except for (i) such filings and approvals as may be required by any applicable state securities or “blue sky” laws and (ii) any such consent approval, order, authorization, registration, filing or permit that the failure to obtain or make has not had and would not be reasonably likely to have, individually or in the aggregate, a SB RS Material Adverse Effect.

(e)                                  No Prior Assignment.  SB RS has not assigned, in whole or in part, any of its rights or obligations under the Purchase Agreement or any Transaction Agreement to any person.

(f)                                   No Breach Under Purchase Agreement or Transaction Agreement.  SB RS is not in breach of any of its representations, warranties and covenants set forth in the Purchase Agreement or in any Transaction Agreement and, to SB RS’s knowledge, the Seller is not in breach of any of its representations, warranties and covenants set forth in the Purchase Agreement or in any Transaction Agreement.

4.                                      Representations and Warranties of Centennial.

(a)                                 Organization, Good Standing and Power. Centennial (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where the failure to be duly organized, validly

3

existing, or to so qualify or be in good standing has not had and would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on Centennial or materially impair or delay the ability of Centennial to effectuate the transactions contemplated by this Agreement (a “Centennial Material Adverse Effect”).

(b)                                 Authority.  Centennial has all requisite power and authority to execute and deliver this Agreement and the Assignment Agreement. The execution and delivery of this Agreement by Centennial have been, and the execution and delivery of the Assignment Agreement by Centennial will be, duly authorized by all necessary action on the part of Centennial. This Agreement has been, and the Assignment Agreement will be, duly executed and delivered by Centennial and, assuming this Agreement and the Assignment Agreement constitute the valid and binding obligations of SB RS, this Agreement constitutes, and the Assignment Agreement will constitute, a valid and binding obligation of Centennial enforceable in accordance with its terms, subject, as to enforceability, to Creditors’ Rights.

(c)                                  No Violations.  (i) The execution and delivery of this Agreement does not, and the execution and delivery of the Assignment Agreement will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or acceleration of any material obligation or the loss, suspension, limitation or impairment of a material benefit under (or right of Centennial to own or use any assets or properties required for the conduct of its business), or result in (or give rise to) the creation of any encumbrance or any rights of termination, cancellation, first offer or first refusal, in each case, with respect to any of the properties or assets of Centennial under, any provision of (x) the organizational documents of Centennial, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Centennial is a party or by which Centennial’s properties or assets are bound, or (z) assuming the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4(d) are duly and timely obtained or made, any law applicable to Centennial or any of its properties or assets, other than, in the case of subclauses (y) and (z), any such violations, defaults, acceleration, losses, or encumbrances that have not had and would not be reasonably likely to have, individually or in the aggregate, a Centennial Material Adverse Effect. (ii) Centennial is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (x) the organizational documents of Centennial or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Centennial is now a party or by which Centennial or any of its properties or assets is bound, except for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Centennial Material Adverse Effect.

(d)                                 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any governmental entity is required to be obtained or made by Centennial in connection with the execution and delivery of this Agreement or the Assignment Agreement, except for (i) such filings and approvals as may be required by any applicable state securities or “blue sky” laws and (ii) any such consent approval, order, authorization, registration, filing or permit that the failure to

4

obtain or make has not had and would not be reasonably likely to have, individually or in the aggregate, a Centennial Material Adverse Effect.

5.                                      Covenants of the Parties

(a)                                 No Assignment by SB RS.  SB RS covenants and agrees that, until the earlier of the execution of the Assignment Agreement and the termination of this Agreement pursuant to Section 7, it will not assign, in whole or in part, any of its rights or obligations under the Purchase Agreement or any Transaction Agreement to any person.

(b)                                 Reasonable Best Efforts.  Each party shall, and shall cause its affiliates to (i) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to enable the execution and delivery of the Assignment Agreement, in each case, as promptly as practicable, and (ii) refrain from taking any actions that would reasonably be expected to materially impair, delay or impede the Closing.

(c)                                  Additional SB RS Covenants.

(i)                         SB RS shall not agree to any material amendment to the Purchase Agreement or any Transaction Agreement to which it is or is contemplated to be a party without the prior written consent of Centennial, such consent not to be unreasonably withheld, delayed or conditioned.

(ii)                      SB RS shall perform in all material respects the covenants and agreements contained in the Purchase Agreement and any Transaction Agreement to which it is a party and which are required to be performed prior to the Assignment Date in accordance with the terms thereof.

(iii)                   SB RS shall, and shall cause its affiliates to, (1) use its reasonable best efforts to cause all conditions set forth in the Purchase Agreement to be met as promptly as practicable, (2) include Centennial and its representatives on any diligence or fact gathering inquiries relating to the transactions contemplated by the Purchase Agreement, (3) forward to Centennial any notices or communications received in connection with the transactions contemplated by the Purchase Agreement, (4) keep Centennial reasonably apprised of the status of the matters relating to the completion of the transactions contemplated by the Purchase Agreement, and (5) upon request by Centennial, use its reasonable best efforts to enforce any rights of SB RS under the Purchase Agreement or any Transaction Agreement to which SB RS is a party as of the date hereof or hereafter may become a party.

(d)                                 Additional CDEV and Centennial Covenants.

(i)                         Prior to the Assignment Date, CDEV shall not agree to any material amendment to or waiver under the Riverstone Subscription Agreement

5

without the prior written consent of SB RS, such consent not to be unreasonably withheld, delayed or conditioned.

(ii)                      On the date that CDEV executes agreements relating to financing commitments necessary for the Financing on terms satisfactory to CDEV, CDEV or Centennial shall reimburse certain affiliates of SB RS the amounts set forth opposite such affiliate’s name on Schedule A hereto to reimburse each such affiliate of SB RS for the payment of its portion of the Performance Deposit, including costs incurred in connection with funding such amount (the “Performance Deposit Reimbursement”); provided, however, that if the Assignment Agreement is not executed, SB RS shall cause such affiliates to, within two (2) Business Days following the termination of this Agreement, return the portion of the Performance Deposit Reimbursement received by such affiliate to CDEV or Centennial, as the case may be.  Any payments due pursuant to this Section 5(e) shall be made by wire transfer in immediately available funds to an account designated by the recipient at least two (2) Business Days prior to the date payment is due.

(iii)                   On the date of Closing, CDEV or Centennial shall reimburse SB RS and its affiliates for any reasonable out-of-pocket costs, fees and expenses incurred by SB RS and its affiliates in connection with SB RS’ negotiation and execution of the Purchase Agreement, including the reasonable costs, fees and expenses incurred in connection with legal, financial and other advisors and consultants; provided, however, that nothing herein shall obligate CDEV or Centennial to reimburse SB and its affiliates for any costs, fees and expenses incurred by SB RS and its affiliates in connection with the negotiation and execution of the Riverstone Subscription Agreement.

(e)                                  RCS Fee.

(i)                               On the date of Closing, CDEV or Centennial shall pay to RCS the RCS Fee (as defined below) in connection with the effecting of the Closing and related transactions by the parties hereto, by wire transfer in immediately available funds to an account designated by RCS at least two (2) Business Days prior to Closing.  For purposes of this Agreement, the “RCS Fee” shall equal 2% of the equity portion of the Financing (as defined below); provided, however, that such RCS Fee shall be at least Eight Million Dollars ($8,000,000).

(ii)                            RCS hereby represents and warrants to CDEV and Centennial that it is a broker-dealer registered with FINRA (CRD 172056, SEC No. 8-69497).  RCS hereby represents and warrants to CDEV and Centennial that it (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own, lease and operate its properties, carry on its business as now being conducted, and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where the

6

failure to be duly organized, validly existing, or to so qualify or be in good standing has not had and would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on RCS or materially impair or delay the ability of RCS to effectuate the transactions contemplated by this Agreement.

6.                                      Conditions.

(a)                                 Conditions to Each Party’s Obligation to Execute the Assignment Agreement.  The respective obligation of each party to execute the Assignment Agreement is subject to the satisfaction of the following conditions at or prior to the Assignment Date (of which the condition set forth in clause (i) below may be waived jointly by the parties, in whole or in part, to the extent permitted by applicable law):

(i)                         Legal Proceedings.  No suit or other proceeding shall be pending before any court or governmental agency seeking to restrain, prohibit, or declare illegal, the transaction that is the subject of this Agreement.

(ii)                      HSR Approval.  If applicable, the applicable waiting period under the Hart-Scott-Rodino Act in connection with the consummation by Centennial of the transactions contemplated by the Purchase Agreement shall have expired or early termination thereof shall have been sooner granted.

(b)                                 Conditions to SB RS’ Obligations to Execute the Assignment Agreement.  The obligations of SB RS to execute the Assignment Agreement are subject to the satisfaction of the following conditions at or prior to the Assignment Date, any or all of which may be waived by SB RS, in whole or in part, to the extent permitted by applicable law:

(i)                         Representations and Warranties of Centennial.  The representations and warranties of Centennial set forth in Section 4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Assignment Date, as though made on and as of the Assignment Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality” or “Centennial Material Adverse Effect”) would not be reasonably likely to have, individually or in the aggregate, a Centennial Material Adverse Effect.

(ii)                      Performance of Covenants of CDEV and Centennial.  Each of CDEV and Centennial shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by such entity under this Agreement on or prior to the Assignment Date.

(iii)                   Riverstone Offering.  All of the conditions to be satisfied under the Riverstone Subscription Agreement shall have been satisfied (or capable of being satisfied) (except where the failure of any condition to be satisfied or capable of

7

being satisfied is as a result of Riverstone’s breach under the Riverstone Subscription Agreement).

(iv)                  Performance Deposit Reimbursement.  CDEV or Centennial shall have delivered to certain affiliates of SB RS the Performance Deposit Reimbursement as set forth on Schedule A.

(c)                                  Conditions to Centennial’s Obligations to Execute the Assignment Agreement.  The obligations of Centennial to execute the Assignment Agreement are subject to the satisfaction of the following conditions at or prior to the Assignment Date, any or all of which may be waived by Centennial, in whole or in part, to the extent permitted by applicable law:

(i)                         Representations and Warranties of SB RS.  The representations and warranties of SB RS set forth in Section 3 of this Agreement shall be true and correct as of the date of this Agreement and as of the Assignment Date, as though made on and as of the Assignment Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality” or “SB RS Material Adverse Effect”) would not be reasonably likely to have, individually or in the aggregate, a SB RS Material Adverse Effect.

(ii)                      Performance of Covenants of SB RS.  SB RS shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by such entity under this Agreement on or prior to the Assignment Date.

(iii)                   Receipt of Financing Proceeds.  CDEV shall have received debt or equity financing commitments on terms satisfactory to CDEV (the “Financing”) that, when taken together with the net proceeds from the Riverstone Offering, would be sufficient for CDEV to pay the Purchase Price under the Purchase Agreement and the proceeds from the Riverstone Offering and the Financing shall have been funded and received by CDEV.

7.                                      Termination.  This Agreement may be terminated by either party upon written notice to the non-terminating party if (a) the Purchase Agreement has been terminated in accordance with the terms thereof or (b) the closing conditions set forth in Section 6 have not been satisfied or waived by a date that is three (3) Business Days prior to the Outside Date in the Purchase Agreement; provided that, for purposes of clause (b), the terminating party cannot be in material breach of its representations, warranties or covenants set forth in this Agreement.

8.                                      Notices.  Any notice under this Agreement may be given by E-mail, personal delivery, facsimile transmission, U.S. mail (postage prepaid), or commercial delivery service.  Any notice given in accordance herewith shall be deemed to have been given only when delivered to the applicable address below in person, or by courier, during normal business hours

8

on a Business Day (or if delivered or transmitted after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual delivery to the applicable address below during normal business hours on a Business Day after such notice has either been delivered to an overnight courier, deposited in the United States Mail or transmitted by E-mail, as the case may be (or if delivered after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day).

If to SB RS Holdings, LLC or to RCS:

c/o Riverstone Holdings LLC
712 Fifth Avenue, 19th Floor
New York, NY 10019
Attention: Stephen S. Coats
Facsimile (212) 993-0077
E-mail: scoats@riverstonellc.com

With a copy to, which shall not constitute notice:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention: William N. Finnegan IV

Debbie P. Yee

Facsimile (713) 546-5401
E-mail: bill.finnegan@lw.com

debbie.yee@lw.com

If to Centennial Resource Development, Inc. or
Centennial Resource Production, LLC:

1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
Attention: Davis O’Connor
Facsimile: (303) 845-9516
E-mail: doconnor@centennialresource.com

With a copy to, which shall not constitute notice:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Jennifer Bensch

Raymond Gietz

Facsimile (212) 310-8007
E-mail: jennifer.bensch@weil.com

raymond.gietz@weil.com

9

Any party, by written notice to the other, may change the address or the individual to which or to whom notices are to be sent under this Agreement.

9.                                      Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one document.

10.                               Entire Agreement and Amendment. This Agreement constitutes the entire understanding between the parties, replacing and superseding all prior negotiations, discussions, arrangements, agreements and understandings between the parties regarding the subject transaction and subject matter hereof (whether written or oral), excepting any written agreements that may be executed by the parties concurrently or after the execution of this Agreement.  No other agreement, statement, or promise made by any party, or to any employee, officer or agent of any party, that is not contained in this Agreement shall be binding or valid.  This Agreement may be amended, modified, altered, supplemented or revoked only by written agreement signed by duly authorized representatives of each of the parties hereto.

11.                               Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party.  Any purported assignment in violation of this Section 11 shall be void.

12.                               Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT APPLY THE LAW OF ANOTHER JURISDICTION.  EACH OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL DISTRICT COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS SHALL BE EXCLUSIVELY LITIGATED IN THE FEDERAL DISTRICT COURTS LOCATED IN TEXAS.  EACH OF THE PARTIES WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13.                               Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by a court of competent jurisdiction, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either of the parties.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

10

14.                               Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each party further agrees that no other party hereto or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 14, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

[Signature Page Follows.]

11

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

SB RS HOLDINGS, LLC

By:	/s/ Thomas J. Walker
Name:
Title:

RIVERSTONE CAPITAL SERVICES LLC

By:	/s/ Thomas J. Walker
Name:
Title:

[Signature Page to Agreement to Assign]

CENTENNIAL RESOURCE DEVELOPMENT, INC.

By:	/s/ George S. Glyphis
Name: George S. Glyphis
Title: Chief Financial Officer

CENTENNIAL RESOURCE PRODUCTION, LLC

By:	/s/ George S. Glyphis
Name: George S. Glyphis
Title: Chief Financial Officer

[Signature Page to Agreement to Assign]

SCHEDULE A
PERFORMANCE DEPOSIT REIMBURSEMENT

SB RS Affiliate	Portion of Performance Deposit	Additional Reimbursement Amount	Total
Riverstone VI Centennial QB Holdings, L.P.	$31,076,115.49	$32,778.92	$31,108,894.41
Riverstone Non-ECI USRPI AIV, L.P.	2,257,217.85	5,442.06	2,262,659.91
REL US Partnership, LLC	16,666,666.66	40,182.65	16,706,849.31
Total	$50,000,000.00	$78,403.62	$50,078,403.62

EXHIBIT A

PURCHASE AGREEMENT

[see attached]

Exhibit A-1

Execution Version

PURCHASE AND SALE AGREEMENT

BY AND AMONG

SILVERBACK EXPLORATION, LLC

AND

SILVERBACK OPERATING, LLC

AS SELLER

AND

SB RS HOLDINGS, LLC

AS BUYER

ARTICLE 6	CLOSING AND POST-CLOSING OBLIGATIONS	43

6.1	Closing Date	43
6.2	Conditions to Closing	43
6.3	Closing	44
6.4	Post-Closing Obligations	45
6.5	Termination	46

ARTICLE 7	ASSUMED AND RETAINED RIGHTS AND OBLIGATIONS	47

7.1	Seller’s Retained Obligations After Closing	47
7.2	Buyer’s Assumed Obligations After Closing	47
7.3	Buyer’s Plugging and Abandonment Obligations	48
7.4	Buyer’s Environmental Obligations	49

ARTICLE 8	INDEMNITIES	49

8.1	Definition of Losses and Claims	49
8.2	Application of Indemnity	50
8.3	Buyer’s Indemnity	50
8.4	Seller’s Indemnity	51
8.5	Notices and Defenses of Indemnified Claims	52
8.6	NORM	52
8.7	Waiver of Certain Damages	52
8.8	Limitations on Liability of Seller	53
8.9	Survival	53
8.10	Exclusive Remedy	54
8.11	Treatment of Indemnity Payments	54

ARTICLE 9		54

9.1	Recording Expenses	54
9.2	Asset Taxes	54
9.3	Cooperation	55
9.4	Notice	55
9.5	Transfer Taxes	56
9.6	Income Taxes	56
9.7	Incidental Expenses	56

ARTICLE 10	OPERATIONS PENDING CLOSING	56

10.1	Seller’s Covenants Pending Closing	56
10.2	Limitation on Liability	58

ARTICLE 11	MISCELLANEOUS	58

11.1	Imbalances	58
11.2	Suspense Funds	59

11.3	Confidentiality and Public Announcements	59
11.4	Notices	59
11.5	Assignment	61
11.6	Entire Agreement and Amendment	61
11.7	Successors and Assigns	61
11.8	Third Party Beneficiaries	61
11.9	Severability	61
11.10	Counterparts	62
11.11	Governing Law	62
11.12	Exhibits	62
11.13	Waiver	62
11.14	Interpretation	62
11.15	Effect of Termination	64
11.16	Waiver of Right to Rescission	65
11.17	Seller’s Representative	65
11.18	Waiver of Consumer Rights	66
11.19	SEC Filings	66

LIST OF EXHIBITS AND SCHEDULES

Exhibit A, Schedule 1	—	Leases
Exhibit A, Schedule 2	—	Wells
Exhibit A, Schedule 3	—	Easements; Surface Fee Interests
Exhibit A, Schedule 4	—	Related Contracts
Exhibit A, Schedule 5	—	Field Offices
Exhibit A, Schedule 6	—	Vehicles
Exhibit A, Schedule 7	—	Employee, Consultant and Service Provider Contracts
Exhibit B	—	Allocated Value
Exhibit C	—	Form of Escrow Agreement
Exhibit D	—	Form of Assignment
Exhibit E	—	Form of Nonforeign Affidavit
Exhibit F	—	Form of Transition Services Agreement
Schedule 3.2.1	—	Existing Litigation
Schedule 3.2.3	—	Preferential Purchase Rights and Consents to Assign
Schedule 3.2.4	—	Tax Matters
Schedule 3.2.5	—	Production Imbalances
Schedule 3.2.6	—	Suspense Funds
Schedule 3.2.9	—	AFEs
Schedule 3.2.10	—	Rights to Production
Schedule 3.2.11(a)	—	Wells
Schedule 3.2.11(b)	—	Shut-in or Temporarily Abandoned Wells
Schedule 3.2.12	—	Payout Status
Schedule 3.2.13	—	Environmental Matters
Schedule 3.2.15	—	Bonds
Schedule 3.2.16	—	Material Contracts
Schedule 3.2.19	—	Insurance
Schedule 3.2.20	—	Adverse Changes

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is entered into as of November 21, 2016 (the “Execution Date”), by and among Silverback Exploration, LLC, a Delaware limited liability company with offices at 1826 North Loop 1604 West, Suite 250, San Antonio, Texas 78248 (“Silverback”), and Silverback Operating, LLC, a Delaware limited liability company with offices at 1826 North Loop 1604 West, Suite 250, San Antonio, Texas 78248 (“Silverback Operating,” and together with Silverback, collectively, “Seller”), and SB RS Holdings, LLC, a Delaware limited liability company, with offices at 712 Fifth Avenue, 19th Floor, New York, New York 10019 (“Buyer”).

RECITALS:

Seller owns certain oil and gas properties in Reeves County, Texas, together with certain related facilities and contractual rights as described herein.

Buyer desires to acquire all of Seller’s interest in these properties, related facilities and contractual rights.

Seller and Buyer agree to the sale of these properties, related facilities and contractual rights to Buyer on the terms and conditions set forth in this Agreement.  For purposes of this Agreement, the “Effective Time” shall be November 1, 2016, at 7:00 a.m. prevailing Central time.

ARTICLE 1

PROPERTY DESCRIPTION

1.1                               The Property.  Subject to the terms and conditions of this Agreement, Seller shall sell, convey and assign to Buyer, and Buyer shall purchase, pay for, and accept, all of Seller’s right and title to, and interest in, and all privileges and obligations appurtenant to, the following described property rights, interests, privileges and obligations (such property rights, interests, privileges and obligations, save and except the Excluded Assets described in Section 1.2, are hereafter referred to collectively as the “Property”):

1.1.1                     the oil, gas and mineral leases described in Exhibit A, Schedule 1 (collectively, the “Leases”), together with (a) any and all subleases and other leaseholds, royalties, overriding royalties, net profits interests, production payments, mineral fee interests, carried interests, options and other rights to Hydrocarbons in place, (b) any and all other rights, titles and interests of Seller in and to the lands covered or burdened by the Leases (the “Lands”) and (c) all other interests of Seller of any kind or character in and to the Leases and/or Lands, in each case subject to any acreage or depth restrictions described in Exhibit A, Schedule 1;

1.1.2                     all oil, gas and/or condensate wells (whether producing, not producing, plugged or abandoned), water source, water injection and other injection or disposal wells and systems located on or within the geographic boundaries of the Leases, Lands and/or Units, including without limitation those wells described in Exhibit A, Schedule 2 (collectively, the

“Wells”);

1.1.3                     all rights, obligations and interests in any unit or pooled area in which any portion of the Leases, Lands and/or Wells are included, to the extent that these rights, obligations and interests arise from and are associated with the Leases, Lands and/or Wells, including, without limitation, all rights and obligations derived from any unitization, pooling, operating, communitization or other agreement or from any declaration or order of any governmental authority (collectively, the “Units”);

1.1.4                     all equipment, facilities, machinery, flow lines, pipelines, well pads, compressors, tank batteries, fixtures and improvements, SCADA equipment, gathering systems, compression facilities, materials and equipment inventory, abandoned property and junk and other personal property located on (or used in connection with the operation of) the Leases, Lands, Wells, Units or Easements (collectively, the “Equipment”);

1.1.5                     all easements, rights-of-way, licenses, permits, servitudes, surface leases, surface use agreements, surface fee tracts, water rights, fee surface interests and similar rights, obligations and interests to the extent applicable to or used in operating the Leases, Lands, Units, Wells or Equipment, including, without limitation, those described on Exhibit A, Schedule 3 (collectively, the “Easements”);

1.1.6                     all contractual rights, obligations and interests in all agreements and contracts applicable to the other rights, titles and interests included in the definition of the term Property, including unit agreements, farmout agreements, farmin agreements, operating agreements, gathering, transportation, processing and other midstream agreements and Hydrocarbon sales agreements, including, but not limited to, those described in Exhibit A, Schedule 4, insofar and only insofar as they cover and apply to the Leases, Lands, Units, Wells, Equipment or Easements (collectively, the “Related Contracts”);

1.1.7                     subject to Section 1.2.1 and Section 6.4.1, all data and records of Seller in Seller’s possession (including all lease files, right-of-way files, well files, production records, division order files, abstracts, title opinions, contract files, oil and gas sales files, land surveys, logs, maps, engineering data and reports, seismic, geological, geochemical or geophysical data and interpretations of such data, technical evaluations and technical outputs, Asset Tax records and other books, records, data, files and accounting records), in each case to the extent related to any or all of the Leases, Lands, Units, Wells, Equipment, Easements and Related Contracts (collectively, the “Property Records”);

1.1.8                     all field offices, including any office leases or surface fee interests related to any field office and all personal property and equipment located in any such field offices, and inventory yards, if any, described on Exhibit A, Schedule 5;

1.1.9                     to the extent assignable, all right, title and interest of Seller in and to all rights, claims and causes of action to the extent, and only to the extent, that such rights, claims or causes of action are associated with the Property and (a) relate to the period from and after the Effective Time or (b) relate to any of the Buyer’s Assumed Obligations; provided that, at Buyer’s request, Seller shall use its reasonable efforts to enforce, for the benefit of Buyer, at

Buyer’s cost and expense, any right, claim or cause of action that would otherwise be transferred hereunder but is not assignable;

1.1.10              all vehicles used in connection with the ownership or operation of the Property, including those set forth on Exhibit A, Schedule 6;

1.1.11              all Hydrocarbons attributable to the Property, to the extent such Hydrocarbons were produced from and after the Effective Time and all Hydrocarbons for which Seller receives an upward adjustment to the Purchase Price pursuant to Section 2.2; and

1.1.12              to the extent assignable or transferable, confidentiality, non-competition, non-solicitation and other restrictive covenant agreements with employees, consultants or other individual service providers of Seller or any of its Affiliates, but only to the extent relating to any portion of the Property, including those set forth on Exhibit A, Schedule 7.

1.2                               Exclusions from the Property.  Notwithstanding any other provision of this Agreement to the contrary, the Property to be conveyed and assigned under this Agreement does not include the following, all of which are reserved by Seller (collectively, the “Excluded Assets”):

1.2.1                     to the extent not assignable without the payment of money or the securing of a licensor’s consent or which cannot be disclosed to a third Person pursuant to the terms of an applicable agreement (provided that Seller shall use commercially reasonable efforts (which shall not include the payment of money) to seek consent from any such licensor or under any such agreement) all (a) seismic, geological, geochemical or geophysical data licensed by Seller or licensed from a third Person and (b) interpretations or derivative information of such seismic, geological, geochemical or geophysical data;

1.2.2                     Seller’s intellectual property used in developing or operating the Property, including, without limitation, proprietary computer software, computer software licensed from third parties, patents, pending patent applications, trade secrets, copyrights, names, marks and logos;

1.2.3                     Seller’s corporate, financial, accounting and Tax (other than Asset Tax) records and legal files (except title opinions, abstracts and other muniments of title), except that Seller will provide Buyer, upon reasonable request, with copies of the pertinent portions of any Tax records that are necessary for Buyer’s ownership, administration or operation of the Property;

1.2.4                     any of (a) Seller’s proprietary or confidential records or information related to Seller’s business generally (including, without limitation, employee information, internal valuation data, future work plans, business plans, transaction proposals and related information and correspondence, business studies and bids) and (b) documents of Seller protected by any attorney-client privilege (other than title opinions);

1.2.5                     except to the extent there is any directly related adjustment to the Purchase Price or to the extent related to any of Buyer’s Assumed Obligations, trade credits and rebates from contractors, vendors and co-owners (including unpaid joint interest billings) and adjustments or refunds attributable to Seller’s interest in the Property that relate to any period before the Effective Time, including, without limitation, any imbalances attributable to the Property downstream of the Property or at gas processing plants and associated make-up or cash settlement rights, transportation Tax credits and refunds, tariff refunds, take-or-pay claims, insurance premium adjustments and audit adjustments under the Related Contracts;

1.2.6                     except to the extent there is any directly related adjustment to the Purchase Price or to the extent related to any of Buyer’s Assumed Obligations, claims of Seller for refund of or loss carry forwards with respect to: (a) production, windfall profit, severance, ad valorem or any other Taxes attributable to any period prior to the Effective Time; (b) income or franchise taxes; and (c) any taxes attributable to the Excluded Assets;

1.2.7                     except to the extent there is any directly related adjustment to the Purchase Price or to the extent related to any of Buyer’s Assumed Obligations, all deposits, cash, checks in process of collection, cash equivalents, accounts and notes receivable and other funds attributable to any periods before the Effective Time, and security or other deposits made with third parties prior to the Effective Time;

1.2.8                     data and other information that cannot be disclosed or assigned to Buyer as a result of confidentiality, anti-assignment or similar arrangements under agreements with persons unaffiliated with Seller; provided that Seller has used its reasonable efforts (which shall not require the payment of money) to cause such confidentiality restrictions to be waived;

1.2.9                     any and all files, records, contracts, confidentiality agreements and documents relating to Seller’s efforts to sell any portion of the Property (or any other discussions or negotiations regarding the sale or other disposition of any portion of the Property), including, without limitation, any research, valuation or pricing information prepared by Seller and/or its consultants in connection therewith, and any bids or other information received in connection therewith and information and correspondence in connection therewith;

1.2.10              except to the extent there is any directly related adjustment to the Purchase Price or to the extent related to any of Buyer’s Assumed Obligations, all proceeds, benefits, income or revenues with respect to the Property attributable to periods prior to the Effective Time;

1.2.11              all claims, rights and causes of action in favor of Seller arising, occurring or existing prior to the Effective Time with respect to the Property or production from the Property (including, without limitation, any and all royalties, contract rights, insurance claims, receivables, revenues, recoupment rights, recovery rights, accounting adjustments, mispayments, erroneous payments or other claims of any nature in favor of Seller and relating and accruing to any time period prior to the Effective Time), in each case, to the extent, and only to the extent, such claims, rights and causes of action relate to the Seller’s Retained Obligations and/or Claims for which Seller must indemnify Buyer hereunder;

1.2.12              all: (a) personal computer equipment and photocopy machines, wherever located; (b) leased vehicles and equipment for which Buyer does not assume the applicable lease under this Agreement; and (c) third-Person equipment and property located on or used in connection with the Property, including, without limitation, contractor equipment; and

1.2.13              any portion of the Property that is retained by Seller or otherwise excluded from the Property to be acquired by Buyer pursuant to the transactions contemplated in this Agreement, in each case, as expressly provided pursuant to the terms of this Agreement.

1.3                               Ownership of Production from the Property.

1.3.1                     Production Before the Effective Time.  Seller shall be entitled to the proceeds from the sale of all oil, gas, casinghead gas, condensate, distillate and other liquid and gaseous hydrocarbons of every kind or description (“Hydrocarbons”) produced from or attributable to the Property before the Effective Time.  If, on the Effective Time, Hydrocarbons produced from or attributable to the Property before the Effective Time are stored in any Lease or Unit stock tanks (the “Stock Tank Oil”), or in gathering lines or production facilities upstream of the sale or custody transfer meters (or other applicable point at which the transfer of title actually occurs) of the purchaser or processor of Hydrocarbon production from or attributable to the Property (the “Pipeline Inventory”), Buyer shall purchase from Seller the Stock Tank Oil and the Pipeline Inventory at the actual weighted average price received for Hydrocarbons sold from such stock tanks and pipeline sales points during the full calendar month preceding the Effective Time.  If no Hydrocarbons were sold in the preceding month, the actual weighted average price received in the most recent preceding month in which sales occurred shall be used.  Buyer will pay Seller for the Stock Tank Oil and Pipeline Inventory as an adjustment to the Purchase Price, as provided in Section 2.2 and Section 2.3.  The Stock Tank Oil and the Pipeline Inventory will be determined as of the Effective Time.  Absent manifest error, Seller and Buyer will accept the Lease or Unit operator’s tank gauge readings, meter tickets or other inventory records of the Stock Tank Oil and Pipeline Inventory.

1.3.2                     Production After the Effective Time.  After Closing, Buyer shall be entitled to the proceeds from the sale of all Hydrocarbons produced from or attributable to the Property on and after the Effective Time.  Seller has sold or will sell on Buyer’s behalf all Hydrocarbons produced from or attributable to the Property between the Effective Time and the Closing Date, and Seller will credit Buyer for the proceeds of these sales as an adjustment to the Purchase Price, as provided in Section 2.2 and Section 2.3.  Subject to any continuing sale obligations under the Related Contracts, Buyer may sell Hydrocarbons produced from or attributable to the Property on and after the Closing Date as it deems appropriate.

ARTICLE 2

CONSIDERATION

2.1                               Purchase Price and Performance Deposit.

2.1.1                     Purchase Price.  Buyer will pay Seller Eight Hundred, Fifty-Five Million Dollars ($855,000,000) for the Property (the “Purchase Price”).  The Purchase Price shall be adjusted as set forth in this Agreement (the Purchase Price as so adjusted, the “Adjusted Purchase Price”).

2.1.2                     Performance Deposit.  Upon execution of this Agreement, Buyer shall deliver to Citibank, N.A. (“Escrow Agent”) to the account (the “Escrow Account”) specified in the Escrow Agreement dated as of the date hereof by and among the parties and the Escrow Agent (“Escrow Agreement”), a form of which is attached hereto as Exhibit C, as a performance deposit Fifty Million Dollars ($50,000,000) (such amount plus any interest earned thereon, the “Performance Deposit”). The Performance Deposit shall be held by Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement.  The Performance Deposit is solely to ensure the performance of Buyer’s obligations under this Agreement.  If Closing occurs, the Performance Deposit shall be (a) applied as part of the payment of the Adjusted Purchase Price, and the amount of the Adjusted Purchase Price otherwise payable by Buyer at the Closing shall be reduced by that amount, (b) reclassified at Closing to become a portion of the Holdback Amount, and (c) retained by the Escrow Agent as provided for in Section 2.4.  If Closing does not occur, the parties shall instruct the Escrow Agent to release the Performance Deposit to Seller or Buyer pursuant to the applicable provision of Section 11.15 and the Escrow Agreement.

2.2                               Adjustments at Closing.

2.2.1                     Preliminary Settlement Statement.  At Closing, the Purchase Price will be adjusted as set forth in Section 2.1.2, Section 2.2.2 and Section 2.2.3.  No later than three (3) Business Days prior to the Closing Date, Seller will provide Buyer a preliminary settlement statement (the “Preliminary Settlement Statement”) identifying all adjustments known by Seller at the time of the preparation of the Preliminary Settlement Statement to be made at Closing.  Seller and Buyer acknowledge that some items in the Preliminary Settlement Statement may be estimates or otherwise subject to change in the Final Settlement Statement.

2.2.2                     Upward Adjustments.  The Purchase Price will be increased by the following (“Upward Adjustments”):

(a)                                 Seller’s share of all actual production, maintenance and operating costs and expenses, overhead charges under applicable operating agreements and capital expenditures paid or incurred by Seller in connection with the ownership or operation of the Property in the ordinary course (including, without limitation, royalties, minimum royalties, rentals, and prepaid charges), to the extent they are attributable to the Property for periods on and after the Effective Time; provided, however, that for the period of time between the Effective Time and the Closing Date, with respect to those portions of the Property for which no operating agreement is in place, the upward adjustment shall include a charge for overhead in the amount of One Thousand Dollars ($1,000) per Well per month; provided, however, further that, such amounts shall not include any amounts with respect to which it has been determined that Buyer is entitled to receive indemnification from Seller pursuant to Section 8.4 or with respect to any expense of Seller related to any Adverse Environmental Conditions or cure of any Title Defect or cure of any breach of Seller’s representations or warranties hereunder;

(b)                                 the amount of all Asset Taxes prorated to Buyer in accordance with Section 9.2.1 but paid or payable by Seller (excluding, for the avoidance of doubt, any Asset Taxes that were withheld or deducted from the gross amount paid or payable to Seller in connection with a transaction to which Section 2.2.3(c) applies, and therefore were taken into account in determining the “proceeds received” by Seller for purposes of applying Section 2.2.3(c) with respect to such transaction);

(c)                                  (i) Seller’s share of any proceeds from the sale of Hydrocarbons produced from or attributable to the Property and other income from the Property received by Buyer, to the extent they are attributable to the ownership or operation of the Property before the Effective Time, and (ii) the value of any merchantable Stock Tank Oil and Pipeline Inventory (as determined in accordance with Section 1.3.1) less all applicable royalties and Taxes;

(d)                                 to the extent that Seller’s interest in any of the Wells is underproduced with respect to any Hydrocarbons as of the Effective Time, the sum of: (i) with respect to gaseous Hydrocarbons, an amount equal to the product of (A) the underproduced volumes, multiplied by (B) $2.64 per MMBtu; and (ii) with respect to liquid Hydrocarbons, an amount equal to the product of (A) the underproduced volumes multiplied by (B) $46.54 per Bbl; and

(e)                                  any other increases in the Purchase Price specified in this Agreement or otherwise agreed in writing between Seller and Buyer prior to or at Closing.

2.2.3                     Downward Adjustments.  The Purchase Price will be decreased by the following (“Downward Adjustments”):

(a)                                 Seller’s share of all actual production, maintenance and operating costs and expenses, overhead charges under applicable operating agreements and capital expenditures paid or incurred by Buyer in connection with the ownership or operation of the Property in the ordinary course, to the extent they are attributable to the Property for the period before the Effective Time;

(b)                                 the amount of all Asset Taxes prorated to Seller in accordance with Section 9.2.1 but paid or payable by Buyer;

(c)                                  Seller’s share (Buyer’s share after Closing) of any proceeds from the sale of Hydrocarbons (i) produced from or attributable to the Property and other income attributable to the Property and actually received by Seller, to the extent they are attributable to the ownership or operation of the Property on or after the Effective Time and (ii) with respect to merchantable Stock Tank Oil and Pipeline Inventory for which Seller received an adjustment to the Purchase Price pursuant to Section 2.2.2(c)(ii);

(d)                                 the Allocated Value of any Property that is excluded from the Closing pursuant to Section 5.5;

(e)                                  all reductions to the Purchase Price for Title Defects, Environmental Defects, Casualty Losses and Government Takings pursuant to Section 5.3, Section 5.6, and Section 5.7, as applicable;

(f)                                   an amount equal to the Suspense Funds, as provided in Section 11.2;

(g)                                  to the extent that Seller’s interest in any of the Wells is overproduced with respect to any Hydrocarbons as of the Effective Time, the sum of: (i) with respect to gaseous Hydrocarbons, an amount equal to the product of (A) the overproduced volumes multiplied by (B) $2.64 per MMBtu; and (ii) with respect to liquid Hydrocarbons, an amount equal to the product of (A) the overproduced volumes multiplied by (B) $46.54 per Bbl; and

(h)                                 any other decreases in the Purchase Price specified in this Agreement or otherwise agreed in writing between Seller and Buyer.

2.3                               Adjustments After Closing.

2.3.1                     Final Settlement Statement.  Within ninety (90) days after the Closing Date (the “Final Settlement Date”), Seller will prepare a final settlement statement for the Property containing a final reconciliation of the adjustments to the Purchase Price specified in Section 2.2 (the “Final Settlement Statement”).  Seller shall provide or otherwise make available to Buyer such data and information as Buyer reasonably may request supporting the amounts reflected on the Final Settlement Statement to permit Buyer to comment on the Final Settlement Statement.  Buyer will have thirty (30) days after receiving the Final Settlement Statement to provide Seller with written exceptions to any items in the Final Settlement Statement that Buyer believes in good faith to be objectionable.  All items in the Final Settlement Statement that Buyer does not make a timely written exception within such thirty (30) day review period will be deemed to be conclusively accepted by Buyer.

2.3.2                     Payment of Post-Closing Adjustments.  Any adjustments to the Purchase Price (including disputed items as if they were undisputed by Buyer) will be offset against each other so that only one payment is required.  The party owing payment will pay the other party the net post-Closing adjustment to the Purchase Price within ten (10) days after the expiration of Buyer’s thirty (30) day review period for the Final Settlement Statement.  The payment of any disputed items will be subject to the further rights of the parties under Section 2.3.3.

2.3.3                     Resolution of Disputed Items.  After the completion and delivery of the Final Settlement Statement, the parties shall negotiate in good faith to attempt to reach agreement on the amount due with respect to any disputed items in the Final Settlement Statement.  If the parties agree on the amount due with respect to any disputed items, and a payment adjustment is required, the party owing payment will pay the other party within ten (10) days after the parties reach agreement.  If the parties are unable to agree on the amount due with respect to any disputed items within thirty (30) days after Seller receives Buyer’s written exceptions to the Final Settlement Statement, then the disputed items shall be exclusively and finally resolved by arbitration to be conducted in Fort Worth, Texas, by a nationally-recognized independent accounting firm selected by: (i) mutual agreement of Buyer and Seller; or (ii) absent such agreement, by the Dallas office of the American Arbitration Association (the “Accounting Consultant”).  The Accounting Consultant shall not have been engaged to provide substantial work by any party or its Affiliates within the five (5) year period preceding the arbitration.  The Accounting Consultant, once appointed, shall have no ex parte communications with any of the parties concerning the determination required hereunder.  All communications between any party or its Affiliates and the Accounting Consultant shall be conducted in writing, with copies sent simultaneously to the other party in the same manner, or at a meeting or conference call to which the representatives of both parties have been invited and of which such parties have been provided at least five (5) days’ notice.  Within ten (10) days of appointment of the Accounting Consultant, each of Seller and Buyer shall present the Accounting Consultant with its position with respect to the disputed items, and all other supporting information that it desires, with a copy to the other party.  The Accounting Consultant shall also be provided with a copy of this Agreement.  Within thirty (30) days after receipt of such materials and after receipt of any additional information required by the Accounting Consultant, the Accounting Consultant shall make its determination, which shall be in accordance with the terms of this Agreement and shall be within the disputed range, and such determination shall be final and binding upon the parties, without right of appeal, absent manifest error.  The Accounting Consultant may not award damages, interest or penalties to either party with respect to any matter.  Seller and Buyer shall each bear its own legal fees and other costs of presenting its case.  Seller shall bear one-half (1/2) and Buyer shall bear one-half (1/2) of the costs and expenses of the Accounting Consultant.

2.3.4                     Further Revenues and Expenses.  After the completion of the post-Closing adjustments under this Section 2.3: (a) if either party receives revenues that belong to the other party under this Agreement, the party receiving the revenues agrees to promptly remit those revenues to the other party; and (b) if either party pays expenses that are the responsibility of the other party under this Agreement, then the party on whose behalf the expenses were paid agrees to promptly reimburse the other party for the expenses paid on its behalf upon receiving reasonably satisfactory evidence of such payment. However, neither party will be obligated to reimburse the other party for any such expense in excess of Ten Thousand Dollars ($10,000) unless it has been consulted about that expense prior to payment.

2.4                               Post-Closing Escrow.  At Closing, a portion of the Purchase Price equal to Eighty-Five Million Dollars ($85,000,000) less the Performance Deposit (the “Closing Escrow Amount”) will be delivered by Buyer to the Escrow Agent to serve along with the Performance Deposit as security in support of the indemnification obligations of Seller pursuant to Section 8.4.  For purposes of this Agreement and the Escrow Agreement, the “Holdback Amount” shall equal the Closing Escrow Amount delivered by Buyer to the Escrow Agent at Closing plus the Performance Deposit.  The Holdback Amount, together with the interest earned thereon from and after the Closing Date, is referred to herein as the “Escrow Fund.”  The Escrow Fund shall be held in the Escrow Account and released in accordance with the provisions of this Section 2.4 and the Escrow Agreement.  From time to time after Closing, the Escrow Agent shall be jointly instructed in writing by Seller and Buyer to release all or portions of then-remaining Escrow Fund to Buyer or to Seller, in each case, as provided below in this Section 2.4.

2.4.1                     Escrow Claims.  If at any time prior to the date that is twelve (12) months after the Closing Date (such time period, the “Holdback Period”) there are amounts remaining in the Escrow Fund, to the extent that Seller does not promptly (and in any event within thirty (30) days after receipt of a Claim Notice from Buyer) reimburse or pay Buyer for any amounts to which Buyer is entitled with respect to such Claim Notice pursuant to Section 8.4, then Buyer shall be entitled to deliver to Seller written notice (an “Escrow Claim Notice”), which notice shall specify with particularity the nature and amount of Buyer’s claim pursuant to Section 8.4 as set forth in the Claim Notice (the “Escrow Claim”), including specific details of and a specific basis under this Agreement entitling Buyer to such Escrow Claim.  For the avoidance of doubt, Seller may require that Buyer first recover all amounts to which Buyer is entitled hereunder from the Escrow Account to the extent of the Escrow Fund then available if Seller delivers to Buyer and the Escrow Agent executed irrevocable written instructions that instruct the Escrow Agent to deliver to Buyer an amount from the Escrow Fund in respect of such Escrow Claim equal to the lesser of (a) the amount of such Escrow Claim, or (b) the amount of the Escrow Fund then remaining in the Escrow Account.

2.4.2                     Resolution of Escrow Claims.  Upon final resolution of any such Escrow Claim pursuant to the mutual written agreement of Buyer and Seller or as determined by a final, non-appealable judgment of a court of competent jurisdiction in accordance with Section 11.11, if Buyer is entitled to all or any portion of the Escrow Fund then-remaining, then Seller and Buyer shall provide joint written instructions to the Escrow Agent to disburse to Buyer the amount set forth in such joint written instruction, which amount shall be that portion of the Escrow Fund then-remaining in the Escrow Account at such time as would satisfy such Escrow Claim as so finally resolved.

2.4.3                     Partial Release of Escrow Fund.  On the first Business Day following the date that is six (6) months after the Closing Date, Seller and Buyer shall provide joint written instructions to the Escrow Agent to release to Seller fifty percent (50%) of the amount then-remaining in the Escrow Fund, excluding those amounts attributable to any then-outstanding Escrow Claim for which Buyer has in good faith provided an Escrow Claim Notice to Seller in accordance with Section 2.4.1 that have not been previously satisfied, and, with respect to each such outstanding Escrow Claim, each amount attributable thereto (to the extent sufficient funds remain in the Escrow Fund as of such date and if there are insufficient funds remaining in the Escrow Fund as of such date, the entirety of the funds remaining in the Escrow Fund as of such date) shall remain part of the Escrow Fund in the Escrow Account until final resolution of such Escrow Claim pursuant to the mutual written agreement of Buyer and Seller or as determined by a final, non-appealable judgment of a court of competent jurisdiction in accordance with Section 11.11.

2.4.4                     Release of Remaining Escrow Fund.  On the first Business Day following the expiration of the Holdback Period, Seller and Buyer shall provide joint written instructions to the Escrow Agent to release to Seller any amounts then-remaining in the Escrow Fund, excluding those amounts attributable to any then-outstanding Escrow Claim for which Buyer has in good faith provided an Escrow Claim Notice to Seller in accordance with Section 2.4.1 that have not been previously satisfied, and, with respect to each such outstanding Escrow Claim, each amount attributable thereto (to the extent sufficient funds remain in the Escrow Fund as of such date and if there are insufficient funds remaining in the Escrow Fund as of such date, the entirety of the funds remaining in the Escrow Fund as of such date) shall remain part of the Escrow Fund in the Escrow Account until final resolution of such Escrow Claim pursuant to the mutual written agreement of Buyer and Seller or as determined by a final, non-appealable judgment of a court of competent jurisdiction in accordance with Section 11.11.

2.5                               Payment Method.  Unless the parties otherwise agree in writing, all payments under this Agreement will be by wire transfer in immediately available funds to an account designated by the party receiving payment.

2.6                               Principles of Accounting.  The Preliminary Settlement Statement and Final Settlement Statement will be prepared in accordance with accounting principles generally accepted in the petroleum industry, consistently applied, and applicable laws, rules and regulations.

2.7                               Reporting Value of the Property.  Neither party will take any position in preparing financial statements, Tax Returns, reports to shareholders or governmental authorities, or otherwise, that is inconsistent with the allocation of value for the Property in Exhibit B, unless the parties otherwise agree in writing.  The value assigned to each portion of the Property in Exhibit B is hereafter referred to as the “Allocated Value” of that portion of the Property.

2.8                               Section 1031 Exchange.  Seller and Buyer hereby agree that Buyer shall have the right at any time prior to Closing to assign all or a portion of its rights under this Agreement to a “Qualified Intermediary” (as that term is defined in Section 1.1031(k) 1(g)(4)(v) of the Treasury Regulations) in order to accomplish the transaction in a manner that will comply, either in whole or in part, with the requirements of a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”).  Likewise, Seller shall have the right at any time prior to Closing to assign all or a portion of its rights under this Agreement to a Qualified Intermediary for the same purpose.  In the event a party assigns its rights under this Agreement pursuant to this Section 2.8, such party agrees to notify the other parties in writing of such assignment at or before Closing.  If Seller assigns its rights under this Agreement for this purpose, Buyer agrees to: (a) consent to Seller’s assignment of its rights in this Agreement; and (b) pay the Purchase Price into a qualified escrow or qualified trust account at Closing as directed in writing.  If Buyer assigns its rights under this Agreement for this purpose, Seller agrees to: (i) consent to Buyer’s assignment of its rights in this Agreement; (ii) accept the Purchase Price from the qualified escrow or qualified trust account at Closing; and (iii) at Closing, convey and assign directly to Buyer the Property upon satisfaction of the other conditions to Closing and other terms and conditions hereof.  Seller and Buyer acknowledge and agree that any assignment of this Agreement to a Qualified Intermediary shall not delay the Closing, shall not release any party hereto from any of its respective liabilities and obligations (including indemnity obligations) to the other parties hereto under this Agreement, and that no party represents to any other party that any particular Tax treatment will be given to a party as a result thereof.  Seller and Buyer further agree that the party not electing to effect a like-kind exchange will not incur any additional costs, expenses, fees or liabilities as a result of or connected with the like-kind exchange.

2.9                               Allocation of Consideration for Tax Purposes.  The Purchase Price (plus the Buyer’s Assumed Obligations, to the extent properly taken into account under the Code), shall be allocated among the Property in accordance with Section 1060 of the Code and the Treasury regulations promulgated thereunder (and any similar provision of state, local or foreign law, as appropriate) (the “Allocation”).  The Allocation shall be consistent with Exhibit B, and shall be delivered by Buyer to Seller within ten (10) days after the Final Settlement Date for Seller’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Seller and Buyer shall work in good faith to resolve any disputes relating to the Allocation.  If Seller and Buyer are unable to resolve any such dispute, such dispute shall be resolved promptly in accordance with the provisions of Section 2.3.3.  If the Purchase Price is adjusted pursuant to

Section 8.11, the Allocation shall be adjusted as mutually agreed by Buyer and Seller.  Buyer and Seller shall file all Tax Returns (including, but not limited to, Internal Revenue Service Form 8594) consistent with the Allocation.  Neither Buyer nor Seller shall take any Tax position inconsistent with such Allocation and neither Buyer nor Seller shall agree to any proposed adjustment to the Allocation by any Taxing authority without first giving the other party prior written notice; provided, however, that nothing contained herein shall prevent Buyer or Seller from settling any proposed deficiency or adjustment by any Taxing authority based upon or arising out of the Allocation, and neither Buyer nor Seller shall be required to litigate before any court any proposed deficiency or adjustment by any Taxing authority challenging such Allocation.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1                               Reciprocal Representations and Warranties.  By their execution of this Agreement, each entity comprising Seller jointly and severally as to each Seller, and Buyer, as to Buyer, each represent and warrant to the other parties that the following statements are true and accurate as to itself, as of the Execution Date and the Closing Date.

3.1.1                     Legal Entity Authority.  It is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, is duly qualified to carry on its business in the states where the Property is located, and has all the requisite corporate, limited partnership or limited liability company (as applicable) power and authority to enter into and perform this Agreement and any transaction documents related hereto to which it is or will be a party.

3.1.2                     Requisite Approvals.  Upon execution of this Agreement, it will have taken all necessary actions pursuant to its certificate of formation, by-laws, partnership agreement or other governing documents to fully authorize the execution and delivery of this Agreement and any transaction documents related hereto to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby.

3.1.3                     Validity of Obligation.  This Agreement and all other transaction documents it is to execute and deliver pursuant hereto on or before the Closing Date: (a) have been, or with respect to the other transaction documents it is to execute and deliver pursuant hereto on or before the Closing Date at Closing will be, duly executed and delivered by its authorized representatives; (b) constitute its valid and legally binding obligations; and (c) upon execution, are enforceable against it in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.1.4                     No Violation of Contractual Restrictions.  Its execution, delivery and performance of this Agreement and any transaction documents related hereto to which it is or will be a party does not conflict with or violate any provision of any party’s organizational or other governing documents, or any agreement or instrument to which it is a party or by which it is bound, except for (a) the Preferential Rights; (b) the Consents; (c) maintenance of uniform interest provisions; and (d) any other third Person approvals or consents contemplated in this Agreement (including, if applicable, those contemplated by Section 5.9).

3.1.5                     No Violation of Other Legal Restrictions.  Its execution, delivery and performance of this Agreement and all other related documents it is to execute and deliver on or before the Closing Date do not violate any law, rule, regulation, ordinance, judgment, decree or order to which it or the Property is subject.

3.1.6                     Bankruptcy.  There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to its Knowledge, threatened against it or any of its Affiliates.

3.1.7                     Brokers’ Fees.  It has not incurred any obligation for brokers, finders or similar fees or commissions (contingent or otherwise) for which any other party hereto would be liable.

3.1.8                     No Restraining Litigation.  There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or, to its Knowledge, threatened against it before any court or governmental agency that seeks substantial damages in connection with, or seeks to restrain, enjoin, materially impair or prohibit the consummation of all or part of the transaction contemplated in this Agreement.

3.2                               Seller’s Representations and Warranties.  By its execution of this Agreement, each entity comprising Seller jointly and severally represents and warrants to Buyer that the following statements are true and accurate, in each case as of the Execution Date and the Closing Date, unless certain dates are otherwise specified with respect to an applicable statement, in which case the applicable representation and warranty with respect to such statement is made only with respect to such specified dates.

3.2.1                     Lawsuits and Claims.  Except as set forth on Schedule 3.2.1, there is no suit, action or claim pending before any judicial body or arbitration panel, nor any compliance order or similar governmental action pending before a governmental authority or, to Seller’s Knowledge, threatened with respect to any portion of the Property or Seller’s ownership or operation thereof, excepting, in each case, any Adverse Environmental Conditions, the exclusive remedy of which is set out in Section 5.3.

3.2.2                     Compliance with Laws.  Seller has not violated in any material respect, and Seller is in compliance in all material respects with, all applicable laws and orders with respect to the ownership or operation of the Property, excepting, in each case, any Adverse Environmental Conditions, the exclusive remedy of which is set out in Section 5.3. Seller has not received, nor has Knowledge of, any written notice from any governmental authority alleging a material violation by Seller or any of its Affiliates, as applicable, of any laws or orders relating to the Property, excepting Adverse Environmental Conditions, the exclusive remedy of which is set out in Section 5.3.  To Seller’s Knowledge, no third Person operator has violated in any material respect any applicable law or order relating to the operation of any Property by such operator during the period of Seller’s ownership of such Property, excepting Adverse Environmental Conditions, the exclusive remedy of which is set out in Section 5.3.

3.2.3                     Preferential Purchase Rights and Consents to Assign.  Except (a) as disclosed in Schedule 3.2.3, (b) for consents and approvals from any governmental authority for the assignment (directly or indirectly) of the Property to Buyer that are customarily obtained after such assignment of properties similar to the Property, and (c) under contracts that are terminable upon sixty (60) days or less notice without payment of any termination fee, Seller’s interest in the Property is not subject to any Preferential Rights or Consents.  Except as set forth on Schedule 3.2.3, to Seller’s Knowledge, the entry by Seller into this Agreement and all other transaction documents it is to execute and deliver pursuant hereto on or before the Closing Date will not give rise to any right of termination, cancellation or acceleration under any provision of any Lease or Related Contract to which any Seller is a party (relating to the Property) or by which any Property may be bound.

3.2.4                     Tax Matters.  Except as disclosed in Schedule 3.2.4:

(a)                                 all Tax Returns relating to or in connection with Seller’s acquisition, ownership, or operation of the Properties required to be filed have been timely filed and all such Tax Returns are correct and complete in all material respects;

(b)                                 all Taxes relating or applicable to Seller’s acquisition, ownership or operation of the Properties (including ad valorem, property, production, severance and similar Taxes and assessments based on or measured by the ownership of property or the production of Hydrocarbons or the receipt of proceeds therefrom with respect to the Properties) that are or have become due have been timely paid in full, and Seller is not delinquent in the payment of any such Taxes;

(c)                                  there is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax of Seller relating to Seller’s acquisition, ownership or operation of the Properties;

(d)                                 there are no administrative or judicial proceedings pending against the Properties or against Seller relating to or in connection with the Properties by any Taxing authority with respect to Taxes;

(e)                                  all Tax withholding and deposit requirements imposed by applicable law with respect to any of the Properties or the business of Seller have been satisfied in full in all material respects;

(f)                                   Seller is not (a) a “foreign person” within the meaning of Section 1445 of the Code or (b) an entity disregarded as separate from any other Person within the meaning of Section 301.7701-3(a) of the regulations promulgated by the United States Department of Treasury pursuant to and in respect of provisions of the Code; and

(g)                                  none of Seller’s interest in the Property is subject to any Tax partnership, or is otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the of the Code or any similar state statute.

3.2.5                     Production Imbalances.  To Seller’s Knowledge, Schedule 3.2.5 sets forth any Production Imbalances and the source of such Production Imbalance as of the Execution Date.

3.2.6                     Suspense Funds.  Except as set forth in Schedule 3.2.6, Seller does not hold (in escrow or otherwise) any third-Person funds in suspense with respect to production of Hydrocarbons from any of the Property as of the Effective Time. Schedule 3.2.6 sets forth, to Seller’s Knowledge, the third-Person payees of such funds and the amounts owed to each such third-Person payee.

3.2.7                     Governmental Authorizations.  To Seller’s Knowledge, Seller has obtained and is maintaining all material federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications for any of them that are necessary or required by Seller for its ownership or operation of the Property, as applicable, as currently owned or operated by Seller, excepting, in each case, any for which the failure to obtain or maintain would constitute an Adverse Environmental Condition, the exclusive remedy for which is set out in Section 5.3.

3.2.8                     No Prepayments.  There have been no advance, take or pay or other prepayments received by Seller with respect to its interest in the Property that would obligate Seller or Buyer to deliver Hydrocarbon production from any Property after the Effective Time without receiving full payment at the time of delivery.

3.2.9                     AFEs.  With respect to the joint, unit or other operating agreements or operations relating to any Property, except as set forth in Schedule 3.2.9, there are no outstanding calls or payments in excess of One Hundred Thousand Dollars ($100,000) (net to Seller’s interest) under authorities for expenditures (“AFEs”) for payments relating to any Property which are due or which Seller has committed to make which have not been made or that relate to the period from and after the Effective Time.

3.2.10              Rights to Production.  Except as set forth on Schedule 3.2.10 and Production Imbalances, no Person has any call upon any portion of the Hydrocarbons produced from any Property from and after the Effective Time.

3.2.11              Wells.  Except as set forth on Schedule 3.2.11(a), there are no Wells included in the Property in respect of which Seller or any of its Affiliates has received an unresolved order from any governmental authority requiring that such Wells be plugged and abandoned.  All plugged and abandoned Wells that have been plugged and abandoned by Seller have been plugged and abandoned in compliance in all material respects with applicable laws, orders and the terms of the Leases.  All Wells included in the Property drilled by Seller have been drilled and completed by Seller within the geographical boundaries permitted by all applicable Leases and pooling or unit agreements.  Schedule 3.2.11(b) sets forth all shut-in or temporarily abandoned Wells located on the Lands.

3.2.12              Payout Status.  To Seller’s Knowledge, Schedule 3.2.12 contains a list of the status of any “payout” balance, as of the date set forth on such schedule, for the Wells subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms).

3.2.13              Environmental Matters.  Except as set forth on Schedule 3.2.13:

(a)                                 As of the Effective Time, with respect to the Property, Seller has not entered into, or is not subject to, any agreements, consents, orders, decrees, judgments, license or permit conditions, or other directives of any governmental authority based on any applicable Environmental Laws that relate to the future use of any of the Property and that require any remediation or other material change in the present conditions of any Property;

(b)                                 as of the Effective Time, Seller has not received written notice from any Person of any release, disposal, event, condition, circumstance, activity, practice or incident concerning any land, facility, asset or property included in the Property that:  (i) materially interferes with or prevents compliance by Seller or any Property with any Environmental Laws or the terms of any permits, licenses, orders, approvals or other authorizations issued pursuant thereto; or (ii) gives rise to or results in any material common law or other material liability of Seller to any Person; and

(c)                                  to Seller’s Knowledge, all investigations, audits or other reports specifically addressing environmental matters related to Seller’s ownership or operation of any Property, which are in Seller’s or its Affiliates’ possession, have been made available to Buyer.

3.2.14              Drilling Obligations.  Except to the extent of those obligations previously fulfilled by Seller or any of its predecessors, none of the Leases or any Related Contracts that are included in the Property contain express provisions, enforceable by specific performance, obligating Seller to drill any wells on the Property (in no way including provisions requiring optional drilling or any conditional drilling to maintain or earn all or a portion of a Lease).

3.2.15              Bonds.  Schedule 3.2.15 contains a list of all bonds, letters of credit and other similar credit support instruments maintained by any Seller with respect to the Property, true and complete copies of which have been made available to Buyer.

3.2.16              Material Contracts.

(a)                                 Schedule 3.2.16 lists all Related Contracts of the following types (collectively, the “Material Contracts”):

(i)                                     any contract or agreement that can reasonably be expected to result in aggregate payments by Seller of more than One Hundred Thousand Dollars ($100,000) (net to Seller’s interest) during the current or any subsequent fiscal year (based solely on the terms thereof and current quantities, if applicable, without regard to any expected increase in quantities or revenues);

(ii)                                  any contract or agreement that can reasonably be expected to result in aggregate revenues to Seller of more than One Hundred Thousand Dollars ($100,000)

(net to Seller’s interest) during the current or any subsequent fiscal year (based solely on the terms thereof and current quantities, if applicable, without regard to any expected increase in quantities or revenues);

(iii)                               any Hydrocarbon purchase and sale, take or pay, gathering, transportation, processing or similar contract unless terminable by each party without penalty on sixty (60) days or less notice;

(iv)                              any drilling contract;

(v)                                 any contract that is an indenture, mortgage, loan, credit or sale-leaseback, guaranty of any obligation, bonds, letters of credit or similar financial contract that will be binding on Buyer after the Closing or cause any adjustment to the Purchase Price with respect to the period of time from and after the Effective Time;

(vi)                              any contract or agreement that constitutes a lease under which Seller is the lessor or the lessee of real, immovable, personal or movable property which lease (A) cannot be terminated by Seller without penalty upon thirty (30) days or less notice and (B) involves an annual base rental of more than One Hundred Thousand Dollars ($100,000) (net to Seller’s interest);

(vii)                           any contract or agreement that constitutes a non-competition agreement or any agreement that purports to restrict, limit or prohibit the manner in which, or the locations in which, Seller conducts business, including area of mutual interest agreements;

(viii)                        any contract or agreement with any Affiliate of Seller which will be binding on Buyer after the Closing Date or cause any adjustment to the Purchase Price with respect to the period of time from and after the Effective Time;

(ix)                              any contract or agreement that contains a call on production;

(x)                                 any contract or agreement (other than master-work services agreements or similar contracts or agreements) that will be binding on Buyer after Closing where the primary purpose thereof was to indemnify another Person;

(xi)                              any contract or agreement that constitutes a pending purchase and sale agreement, farmout agreement, exploration agreement, participation agreement, development agreement or other contract or agreement providing for the purchase, sale or earning of any material asset;

(xii)                           any contract or agreement that constitutes a joint operating agreement; and

(xiii)                        any contract or agreement that is a seismic or other geophysical acquisition agreement or license that will be binding on Buyer after the Closing.

(b)                                 Copies of all such Material Contracts (and any amendments thereto) have been made available by Seller to Buyer prior to the Execution Date.

(c)                                  To Seller’s Knowledge, (i) all Material Contracts are in full force and effect, (ii) Seller is not in default or otherwise in breach with respect to any of its material obligations under any of such Material Contracts, (iii) no other Person is in default or otherwise in breach with respect to such Person’s material obligations under such Material Contracts and (iv) no event has occurred that with notice or lapse of time or both would constitute any default under any such Material Contract by Seller or by any other Person who is a party to such Material Contract.  Seller has not received or given any unresolved written notice of default or termination with respect to any Material Contract.

3.2.17              Payments.  To Seller’s Knowledge, all rentals, bonuses, royalties and similar payments due under any Lease have been paid in all material respects, except those amounts held by Seller or the operator of such Property in suspense pursuant to applicable Law.

3.2.18              Hedging. Upon Closing, there shall be no agreements for options, swaps, floors, caps, collars, or forward sales involving commodities, commodity prices, or indices based on any of the foregoing, or any similar agreements created or entered into by Seller, affecting or relating to the Property, or for which Buyer shall have any responsibility whatsoever.

3.2.19              Insurance.  Seller has made available to Buyer copies of all certificates of insurance evidencing all policies of insurance applicable to the Property, which are all set forth on Schedule 3.2.19.  Except as set forth on Schedule 3.2.19, (a) to Seller’s Knowledge, all such policies of insurance to which Seller is a party and which relate to the Property are valid, outstanding, and enforceable, (b) will continue in full force and effect immediately prior to the Closing and (c) Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which Seller is a party (or that provides coverage to Seller) and which relate to the Property.

3.2.20              No Adverse Change.  Except as set forth on Schedule 3.2.20, for the period of time between the Effective Time and the Execution Date, with respect to the Property for which Seller is the operator, the Property has been operated in the ordinary course of business consistent with past practices, and, during such period, there has been no event or series of events that if occurring after the Execution Date would require Seller to provide notice to Buyer pursuant to Section 10.1.1(c).

3.2.21              Financial Statements.  Prior to the Execution Date, Seller has provided to Buyer the consolidated financial statements of Seller as of and for the years ended December 31, 2015 and 2014 as audited by BDO USA, LLC, Seller’s auditor (the “Financial Statements”).  To Seller’s Knowledge, the Financial Statements were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects in accordance with the applicable requirements of GAAP the financial position of Seller as of their respective dates and the results of operations and the cash flows of Seller for the periods presented therein.  Prior to the Execution Date, Seller has provided to

Buyer the unaudited consolidated financial statements of Seller as of and for the nine months ended September 30, 2016, that have been prepared by Seller in the ordinary course of business.

3.3                               Buyer’s Representations and Warranties.  By its execution of this Agreement, Buyer represents and warrants to Seller that the following statements are true and accurate, as of the Execution Date and the Closing Date, unless certain dates are otherwise specified with respect to an applicable statement, in which case the applicable representation and warranty with respect to such statement is made only with respect to such specified dates.

3.3.1                     Independent Evaluation.  Buyer is an experienced and knowledgeable investor in the oil and gas business and in the business of purchasing, owning, developing and operating oil and gas properties and related financial and business matters.  Buyer has (and had prior to the negotiations regarding this Agreement) such knowledge and experience in the ownership and operation of oil and gas properties and related financial and business matters as to be able to evaluate the merits and risks of an investment in the Property.  In making the decision to enter into this Agreement, Buyer has been advised by and has relied solely on the representations and warranties provided herein by Buyer and its own expertise and legal, Tax, reservoir engineering, environmental consulting and other professional counsel concerning this transaction, the Property and the value thereof.

3.3.2                     Qualification.  Consummating the transaction contemplated in this Agreement will not cause Buyer to be disqualified or to exceed any acreage limitation imposed by law, statute or regulation.

3.3.3                     Securities Laws and Buyer’s Other Dealings.  Buyer has complied with all federal and state securities laws applicable to Buyer in regard to the purchase and sale of the Property.  Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

3.3.4                     Guaranty.  Riverstone Global Energy and Power Fund VI, L.P. (the “Guarantor”) has delivered to Buyer a guaranty (the “Guaranty”) pursuant to which the Guarantor has agreed to guarantee the obligations of Buyer hereunder.  The Guaranty is in full force and effect, has not been amended or modified and is a legal, valid, binding and enforceable obligation of the Guarantor. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Guarantor under the Guaranty.

3.4                               Representations and Warranties Exclusive.  All representations and warranties contained in this Article 3 are exclusive, and are given in lieu of all other representations and warranties, express or implied.

3.5                               Limitation as to Environmental Matters.  Notwithstanding anything herein to the contrary, other than with respect to the representation provided for in Section 3.2.13, the warranties and representations of Seller in this Agreement do not extend to environmental matters, regulatory permits, compliance with Environmental Laws, or environmental Claims pertaining to the ownership or operation of the Property.  Other than indemnification obligations with respect to a breach of Section 3.2.13, all liabilities and obligations of Seller and Buyer with respect to environmental matters, regulatory permits, compliance with Environmental Laws, and environmental Claims pertaining to the ownership or operation of the Property will be governed solely and exclusively by the provisions of Section 5.3 (including any corresponding adjustments to the Purchase Price related thereto), Section 5.7, Section 7.2, Section 7.3, Section 7.4 and the related indemnification of the Seller Indemnified Parties in Article 8.

3.6                               Limitation as to Title Matters.  Notwithstanding anything herein to the contrary, the warranties and representations of Seller in this Article 3 do not extend to any matter that could be considered to be a Title Defect under this Agreement.  All liabilities and obligations of Seller and Buyer with respect to Title Defects will be governed solely and exclusively by the provisions of Section 5.6 and the Special Warranty.

ARTICLE 4

DISCLAIMER OF WARRANTIES

4.1                               Special Warranty of Title; Encumbrances.  OTHER THAN LIENS THAT WILL BE RELEASED AT CLOSING, SELLER WILL CONVEY THE PROPERTY TO BUYER SUBJECT TO ALL ROYALTIES, OVERRIDING ROYALTIES, BURDENS, LIENS, ENCUMBRANCES AND SURFACE RIGHTS RECORDED IN THE APPROPRIATE REAL PROPERTY RECORDS WHERE THE LEASES ARE RECORDED, AND WITHOUT WARRANTY OF TITLE, EXPRESS, STATUTORY OR IMPLIED, EXCEPT BY, THROUGH OR UNDER SELLER, BUT NOT OTHERWISE (THE “SPECIAL WARRANTY”).  SPECIFICALLY WITH RESPECT TO THE EASEMENTS, SELLER EXPRESSLY DISCLAIMS, AND BUYER HEREBY WAIVES, ALL WARRANTIES AND REPRESENTATIONS THAT SELLER OWNS THE EASEMENTS, THAT THEY ARE IN FORCE AND EFFECT, THAT THEY MAY BE ASSIGNED OR THAT THEY ARE CONTIGUOUS.

4.2                               Condition and Fitness of the Property.  OTHER THAN THE REPRESENTATIONS IN ARTICLE 3 AND THE SPECIAL WARRANTY IN THE ASSIGNMENT, SELLER WILL CONVEY THE PROPERTY TO BUYER WITHOUT ANY EXPRESS, STATUTORY OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WARRANTIES RELATING TO: (a) THE CONDITION OR MERCHANTABILITY OF THE PROPERTY; (b) THE FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE; OR (c) FREEDOM FROM OTHER DEFECTS.  BEFORE CLOSING, BUYER HAS INSPECTED, WILL INSPECT OR HAS OR WILL HAVE BEEN GIVEN THE OPPORTUNITY TO INSPECT, THE PROPERTY AND, SUBJECT TO BUYER’S RIGHTS UNDER ARTICLE 5 AND ARTICLE 8, WILL ACCEPT THE PROPERTY “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND IN ITS PRESENT CONDITION AND STATE OF REPAIR.  WITHOUT LIMITING THE FOREGOING, OTHER THAN THE REPRESENTATIONS IN ARTICLE 3, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO: (i) THE VALUE, QUALITY, QUANTITY, VOLUME OR DELIVERABILITY OF ANY OIL, GAS OR OTHER MINERALS OR RESERVES (IF ANY) IN, UNDER OR ATTRIBUTABLE TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OR

DRILLING OPPORTUNITIES); (ii) GAS BALANCING OR PAYOUT ACCOUNT INFORMATION, ALLOWABLES, OR OTHER REGULATORY MATTERS; (iii) THE PHYSICAL, OPERATING, PERMITTING COMPLIANCE, REGULATORY COMPLIANCE, SAFETY OR ENVIRONMENTAL CONDITION OF THE PROPERTY; (iv) PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR; OR (v) THE GEOLOGICAL OR ENGINEERING CONDITION OF THE PROPERTY OR ANY VALUE THEREOF.

4.3                               Information about the Property.  ABSENT ACTUAL FRAUD AND OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES EACH DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENTS OR COMMUNICATIONS (ORALLY OR IN WRITING) TO THE OTHER PARTY (INCLUDING, BUT NOT LIMITED TO, ANY INFORMATION CONTAINED IN ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ANY SUCH PARTY BY ANY EMPLOYEE, OFFICER, DIRECTOR, AGENT, CONSULTANT, ENGINEER OR ENGINEERING FIRM, TRUSTEE, REPRESENTATIVE, PARTNER, MEMBER, BENEFICIARY, STOCKHOLDER OR CONTRACTOR OF SUCH DISCLAIMING PARTY OR ITS AFFILIATES, INCLUDING, BUT NOT LIMITED TO, THE SEISMIC, GEOLOGICAL, GEOCHEMICAL OR GEOPHYSICAL DATA OR INTERPRETATIONS) WHEREVER AND HOWEVER MADE, INCLUDING THOSE MADE IN ANY DATA ROOM AND ANY SUPPLEMENTS OR AMENDMENTS THERETO OR DURING ANY NEGOTIATIONS WITH RESPECT TO THIS AGREEMENT OR ANY CONFIDENTIALITY OR OTHER AGREEMENT PREVIOUSLY EXECUTED BY THE PARTIES WITH RESPECT TO THE PROPERTY.  OTHER THAN THE REPRESENTATIONS IN ARTICLE 3, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE PROPERTY.  ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY OR ON BEHALF OF SELLER OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY AND BUYER HAS NOT RELIED ON SUCH DATA, BUT BUYER HAS BEEN ADVISED BY AND HAS RELIED SOLELY ON ITS OWN EXPERTISE AND LEGAL, TAX, RESERVOIR ENGINEERING, ENVIRONMENTAL CONSULTING AND OTHER PROFESSIONAL COUNSEL CONCERNING THIS TRANSACTION, THE PROPERTY AND THE VALUE THEREOF.

ARTICLE 5

DUE DILIGENCE REVIEW OF THE PROPERTY

5.1                               Records Review.  To allow Buyer to conduct due diligence with respect to the Property, from and after the Execution Date until the earlier of Closing or the termination of this Agreement, Seller shall make the Property Records available to Buyer and Buyer’s representatives, in a virtual data room and/or at Seller’s applicable office(s) during Seller’s normal business hours.  Seller may have a representative present at all times during Buyer’s review of the Property Records.  With Seller’s permission, Buyer may photocopy the Property Records at its sole expense.  Buyer shall keep confidential all information made available to

Buyer until the Closing Date in accordance with that certain Confidentiality Agreement dated September 20, 2016, by and between Riverstone Investment Group LLC and Silverback (the “Confidentiality Agreement”).  Buyer shall take all reasonable steps necessary to ensure that Buyer’s representatives comply with the provisions of this Section 5.1 and the Confidentiality Agreement, and Buyer shall be responsible for any violation hereof or thereof by any of its representatives.

5.2                               Physical Inspection.  From and after the Execution Date until the earlier of Closing or the termination of this Agreement, Seller will permit Buyer and its representatives, at their sole risk and expense, to conduct inspections of the Property at reasonable times following written request from Buyer.  Seller may have a representative present at all times during Buyer’s inspections of the Property, including, without limitation, during any Phase I Environmental Assessment conducted by or on behalf of Buyer.  Except with respect to any Adverse Environmental Condition discovered by Buyer or Buyer’s representatives, Buyer shall repair any damage to the Property resulting from its inspection and shall INDEMNIFY, DEFEND AND HOLD SELLER AND ITS PARENT, SUBSIDIARY OR AFFILIATE OF ANY TIER, OR ANY OF ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, OWNERS, EMPLOYEES, AGENTS OR PARTNERS HARMLESS from and against any and all Claims arising from or in any way related to Buyer and its representatives inspecting or observing the Property and Seller’s records pursuant to this Article 5, including, without limitation, Claims for personal injuries to or death of any person(s) and damage to real or personal property REGARDLESS OF WHETHER SUCH CLAIMS ARISE OUT OF OR RESULT IN WHOLE OR IN PART, FROM THE CONDITION OF THE PROPERTY OR SELLER’S (OR ITS PARENT’S, SUBSIDIARY’S AND AFFILIATES’ OF ANY TIER, OR ITS OR THEIR RESPECTIVE OFFICERS’, DIRECTORS’, MEMBERS’, MANAGERS’, OWNERS’, EMPLOYEES’, PARTNERS’ AND AGENTS’) SOLE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR FAULT, BUT EXCLUDING IN EACH CASE, CLAIMS TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER (OR ITS PARENT, SUBSIDIARY AND AFFILIATES OF ANY TIER, OR ITS OR THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, OWNERS, EMPLOYEES, PARTNERS AND AGENTS).

5.3                               Environmental Assessment.

5.3.1                     Inspection.  From and after the Execution Date until Closing, Buyer will have the right to conduct a Phase I Environmental Assessment of the Property, subject to the terms set forth in Section 5.2 and this Section 5.3.  The Phase I Environmental Assessment may be conducted by Buyer’s agent or representative, such agent or representative to be Environmental Resources Management Southwest, Inc. or such other agent or representative as is mutually acceptable to Seller and Buyer (the “Inspector”).  For purposes of this Agreement, a “Phase I Environmental Assessment” means an environmental assessment conducted generally consistent with ASTM Standard E1527-13, including: (a) a review of Seller’s and the government’s environmental records; (b) the submission of pre-inspection questionnaires to Seller; (c) a site visit to visually inspect the Property; and (d) interviews with corporate and site personnel of Seller.  A Phase I Environmental Assessment shall not include soil or groundwater sampling or subsurface testing of any kind.  In the event Buyer discovers any matter or condition with respect to any portion of the Property in its Phase I Environmental Assessment that in the Inspector’s reasonable written opinion warrants an ASTM Phase II Environmental Site Assessment, which includes soil sampling (a “Phase II Environmental Assessment”), Buyer may request to conduct such Phase II Environmental Assessment with respect to the portion of the Property specifically identified in the Phase I Environmental Assessment that warrants a Phase II Environmental Assessment.  In the event any Seller or third-Person operator with respect to the Property refuses to allow Buyer to conduct a Phase II Environmental Assessment, Buyer, at its sole election, shall have the right to exclude the affected portion of the Property from the transactions contemplated hereunder and the Purchase Price shall be reduced by the Allocated Value of such portion of the Property.  Any such permission of Seller to conduct a Phase II Environmental Assessment shall not be unreasonably withheld.

5.3.2                     Inspection Results.  Upon Seller’s request, Buyer shall promptly provide a copy of the Inspector’s final Phase I Environmental Assessment (and Phase II Environmental Assessment, if applicable) to Seller, including all appendices or exhibits thereto.  In addition to Buyer’s confidentiality obligations in Section 11.3, Buyer agrees not to disclose the Inspector’s Phase I Environmental Assessment (or Phase II Environmental Assessment, if applicable) or any written reports, data and conclusions of the Inspector (including any drafts) (the “Inspection Results”) or any Seller information reviewed during the Phase I Environmental Assessment to third parties without the prior written agreement of Seller, except as required by law or by the order of a court or regulatory agency, provided that Buyer shall notify Seller in writing not less than twenty-four (24) hours prior to making any such required disclosure, to the extent permitted by law.  This confidentiality obligation shall be effective until the Closing Date.  If Closing does not occur, the confidentiality obligations in Section 11.3 shall continue and the Inspection Results shall be deemed the property of the Seller and Buyer shall provide any remaining copies of the Inspection Results to Seller or promptly destroy such copies.

5.3.3                     Notice of Adverse Environmental Conditions.  Prior to Closing, Buyer may review the Inspection Results for the Property and determine, based on the Inspection Results or any other information as may be available to Buyer, if any Adverse Environmental Conditions exist with respect to the Property.   Buyer shall have the option, in its sole discretion, to notify Seller in writing of any Adverse Environmental Condition it discovers with respect to the Property on or before December 20, 2016 (the “Environmental Claim Date”).  To be effective, such notice must be in writing and must include: (a) a reasonably detailed description of the alleged Adverse Environmental Condition; (b) the Property affected; (c) the Allocated Value of the Property subject to the alleged Adverse Environmental Condition; (d) data and information in Buyer’s and/or the Inspector’s possession reasonably necessary for Seller to substantiate and verify the existence of the alleged Adverse Environmental Condition, including, without limitation, a copy of the Inspection Results, limited to that portion of the Property subject to the Adverse Environmental Condition; and (e) the estimated Environmental Defect Value attributable thereto.  The “Environmental Defect Value” attributable to any Adverse Environmental Condition shall be the estimated cost of any remediation or other corrective action reasonably designed to meet the least restrictive standard or remedy that fully complies with applicable Environmental Laws (including where applicable, engineering or institutional controls or any less stringent standards or remedies resulting from site-specific risk assessments)

based on the current nature of use of the relevant facility or property, on a current cost basis, net to Seller’s interest in the relevant Property (the “Standard”).  The term “Adverse Environmental Condition” means and includes, with respect to any portion of the Property: (a) the failure of the Property (or Seller or any of its Affiliates with respect to the Property or operation of the Property) to be in compliance with applicable Environmental Laws; (b) the Property (or Seller or any of its Affiliates with respect to the Property or operation of the Property) being subject to any uncured notices of violations of or noncompliance with any applicable Environmental Laws; or (c) any hazardous materials or other environmental pollution have been released and are present at any portion of the Property in violation of Environmental Laws or for which any remediation or corrective action is required (or if known, would be required) under any Environmental Law.  The term “Environmental Laws” means any statute, law, common law, ordinance, rule, regulation, code, order, injunction or decree issued by any federal, state or local governmental authority in effect on or before the Execution Date relating to the prevention of pollution, the preservation and restoration of environmental quality, the protection of human health, wildlife or environmentally sensitive areas, the remediation of contamination, the generation, handling, treatment, storage, transportation, disposal or release into the environment of waste materials, or the regulation of or exposure to hazardous or toxic substances, including, without limitation, the federal Oil Pollution Act (OPA), the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the federal Resource Conservation and Recovery Act (RCRA), the federal Clean Water Act, the Toxic Substances Control Act (TSCA), the Hazardous Materials Transportation Act (49 USC § 5101 et seq.), the Texas Health and Safety Code, the Texas Water Code (TWC), the Texas Natural Resources Code, and the federal, state and local rules, regulations, ordinances, orders and governmental directives implementing such statutes.  Subject to and without limiting Seller’s indemnity obligations under this Agreement and Buyer’s remedies for the breach of the representation of Seller set forth in Section 3.2.13, Buyer shall be deemed to have conclusively waived, and Seller shall have no liability for, any Adverse Environmental Condition of which Seller has not been given timely notice in accordance with the requirements of this Section 5.3.3.

5.3.4                     Remedies for Uncured, Unwaived Adverse Environmental Conditions.

(a)                                 For each Adverse Environmental Condition identified prior to the Environmental Claim Date as provided in Section 5.3.3, Seller may elect, at its sole option, with notice to Buyer at any time on or prior to three (3) Business Days before Closing, and without prejudice to the parties continuing right to dispute the existence or nature of or cost to remediate such Adverse Environmental Condition to the Standard, to:

(i)                                     with the written consent of Buyer, remediate the asserted Adverse Environmental Condition to the Standard, with no adjustment to the Purchase Price at Closing, which remediation effort may continue after Closing; provided, however, that until the Adverse Environmental Condition is remediated to the Standard, Seller shall INDEMNIFY, DEFEND AND HOLD HARMLESS Buyer from and against all Claims related to such Adverse Environmental Condition, provided, further, however, that such indemnity shall terminate as to each particular Adverse Environmental Condition when the Adverse Environmental Condition is remediated to the Standard;

(ii)                                  subject to the remaining provisions of this Agreement,

(A) if the Environmental Defect Value is less than the Allocated Value of the affected Property, transfer the affected Property to Buyer at Closing and reduce the Purchase Price by the Environmental Defect Value as agreed upon by Seller and Buyer or determined pursuant to Section 5.3.5 or (B) if the Environmental Defect Value is greater than the Allocated Value of the affected Property retain the affected Property and reduce the Purchase Price by the Allocated Value thereof; or

(iii)                               retain the affected Property and reduce the Purchase Price by the Allocated Value thereof.

Should Seller fail to timely exercise any of the three (3) options stated above, or if there is a dispute as to an Adverse Environmental Condition subject to resolution under Section 5.3.5, then Section 5.3.4(a)(ii) shall apply.

(b)                                 Notwithstanding anything to the contrary in this Section 5.3, Buyer shall have no remedy hereunder for any Adverse Environmental Condition unless: (i) the Environmental Defect Value for such Adverse Environmental Condition exceeds One Hundred Thousand Dollars ($100,000) net to Seller’s interest in the allegedly affected portion of the Property (the “Environmental Threshold”), in which event the value of such defect will be taken into account from first dollar; and (ii) the aggregate Environmental Defect Values for the Adverse Environmental Conditions with Environmental Defect Values exceeding the Environmental Threshold exceeds two and one-half percent (2.5%) of the Purchase Price, and then only to the extent such amount exceeds two and one-half percent (2.5%) of the Purchase Price.

5.3.5                     Adverse Environmental Condition Disputes.

(a)                                 Without prejudice to either party’s position as to the existence or nature of an Adverse Environmental Condition or the cost to remediate an Adverse Environmental Condition to the Standard, Seller and Buyer shall attempt to agree prior to the Closing Date on: (i) the existence of any Adverse Environmental Condition; (ii) Seller’s remediation of any Adverse Environmental Condition to the Standard; and (iii) the Environmental Defect Value associated with any Adverse Environmental Conditions.  If Seller and Buyer are unable to agree on any of the above (collectively or individually, as applicable, the “Disputed Environmental Matters”) prior to the Closing Date, an amount equal to the average of (A) the Environmental Defect Value claimed in good faith by Seller and (B) the Environmental Defect Value claimed in good faith by Buyer, shall be used to determine the Purchase Price to be paid at Closing, and the Disputed Environmental Matters shall be exclusively and finally resolved by expert determination pursuant to Section 5.3.5(b).

(b)                                 Within ten (10) days following the Closing Date, all Disputed Environmental Matters shall be submitted to an environmental consultant with at least ten (10) years’ experience in oil and gas environmental matters as selected by: (i) mutual agreement of Buyer and Seller; or (ii) absent such agreement during such ten (10) day period, by the Dallas office of the American Arbitration Association (the “Environmental Consultant”).  The Environmental Consultant shall not have been employed by any party or its Affiliates within the five (5) year period preceding the arbitration.  The Environmental Consultant, once appointed, shall have no ex parte communications with any of the parties concerning the determination required hereunder.  All communications between any party or its Affiliates and the Environmental Consultant shall be conducted in writing, with copies sent simultaneously to the other party in the same manner, or at a meeting or conference call to which the representatives of both Seller and Buyer have been invited and of which such parties have been provided at least five (5) days’ notice.  Within ten (10) days of appointment of the Environmental Consultant, each of Seller and Buyer shall present the Environmental Consultant with a written statement of its position on the Disputed Environmental Matters, including a written statement of its position with respect to any disputes regarding: (x) the existence of any Adverse Environmental Condition; (y) the proposed remediation of any Adverse Environmental Condition to the Standard; and (z) the estimated Environmental Defect Value, in each case, as applicable, together with all other supporting information that it deems relevant, with a copy to the other party.  The Environmental Consultant shall also be provided with a copy of this Agreement.  Within forty-five (45) days after receipt of such materials and after receipt of any additional information required by the Environmental Consultant, the Environmental Consultant shall make its determination, which shall be final and binding upon all parties, without right of appeal, absent manifest error.  In making its determination, the Environmental Consultant shall be bound by the rules set forth in this Section 5.3.  In no event shall the Environmental Consultant select an amount lower than the amount proposed by Seller nor higher than the amount proposed by Buyer, as applicable.  The Environmental Consultant shall act as an expert for the limited purpose of determining: (A) the existence of any Adverse Environmental Condition in dispute; (B) whether any Adverse Environmental Condition has been remediated to the Standard; and (C) the specific disputed Environmental Defect Values.  The Environmental Consultant may not award damages, interest or penalties to any party with respect to any matter.  Seller and Buyer shall each bear its own legal fees and other costs of presenting its case.  Seller shall bear one-half (1/2) and Buyer shall bear one-half (1/2) of the costs and expenses of the Environmental Consultant.

5.3.6                     Exclusive Remedy.  Subject to and without limiting Seller’s indemnity obligations under this Agreement and Buyer’s remedies for the breach of the representation of Seller set forth in Section 3.2.13, the remedies set forth in Section 8.4.1 with respect to Section 3.2.13 and this Section 5.3 are the sole and exclusive remedies of Buyer with respect to any Adverse Environmental Condition (and all Environmental Obligations arising out of any such Adverse Environmental Condition) attributable to the ownership or operation of the Property by Seller or any of its parent, subsidiary or affiliated entities of any tier prior to the Effective Time, or the condition of the Property prior to the Effective Time, regardless of whether Buyer notifies Seller of any such Adverse Environmental Condition.  Subject to and without limiting Seller’s indemnity obligations under this Agreement and Buyer’s remedies for the breach of the representation of Seller set forth in Section 3.2.13, Seller shall have no liability to Buyer for any such Adverse Environmental Condition (or its related Environmental Obligations) if Buyer fails to notify Seller as provided in Section 5.3.3.

5.4                               Bonding Requirements.  Buyer agrees to promptly purchase and post any and all bonds, supplemental bonds or other securities which may be required of it pursuant to all applicable federal, state and local laws, rules and regulations.

5.5                               Preferential Rights and Consents to Assign.

5.5.1                     Notices to Holders.

(a)                                 If Seller’s right to convey any of the Property to Buyer is subject to third-Person preferential purchase rights, rights of first refusal, or similar rights (collectively, “Preferential Rights”), or third-Person consents to assign or similar rights, excluding consents ordinarily obtained after Closing (collectively, “Consents”), then, as soon as reasonably practical after the Execution Date, but in any event, within ten (10) days following the Execution Date, Seller shall: (i) notify the holders of the Preferential Rights and Consents identified on Schedule 3.2.3 (or any Preferential Rights or Consents subsequently identified that are not on Schedule 3.2.3) or (pursuant to a notice in material compliance with the contractual provisions of such Preferential Rights and Consents) that it intends to transfer the Property to Buyer; (ii) provide the holders of such Preferential Rights and Consents with any information about the transfer of the Property to which they are entitled according to the contractual provisions of such Preferential Rights and Consents; (iii) in the case of such Preferential Rights, request the holders of such Preferential Rights to waive their right to purchase the affected Property and (iv) in the case of such Consents, request the holders of such Consents to consent to the assignment of the affected Property to Buyer.

(b)                                 Before Closing, Seller shall notify Buyer whether: (i) any Preferential Rights are exercised or waived; (ii) any Consents are granted or denied or cannot be obtained before Closing; or (iii) the requisite time periods have elapsed and any Preferential Rights are deemed waived or Consents deemed given by the lapse of such requisite time periods under the applicable agreements.

(c)                                  If any Preferential Rights are exercised, the portion of the Property burdened by the exercised Preferential Right shall be excluded, and the Purchase Price shall be reduced by the Allocated Value of the excluded portion of the Property.  Seller will not be liable to Buyer if any Preferential Rights are exercised, or any Consents are denied, except for the Purchase Price adjustment herein provided.  Buyer shall be obliged to close on all other portions of the Property, subject to Section 5.5.2 and Buyer’s termination right in Section 5.8.

5.5.2                     Remedies.

(a)                                 Preferential Rights.  Before Closing, if any Preferential Right has not been waived or exercised in accordance with its terms, and the time period for such exercise has not expired, the parties shall proceed to Closing as to the portion of the Property burdened by such Preferential Rights without adjustment to the Purchase Price, subject to the further obligations of Buyer and Seller set forth in this Section 5.5.2(a) in the event such Preferential Rights are ultimately exercised after Closing.  After Closing, if: (i) any holder of Preferential Rights has alleged or alleges improper notice of sale; (ii) Seller or Buyer discover, or any third Person alleges, the existence of additional Preferential Rights; or (iii) the time period for exercise of any Preferential Right did not expire before Closing, then, in each case, Seller and Buyer will attempt to obtain waivers of such Preferential Rights.  If Seller and Buyer are unable to obtain waivers of such Preferential Rights, and such Preferential Rights are not deemed waived, or the third Person ultimately establishes and exercises its rights, then Buyer shall re-convey the affected Property (pursuant to an assignment containing a special warranty of title only) to Seller in order that Seller may satisfy all such Preferential Rights obligations and Seller shall simultaneously with such reconveyance refund to Buyer the Allocated Value of such Property.

(b)                                 Consents.

(i)                                                                                     Before Closing, Seller shall use reasonable efforts (which shall not require the payment of money to third Persons) to obtain all Consents.  If Seller is unable to obtain a Consent (other than a Hard Consent), then Seller and Buyer shall proceed to Closing as to the portion of the Property affected by the un-obtained Consent without adjustment to the Purchase Price, subject to the further obligations of Seller and Buyer set forth in this Section 5.5.2(b).  After Closing, Seller shall attempt to obtain any un-obtained Consents (which shall not require the payment of money to third Persons), including Consents alleged by third Persons or identified after Closing, and Buyer shall provide reasonable assistance to Seller.  If Seller is unable to obtain such Consents on or before the Final Settlement Date, then Buyer shall retain ownership of the affected portion of the Property.

(ii)                                                                                  If Seller fails to obtain a Consent prior to Closing and the failure to obtain such consent would cause (or give the lessor or grantor the right to cause) (A) the assignment of the portion of the Property affected thereby to Buyer to be void or (B) the termination of the Lease affected thereby under the express terms thereof (each, a “Hard Consent”), then, in each such case, the affected portion of the Property shall be excluded from the Property to be acquired by Buyer at Closing hereunder and the Purchase Price shall be reduced by the Allocated Value of the portion of the Property so excluded.  In the event that a Hard Consent (with respect to any applicable portion of the Property excluded pursuant to this Section 5.5.2(b)(ii) that was not obtained prior to Closing is obtained prior to the Final Settlement Date, then, Buyer shall purchase, within ten (10) days after such Hard Consent is obtained, such portion of the Property so excluded as a result of such previously un-obtained Hard Consent under the terms of this Agreement for the amount (if any) by which the Purchase Price was reduced at Closing due to the exclusion of such portion of the Property (as such amount is appropriately adjusted in accordance with Section 2.2 with respect to such portion of the Property), and Seller shall assign to Buyer such portion of the Property pursuant to an assignment, in a form substantially similar to the Assignment.

(c)                                  Limitation of Liability.  Except to the extent Seller fails to fulfill its obligations set forth above in this Section 5.5 and subject to Buyer’s remedies for Seller’s breach of the representations and warranties in Section 3.2.3, Buyer shall DEFEND, INDEMNIFY AND HOLD HARMLESS Seller from and against all Claims, actions, causes of action whatsoever that arise out of the failure to obtain waivers of Preferential Rights or the failure to obtain Consents with respect to any transfer by Seller to Buyer of any portion of the Property and with respect to subsequent transfers WHETHER OR NOT SUCH CLAIMS, ACTIONS OR CAUSES OF ACTION ARISE OUT OF THE NEGLIGENCE OF SELLER (INCLUDING SELLER’S SOLE, SIMPLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER).

5.6                               Title Defects.

5.6.1                     Certain Definitions.

(a)                                 Title Defects.  For the purposes of this Agreement, a “Title Defect” means any (1) lien, mortgage, deed of trust, pledge, charge, collateral assignment, security interest or other encumbrance or surface restriction of any kind affecting Seller’s title or interest in the Property; or (2) impairment, encroachment, irregularity, defect in or dispute concerning Seller’s title to the Property that would:

(i)                                     reduce Seller’s Net Revenue Interest in the currently producing formations of any Well below that set forth in Exhibit A, Schedule 2 for such Well;

(ii)                                  increase Seller’s Working Interest in the currently producing formations of any Well above that set forth in Exhibit A, Schedule 2 for such Well, without a corresponding and proportionate increase in Seller’s Net Revenue Interest;

(iii)                               reduce the number of net mineral acres attributable to Seller’s interest in a Lease, insofar as such Lease affects the Target Depth, below that set forth in Exhibit A, Schedule 1 for such Lease; or

(iv)                              reduce Seller’s Net Revenue Interest in a Lease, insofar as such Lease affects the Target Depth, below that set forth in Exhibit A, Schedule 1 for such Lease.

For purposes of this Section 5.6, the “Target Depth” shall refer to the stratigraphic equivalent of the interval shown from 9,515 feet to 12,447 feet on the log of the Petrohawk Operating Company—Oxy Fee “24” Lease, Well No. 1 (API No. 42-389-32637), located in Section 24, Block C18, PSL Survey, A-2150, Reeves County, Texas, unless otherwise limited on Exhibit A, Schedule 1.  For purposes of this Section 5.6, a “net mineral acre” shall mean as to each parcel or tract of land burdened by a Lease, the product of (a) the number of acres of land that are in such parcel or tract (i.e., gross acres), multiplied by (b) the lessor’s undivided interest in the lands covered by such Lease, multiplied by (c) the Seller’s undivided interest in such Lease (provided, however, if items (b) and (c) of the definition vary as to different areas within any tracts or parcels burdened by such Lease, a separate calculation shall be performed with respect to each such area).  Notwithstanding the foregoing, the following shall not be considered Title Defects: (1) any matter based solely on lack of information or documents in Seller’s files; (2) any failure to record federal Leases or assignments thereof in county records; (3) any Adverse Environmental Condition, Production Imbalances set forth on Schedule 3.2.5, Permitted Encumbrance, Consents set forth on Schedule 3.2.3 or Preferential Rights set forth on Schedule 3.2.3; (4) defects arising out of lack of survey (unless required by applicable law); (5) defects that have been cured by applicable laws of limitations or prescription; (6) defects in the chain of title consisting of the mere failure to recite marital status in a document or omissions of successions of heirship or estate proceedings, unless Buyer provides affirmative evidence that such failure or omission has resulted in another Person’s superior claim of title; and (7) the expiration of the primary term of any Lease in effect on the Effective Time.

(b)                                 Permitted Encumbrances.  The term “Permitted Encumbrance” means:

(i)                                     any materialmans’, mechanics’, repairmans’, employees’, contractors’, operators’ or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to construction, maintenance, development, production or operation of the Property, or the production or processing of Hydrocarbons therefrom, that are not yet delinquent;

(ii)                                  any liens for Taxes not yet delinquent;

(iii)                               any liens or security interests created by law or reserved in oil, gas and/or mineral leases for royalty, bonus or rental or for compliance with the terms of leases;

(iv)                              any easements, rights-of-way, servitudes, permits, licenses, surface leases and other rights with respect to surface operations, to the extent such matters do not interfere in any material respect with Seller’s ownership or operation of any portion of the Property;

(v)                                 all royalties, overriding royalties, net profits interests, carried interests, reversionary interests and other burdens, to the extent that the net cumulative effect of such burdens, as to a particular Property, does not operate to reduce Seller’s Net Revenue Interest in such Property below that set forth in the applicable Schedule to Exhibit A;

(vi)                              to the extent not currently triggered, conventional rights of reassignment arising upon surrender or abandonment of any Property;

(vii)                           rights reserved to or vested in any governmental authority to control or regulate any of the Wells and all applicable laws, rules, regulations and orders of such authorities, in each case, so long as the same have not been applied to decrease Seller’s Net Revenue Interest in any Well below that set forth in Exhibit A, Schedule 2 for such Well or increase Seller’s Working Interest in any Well above that set forth in Exhibit A, Schedule 2 for such Well (without a corresponding and proportionate increase in the Net Revenue Interest for such Well);

(viii)                        any defects or irregularities in acknowledgements, unless Buyer provides affirmative evidence that such failure or omission has resulted in another Person’s superior claim of title;

(ix)                              any defects and irregularities arising out of the lack of recorded powers of attorney from corporations or partnerships to execute and deliver documents on their behalf, unless Buyer provides affirmative evidence that such failure or omission has resulted in another Person’s superior claim of title;

(x)                                 any defects or irregularities resulting from prior oil and gas leases, which, on their face, expired more than fifteen (15) years ago and for which there were no production under such leases which would have maintained such leases beyond their primary term;

(xi)                              any defects or irregularities arising out of mortgages, deeds of trust, and other encumbrances, which, by their terms, matured more than fifteen (15) years ago without any (A) extension of said maturity date or (B) cause of action on any underlying debt, but which have not been released of record;

(xii)                           defects or irregularities in title, which, for a period of fifteen (15) years or more have not delayed or prevented Seller (or its predecessors) from receiving its Net Revenue Interest from any Well or Lease and for which no claim was or has been made by any third Person;

(xiii)                        any liens or security interests for which Seller obtains a release on or prior to the Closing Date; or

(xiv)                       with respect to non-producing Leases only, defects arising from any outstanding deed of trust or mortgage burdening the interest of a mineral lessor, which has not been subordinated to the lessee’s interest.

(c)                                  Title Benefit. The term “Title Benefit” means any right, circumstance or condition that operates (i) to increase Seller’s Net Revenue Interest in any Well or Lease above that set forth in Exhibit A, Schedule 1 or Exhibit A, Schedule 2 for such Well or Lease, as applicable, and in the case of a Well, without causing a greater than proportionate increase in Seller’s Working Interest for such Well or (ii) to increase the number of net mineral acres attributable to any Lease above that set forth in Exhibit A, Schedule 1.

5.6.2                     Notice of Title Defects; Defect Adjustments.

(a)                                 Buyer may review title to the Wells and Leases prior to Closing and Buyer shall have the option, in its sole discretion, to notify Seller in writing of any Title Defect it discovers on or before December 20, 2016 (the “Title Claim Date”).  To be effective, such notice shall be in writing and shall include: (i) a reasonably detailed description of the alleged Title Defect(s); (ii) the portion of the Property affected; (iii) the Allocated Value of the portion of the Property subject to the alleged Title Defect(s); (iv) supporting documents in Buyer’s possession reasonably necessary for Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of the alleged Title Defect(s); and (v) the amount by which Buyer reasonably believes the Allocated Value of the applicable portion of the Property is reduced by the alleged Title Defect(s) and the computations and information upon which Buyer’s belief is based.  Subject to and without limiting the Special Warranty, Buyer shall be deemed to have conclusively waived, and Seller shall have no liability for, any Title Defects of which Seller has not been given timely notice on or before the Title Claim Date in accordance with the requirements of this Section 5.6.2.

(b)                                 On or before the Title Claim Date, Seller shall have the right, but not the obligation, to deliver to Buyer written notice of any Title Benefits on or prior to the Title Claim Date and such notice shall include: (i) a reasonably detailed description of the Title

Benefit(s); (ii) the Well or Lease affected; (iii) the Allocated Value of the Well or Lease subject to such Title Benefit(s); (iv) supporting documents in Seller’s possession reasonably necessary for Buyer to verify the existence of the alleged Title Benefit(s), and (v) the amount by which Seller reasonably believes the Allocated Value of the affected Well or Lease is increased by the Title Benefit(s) and the computations and information upon which Seller’s belief is based.  If Buyer discovers any Title Benefit during its due diligence review, then Buyer shall promptly (but in no event less than five (5) Business Days prior to the Title Claim Date) provide informal written notice of such Title Benefit to Seller on or before the Title Claim Date.  Seller shall be deemed to have waived all Title Benefits of which Seller has not given notice in compliance with this Section 5.6.2(b) on or before the Title Claim Date.

(c)                                  Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure or remove on or before the Closing Date any Title Defects of which it has been advised by Buyer prior to the Title Claim Date.  If Seller has commenced to cure such a Title Defect prior to the Closing Date and is pursuing that cure diligently, Seller may elect to continue attempting to cure such Title Defect until the Final Settlement Date, but must provide Buyer notice of such election at least two (2) Business Days prior to the Closing Date.  If Seller elects to attempt to cure any Title Defects pursuant to this Section 5.6.2(c), at Closing, Buyer shall deposit an amount equal to the Title Defect Value of all such Title Defects (as asserted in good faith by Buyer) into an escrow account established with the Escrow Agent, pursuant to the terms of a mutually agreeable escrow agreement, pending agreement by the Parties that the Title Defect has been cured or resolution under Section 5.6.2(i).  Seller’s election to attempt to cure a Title Defect shall not constitute a waiver of Seller’s right to dispute the existence, nature or value of, or cost to cure, the Title Defect.

(d)                                 Seller’s interest in each Well or Lease affected by Title Defects properly reported under Section 5.6.2(a) and not cured prior to the Closing Date shall be assigned to Buyer at Closing subject to all such uncured Title Defects.  If Seller has not provided notice under Section 5.6.2(c) of its election to continue attempting to cure a Title Defect, the Purchase Price shall be adjusted by an amount (the “Title Defect Value”) equal to the reduction in the Allocated Value for the affected Well or Lease caused by such Title Defect, as determined pursuant to Section 5.6.2(f).  If Seller has provided such notice under Section 5.6.2(c), no Purchase Price reduction shall be made until the Final Settlement Date, at which time, if the Title Defect remains uncured, the Purchase Price shall be reduced by the Title Defect Value.  Should the cumulative Title Defect Values with respect to any Well or Lease equal the entire Allocated Value for the affected Property, Buyer shall, within ten (10) days of any such determination, reconvey to Seller all of its rights with respect to such Well or Lease by conveyance without warranty (other than a special warranty of title by, through or under Buyer, but not otherwise) and the Purchase Price shall be decreased in the Final Settlement by the entire Allocated Value for such re-conveyed Well or Lease.

(e)                                  With respect to each Well or Lease affected by Title Benefits reported under Section 5.6.2(b) (or of which Buyer had Knowledge and should have reported under Section 5.6.2(b)), the aggregate Title Defect Value for all Title Defects for which Buyer is entitled to a remedy under Section 5.6.2(d) shall be decreased by an amount (the “Title Benefit Value”) equal to the increase in the Allocated Value for such Well or Lease caused by such Title

Benefits, as determined pursuant to Section 5.6.2(g).  The remedy described in this Section 5.6.2(e) shall be Seller’s sole and exclusive remedy with respect to any Title Benefits.

(f)                                   The Title Defect Value resulting from a Title Defect shall be determined as follows:

(i)                                     if Buyer and Seller agree on the Title Defect Value, that amount shall be the Title Defect Value;

(ii)                                  if the Title Defect is a lien, encumbrance or other charge which is undisputed and liquidated in amount, then the Title Defect Value shall be the amount necessary to be paid to remove the Title Defect from Seller’s interest;

(iii)                               if the Title Defect is of the type described in Section 5.6.1(a)(2)(i), then the Title Defect Value shall be an amount equal to the Allocated Value for such Well, multiplied by (y) one (1) minus (z) a fraction, the numerator of which is Seller’s actual Net Revenue Interest for such Well in the currently producing formations and the denominator of which is the Net Revenue Interest for such Well set forth in Exhibit A, Schedule 2, provided, however, that if the Title Defect does not affect such Well throughout the entire remaining life of such Well, the Title Defect Value so determined shall be reduced to take into account the applicable time period only;

(iv)                              if the Title Defect is of the type described in Section 5.6.1(a)(2)(ii), then the Title Defect Value shall be an amount equal to the diminution in value of such Well in the currently producing formations based on the Allocated Value for such Well and resulting from the increase in such Working Interest in the currently producing formations over the life of the Well;

(v)                                 if the Title Defect is of the type described in Section 5.6.1(a)(2)(iii), then the Title Defect Value shall be an amount equal to the product of (y) the Allocated Value of such Lease multiplied by (z) one (1), minus a fraction, the numerator of which is Seller’s actual net mineral acres covered by such Lease (with respect to the Target Depth) and the denominator of which is the net mineral acres for such Lease (with respect to the Target Depth) set forth in Exhibit A, Schedule 1;

(vi)                              if the Title Defect is of the type described in Section 5.6.1(a)(2)(iv), then the Title Defect Value shall be an amount equal to the product of (y) the Allocated Value of such Lease multiplied by (z) one (1), minus a fraction, the numerator of which is Seller’s actual Net Revenue Interest for such Lease (with respect to the Target Depth) and the denominator of which is the Net Revenue Interest for such Lease (with respect to the Target Depth) set forth in Exhibit A, Schedule 1;

(vii)                           if the Title Defect is of a type not described above, then, in each case, the Title Defect Value shall be determined by taking into account the Allocated Value of the Well or Lease so affected, the portion of Seller’s interest in the Well or Lease affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the affected Well or Lease, the values placed upon the Title Defect by

Buyer and Seller and such other factors as are necessary to make a proper evaluation; and

(viii)                        notwithstanding anything to the contrary in this Section 5.6, Buyer shall have no remedy hereunder for any Title Defect unless: (A) the Title Defect Value for such Title Defect exceeds Fifty Thousand Dollars ($50,000) net to Seller’s interest in the relevant Well or Lease (the “Title Defect Threshold”), in which event the value of such defect will be taken into account from first dollar; and (B) the sum of the aggregate Title Defect Values for Title Defects with Title Defect Values exceeding the Title Defect Threshold exceeds two percent (2%) of the Purchase Price, and then only to the extent such amount exceeds two percent (2%) of the Purchase Price.

(g)                                  The Title Benefit Value for any Title Benefit shall be determined as follows:

(i)                                     if Buyer and Seller agree on the Title Benefits Amount, that amount shall be the Title Benefit Value;

(ii)                                  if the Title Benefit is of the type described in Section 5.6.1(c)(i), then the Title Benefit Value shall be an amount equal to the Allocated Value for such Well or Lease, multiplied by the proportionate increase in such Net Revenue Interest (i.e., the amount by which Seller’s actual Net Revenue Interest is more than the Net Revenue Interest set forth for such Well or Lease on Exhibit A, Schedule 1 or Exhibit A, Schedule 2, divided by the Net Revenue Interest set forth on Exhibit A, Schedule 1 or Exhibit A, Schedule 2, as applicable), provided, however, that if the Title Benefit does not affect such Well or Lease throughout the entire remaining life of such Well or Lease, the Title Benefit Value so determined shall be reduced to take into account the applicable time period only; or

(iii)                               for any other Title Benefits the Title Benefit Value shall be determined by taking into account the Allocated Value of the Well or Lease so affected, the portion of Seller’s interest in the Well or Lease affected by the Title Benefit, the legal effect of the Title Benefit, the potential economic effect of the Title Benefit over the life of the affected Well or Lease, the values placed upon the Title Benefit by Buyer and Seller and such other factors as are necessary to make a proper evaluation.

(h)                                 Seller and Buyer shall attempt to agree prior to the Closing Date on all: (i) Title Defect Values for Title Defects properly asserted prior to the Title Claim Date that Seller elected not to or was unable to cure (except with respect to Title Defects for which Seller provides notice of its election to continue attempting to cure after the Closing Date under Section 5.6.2(c)); and (ii) Title Benefit Values.  If Seller and Buyer are unable to agree by that date, an amount equal to the average (the “Title Defect Value Average”) of (A) the Title Defect Value claimed in good faith by Seller and (B) the Title Defect Value claimed in good faith by Buyer shall be used to determine the Purchase Price to be paid at Closing; and the Title Defect Values and Title Benefit Values in dispute shall be exclusively and finally resolved by expert determination pursuant to Section 5.6.2(i).  Likewise, if by the Final Settlement Date, Seller has failed to cure any Title Defects reported prior to the Title Claim Date with respect to which it provided notice of its election to continue attempting to cure under Section 5.6.2(c), and Seller and Buyer have been unable to agree on the Title Defect Values for such Title Defects, the Title

Defect Value Average shall be used in the Final Settlement Statement, and the Title Defect Values in dispute shall be exclusively and finally resolved by expert determination pursuant to Section 5.6.2(i).

(i)                                     During the ten (10) Business Day period following the Closing Date or following the Final Settlement Date, as applicable, disputed Title Defects, Title Benefits, cures, and Title Defect Values and Title Benefit Values shall be submitted to a title attorney with at least ten (10) years’ experience in oil and gas titles as selected by: (y) mutual agreement of Buyer and Seller; or (z) absent such agreement during the ten (10) Business Day period, by the Dallas office of the American Arbitration Association (the “Title Consultant”).  The Title Consultant shall not have been employed by any party or its Affiliates within the five (5) year period preceding the arbitration.  The Title Consultant, once appointed, shall have no ex parte communications with any of the parties concerning the determination required hereunder.  All communications between any party or its Affiliates and the Title Consultant shall be conducted in writing, with copies sent simultaneously to the other party in the same manner, or at a meeting or conference call to which the representatives of both Seller and Buyer have been invited and of which such parties have been provided at least five (5) days’ notice.  Within ten (10) days of appointment of the Title Consultant, each of Seller and Buyer shall present the Title Consultant with its claim notice or its response, as applicable, and all other supporting information that it desires, with a copy to the other party.  The Title Consultant shall also be provided with a copy of this Agreement.  Within forty-five (45) days after receipt of such materials and after receipt of any additional information required by the Title Consultant, the Title Consultant shall make its determination, which shall be final and binding upon all parties, without right of appeal, absent manifest error.  In making his determination, the Title Consultant shall be bound by the rules set forth in this Section 5.6.  In no event shall any Title Defect Value exceed the estimate given by Buyer in its claim notice delivered in accordance with Section 5.6.2(a), and in no event shall any Title Benefit Value exceed any estimate given by Seller or Buyer in a claim notice delivered in accordance with Section 5.6.2(b).  The Title Consultant shall act as an expert for the limited purpose of determining: (A) the existence of any timely and properly asserted Title Defect or Title Benefit in dispute; (B) whether or to the extent to which any disputed curative action has succeeded in curing a Title Defect; and (C) specific disputed Title Defect Values or Title Benefit Values submitted by either party.  The Title Consultant may not award damages, interest or penalties to either party with respect to any matter.  Seller and Buyer shall each bear its own legal fees and other costs of presenting its case.  Seller shall bear one-half (1/2) and Buyer shall bear one-half (1/2) of the costs and expenses of the Title Consultant.

5.6.3                     Exclusive Remedy.  Except for the Special Warranty, the remedies set forth in this Section 5.6 are Buyer’s exclusive remedies under this Agreement for all title defects (including Title Defects), and Seller shall have no other liability to Buyer with respect to title defects (including Title Defects).

5.7                               Casualty Losses and Government Takings.

5.7.1                     Notice of Casualty Losses and Government Takings.  If, prior to the Closing Date, all or a portion of the Property is damaged or destroyed by fire, flood, storm, or other accident (“Casualty Loss”), or is taken in condemnation or under the right of eminent domain, or if proceedings for such purposes shall be pending or threatened (“Government

Taking”), Seller must promptly notify Buyer in writing of the nature and extent of the Casualty Loss or Government Taking and Seller’s estimate of the cost required to repair or replace that portion of the Property affected by the Casualty Loss or value of the Property taken by the Government Taking.  Notwithstanding the foregoing, no individual matter described above shall be deemed to be or constitute a Casualty Loss unless the estimate of the cost required to repair or replace that portion of the Property affected by the Casualty Loss for such matter exceeds One Hundred Thousand Dollars ($100,000), net to Seller’s interest in the affected portion of the Property, and no Casualty Loss or Government Taking will be considered a Title Defect under Section 5.6.

5.7.2                     Remedies for Casualty Losses and Government Takings.  With respect to each Casualty Loss to or Government Taking of the Property, Seller and Buyer will have the following rights and remedies:

(a)                                 Subject to Buyer’s termination right under Section 5.8, the parties will proceed with Closing and Seller shall elect either: (i) to make a downward adjustment to the Purchase Price by the lower of Seller’s estimate of the cost to repair or replace that portion of the Property affected by the Casualty Loss or the Government Taking or the Allocated Value of the Property subject to the Casualty Loss or taken in the Government Taking, or (ii) if Buyer agrees (in its sole discretion), indemnify Buyer through a document reasonably acceptable to Seller and Buyer against actual costs or expenses that Buyer reasonably incurs to repair or replace the portion of the Property affected by the Casualty Loss or the Government Taking, such amount not to exceed the Allocated Value for such Property.  In the event that any Property is repaired or replaced under clause (ii) above and the repaired or replaced Property is newer than the Property that was damaged, destroyed or taken, or otherwise represents an upgrade from the Property that was damaged, destroyed or taken, Buyer shall bear the portion of the cost of repair or replacement attributable to the reduction in age or increase in quality.

(b)                                 In addition to the remedies set forth in Section 5.7.2(a), Seller and Buyer will have the termination rights in connection with Casualty Losses and Government Takings set forth in Section 5.8.

5.7.3                     Insurance Proceeds and Settlement Payments.  In each case under subparts (a) and (b) of Section 5.7.2, Seller will be entitled to (a) all insurance proceeds with respect to any such Casualty Loss, (b) all sums paid to Seller or Buyer by third Persons by reason of any such Casualty Loss, and (c) all compensation paid to Seller or Buyer with respect to any such Government Taking.

5.7.4                     Change in Condition.  Buyer will assume all risk and loss with respect to any change in the condition of the Property from and after the Effective Time for production of Hydrocarbons through normal depletion (including the watering-out, casing collapse or sand infiltration of any Well), the depreciation of personal property through ordinary wear and tear, and changes arising from Seller’s operations conducted in accordance with Article 10.  None of the events or conditions set forth in this Section 5.7.4 will be considered a Casualty Loss or Title Defect with respect to the Property, nor will they be cause for any other reduction in the Purchase Price, or give rise to any right to terminate this Agreement.

5.8                               Termination Due to Impairments to the Property.  If the sum of (i) all Title Defect Values for Title Defects asserted in good-faith by Buyer pursuant to Section 5.6.2(a) that remain uncured at Closing, less the sum of all Title Benefit Values, plus (ii) all Environmental Defect Values for Adverse Environmental Conditions asserted in good-faith by Buyer pursuant to Section 5.3.3, plus (iii) the Allocated Values of any Property excluded pursuant to Section 5.3.4(a)(iii) and Section 5.5 and/or pursuant to a Governmental Taking, plus (iv) the value of all Casualty Losses that occur after the Execution Date but prior to the Closing Date, exceeds twenty percent (20%) of the Purchase Price, then either Seller or Buyer may terminate this Agreement, and neither party will have any further obligation to conclude the transfer of the Property under this Agreement; provided, however, that Buyer’s indemnity obligations under Section 5.2 and Section 8.3.3 and the obligations under Section 11.3 shall survive such termination.  Any party exercising a right of termination under this Section 5.8 must notify the other party in writing no later than one (1) Business Day before the Scheduled Closing Date of its election to terminate this Agreement pursuant to this Section 5.8.

5.9                               Hart-Scott-Rodino Compliance.  The consummation of the transaction contemplated by this Agreement is subject in all respects to and conditioned upon compliance by the parties with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and rules and regulations promulgated pursuant thereto (the “Hart-Scott-Rodino Act”), to the extent that the Hart-Scott-Rodino Act is applicable to the transaction contemplated by this Agreement.  Buyer and Seller agree to (or to cause its applicable Affiliate to) make such filings with, and provide such information to, the Federal Trade Commission and the Department of Justice with respect to the transaction contemplated by this Agreement as are required in connection with the Hart-Scott-Rodino Act within ten (10) Business Days after the Execution Date.  Buyer agrees to use its best efforts and to take promptly any and all steps and actions necessary to avoid or eliminate each and every impediment that may be asserted by any governmental authority (including, but not limited to, the Federal Trade Commission and the Department of Justice) with respect to the transaction contemplated by this Agreement so as to enable the Closing to occur on the timeframe contemplated by this Agreement.  If filing a Notification and Report Form for the transaction contemplated by this Agreement is required by the Hart-Scott-Rodino Act, Buyer and Seller each agree (i) to request (or cause its applicable Affiliate to request) early termination of the waiting period under the Hart-Scott-Rodino Act, (ii) to respond as promptly as practicable to all inquiries received from the Federal Trade Commission or the Department of Justice for additional information or documentation, (iii) to keep each other apprised of the status of matters relating to the Hart-Scott-Rodino Act, including promptly furnishing the other with copies of any material communications received from the Federal Trade Commission or Department of Justice regarding the transaction, (iv) to permit counsel for the other party a reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to the Federal Trade Commission or Department of Justice, and (v) not to participate in any substantive meeting or discussion, either in person or by telephone, with the Federal Trade Commission or Department of Justice regarding the transaction unless it consults with the other party in advance and, to the extent not prohibited, give the other party the opportunity to attend and participate.  Buyer shall solely bear the cost of any filing fees under the Hart-Scott-Rodino Act.

ARTICLE 6

CLOSING AND POST-CLOSING OBLIGATIONS

6.1                               Closing Date.  The actions and events described in Section 6.3 are the “Closing” of this transaction, which shall be held beginning at 10:00 a.m. prevailing Central time at Seller’s offices located at 1826 North Loop 1604 West, Suite 250, San Antonio, Texas 78248 (or at such other place as the parties may agree in writing) on December 30, 2016 (the “Scheduled Closing Date”) or, if the conditions to closing set forth in Section 6.2 shall not have been satisfied or waived by such Scheduled Closing Date, then two (2) Business Days following the date on which such closing conditions are satisfied or waived (the “Closing Date”).  All events of Closing shall each be deemed to have occurred simultaneously with the other, regardless of when actually occurring, and each will be a condition precedent to the other.  If the Closing occurs, all conditions of Closing shall be deemed to have been satisfied or waived (but Seller’s and Buyer’s warranties, representations and covenants are not waived and will survive the Closing to the extent provided in Section 8.9).

6.2                               Conditions to Closing.  Seller and Buyer, as applicable, will not be obligated to close the transaction described in this Agreement, and will have the right to terminate this Agreement in accordance with Section 6.5, unless each of the conditions to its obligation to close set forth in this Section 6.2 is satisfied on or prior to the Closing, or such party waives in writing in whole or part any such condition to such party’s obligations to close that is unsatisfied on or prior to the Closing.  The inclusion in this Agreement of conditions to Seller’s and Buyer’s obligations to close shall not, in and of itself, constitute a covenant of either Seller or Buyer to satisfy the conditions to the other party’s obligations to close.

6.2.1                     Representations and Warranties.

(a)                                 Seller will not be obligated to close if any representation or warranty made by Buyer in this Agreement is untrue in any material respect as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that refer to a specified date which need only be true and correct in all material respects on and as of such specified date).

(b)                                 Buyer will not be obligated to close if any representation or warranty made by Seller in this Agreement (disregarding all materiality qualifiers contained in any such representation or warranty) is untrue (except for those breaches, if any, of such representations and warranties that in the aggregate would not reasonably be expected to result in a material adverse effect on (i) the ability of Seller to consummate the transactions contemplated by this Agreement or to perform Seller’s obligations hereunder, or (ii) on the ownership, operation, financial condition or value of the Property, taken as a whole) as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that refer to a specified date which need only be true and correct in all material respects on and as of such specified date).

6.2.2                     Performance of Obligations.

(a)                                 Seller will not be obligated to close if, as of the Closing Date, Buyer has not performed in all material respects all obligations under this Agreement that Buyer is required to perform on or before Closing.

(b)                                 Buyer will not be obligated to close if, as of the Closing Date, Seller has not performed in all material respects all obligations under this Agreement that Seller is required to perform on or before Closing.

6.2.3                     Legal Proceedings.  Neither party will be obligated to close if, as of the Closing Date, any suit or other proceeding is pending before any court or governmental agency seeking to restrain, prohibit, or declare illegal, the transaction that is the subject of this Agreement.

6.2.4                     HSR Approval.  If applicable, the applicable waiting period under the Hart-Scott-Rodino Act shall have expired or early termination thereof shall have been sooner granted.

6.2.5                     Closing Deliverables.

(a)                                 Seller will not be obligated to close unless Buyer is ready, willing and able to deliver the closing deliverables to be delivered by Buyer pursuant to Section 6.3.

(b)                                 Buyer will not be obligated to close unless Seller is ready, willing and able to deliver the closing deliverables to be delivered by Seller pursuant to Section 6.3.

6.3                               Closing                                                 At Closing, the following events shall occur:

(a)                                 Seller and Buyer shall each execute the Preliminary Settlement Statement;

(b)                                 Seller shall furnish Buyer with a release of all mortgages, security interests or other similar burdens on the Property, by, through and under Seller and/or its Affiliates, in recordable form (and in sufficient counterparts for recording) and reasonably satisfactory to Buyer.

(c)                                  Buyer shall deliver to Silverback the Adjusted Purchase Price (less the Performance Deposit, less the Closing Escrow Amount and less any amounts to be delivered to the Escrow Agent pursuant to Section 5.6.2(c)), as adjusted by the amount shown on the Preliminary Settlement Statement by wire transfer in immediately available funds to Silverback’s account;

(d)                                 Buyer shall deliver to the Escrow Agent the sum of (i) the Closing Escrow Amount as part of the Holdback Amount described in Section 2.4 and (ii) any amounts to be delivered to the Escrow Agent pursuant to Section 5.6.2(c);

(e)                                  Seller and Buyer shall execute, deliver and acknowledge the assignment document (in sufficient counterparts for recording) for the assignment and conveyance of the Property to be transferred under this Agreement substantially in the form set forth in Exhibit D (the “Assignment”);

(f)                                   Seller shall execute and deliver a Nonforeign Affidavit in the form of Exhibit E;

(g)                                  Buyer shall furnish Seller with copies of all Buyer’s bonds (if any) as required in Section 5.4;

(h)                                 the parties shall execute and deliver any other appropriate assignments, bills of sale, deeds or instruments necessary to transfer the Property to Buyer or to effect and support the transaction contemplated in this Agreement, including any conveyances on official forms and related documentation necessary to transfer the Property and/or, subject to Section 6.4.3, the operatorship thereof (to the extent any such Property was operated by Seller or its Affiliates) to Buyer in accordance with requirements of governmental regulations or any Related Contract;

(i)                                     Seller shall deliver letters in lieu of transfer orders in a form reasonably acceptable to Buyer directing all purchasers of production to make the applicable payment to Buyer of proceeds attributable to production from the Property from and after the Effective Time;

(j)                                    Seller and Buyer shall execute and deliver, or cause to be executed and delivered, a Transition Services Agreement in the form of Exhibit F; and

(k)                                 Seller and Buyer shall execute and deliver any other agreements, instruments and documents which are expressly required by the other terms of this Agreement to be executed and delivered at the Closing.

6.4                               Post-Closing Obligations.  In addition to the parties’ obligations under Article 7, Seller and Buyer (as applicable pursuant to the provisions below) have the following post-Closing obligations:

6.4.1                     Property Records.  Within fifteen (15) days after Closing, Seller, at Seller’s option, shall deliver or make available to Buyer legible copies (paper and electronic, to the extent available) of the Property Records at a location designated by Seller.  Any transportation, postage or delivery costs from Seller’s offices shall be at Buyer’s sole cost, risk and expense.  Buyer shall have the right to access and review the original Property Records at Seller’s office(s) during Seller’s normal business hours.

6.4.2                     Recording and Filing.  Buyer, within thirty (30) days after Closing, shall: (a) record the Assignment and all other instruments that must be recorded to effectuate the transfer of the Property; and (b) file for approval with the applicable federal, state or local agencies the Assignment (to the extent required by applicable law) and all other federal, state or local transfer documents required to effectuate transfer of the Property.  Buyer shall provide

Seller a recorded copy of the Assignment and other recorded instruments, and approved copies of the Assignment and other federal, state or local transfer documents, as soon as they are available.

6.4.3                     Transfer of Operatorship.  It is expressly understood and agreed that Seller shall not be obligated to continue operating any of the Property following the Closing and Buyer hereby assumes full responsibility for operating (or causing the operation of) all Property that was operated by Seller or its Affiliates following the Closing.  Seller makes no representation and/or warranty to Buyer as to the transferability or assignability of operatorship of such wells, but Seller agrees to reasonably cooperate with Buyer and use its commercially reasonable efforts to attempt to cause operatorship of the Property (and any portion thereof) to be transferred to Buyer or Buyer’s designee (it being understood that such shall not require the payment of money by Seller).  Buyer acknowledges that the rights and obligations associated with such wells are governed by applicable agreements and that operatorship will be determined by the terms of those agreements.  Buyer acknowledges that the procedures for contractual succession of operators are governed by applicable operating agreements and assumes all responsibility for the conduct of requisite balloting and any other procedures necessary to elect a successor operator pursuant to applicable operating agreements at the earliest practicable date(s).

6.4.4                     Further Assurances.  Buyer and Seller agree to execute and deliver from time to time such further instruments and do such other acts as may be reasonably requested and necessary to effectuate the purposes of this Agreement.

6.5                               Termination.                       This Agreement may be terminated at any time prior to Closing:

(a)                                 by the mutual prior written consent of Seller and Buyer;

(b)                                 by delivery of written notice from Buyer to Seller if by January 31, 2017 (the “Outside Date”) Buyer is not obligated to close because of any of the provisions of Section 6.2.1(b), Section 6.2.2(b) or Section 6.2.5(b) (and Buyer has not waived such provision or provisions by the Outside Date);

(c)                                  by delivery of written notice from Seller to Buyer if by the Outside Date Seller is not obligated to close because of any of the provisions of Section 6.2.1(a), Section 6.2.2(a) or Section 6.2.5(a) (and Seller has not waived such provision or provisions by the Outside Date);

(d)                                 by Seller’s or Buyer’s delivery of written notice to the other if the party delivering such notice is not obligated to close because of the provisions of Section 6.2.3 or Section 6.2.4; and

(e)                                  by Seller’s or Buyer’s delivery of written notice to the other if the party delivering such notice desires to terminate this Agreement pursuant to Section 5.8;

provided, however, that no party shall be entitled to terminate this Agreement pursuant to any of subsections (b) through (f) above if such party is at such time in material breach of any provision of this Agreement.

ARTICLE 7

ASSUMED AND RETAINED RIGHTS AND OBLIGATIONS

7.1                               Seller’s Retained Obligations After Closing.  Upon and after Closing, Seller will retain all obligations, liabilities, Losses and duties for the matters described in Section 8.4, subject to all applicable limitations herein, including Section 8.8 and Section 8.9 (collectively, the “Seller’s Retained Obligations”).

7.2                               Buyer’s Assumed Obligations After Closing.  Subject to Seller’s indemnity obligations under Section 8.4 and Seller’s obligations under Section 5.3, upon and after Closing, Buyer will assume, pay, perform and discharge when due all obligations, liabilities, Losses and duties associated with the ownership and operation of the Property, whether arising before, on or after the Effective Time, together with all Plugging and Abandonment Obligations, Environmental Obligations, and all other obligations, liabilities and duties assumed by Buyer under this Agreement, and regardless of whether resulting from any acts or omissions of Seller or any of its parent, subsidiary or affiliated entities of any tier, or any of its or their respective officers, directors, managers, members, owners, employees, agents or partners (INCLUDING THOSE ARISING FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY SELLER INDEMNIFIED PARTY, BUT EXCLUDING THOSE TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SELLER INDEMNIFIED PARTY) (collectively, the “Buyer’s Assumed Obligations”).  Without limiting the generality of the foregoing, Buyer’s Assumed Obligations also specifically include:

(a)                                 responsibility for performance of all express and implied obligations and covenants under the terms of the Leases, other instruments in the chain of title, the Related Contracts, Easements and all other orders and contracts to which the Property or the operation thereof is subject;

(b)                                 responsibility for payment of all royalties, overriding royalties, production payments, net profits obligations, rentals and other burdens or encumbrances to which the Property is subject;

(c)                                  subject to Section 11.2, responsibility for proper accounting and administration for and disbursement of production proceeds from the Property, including, without limitation, any Suspense Funds;

(d)                                 responsibility for compliance with all applicable laws, ordinances, rules and regulations pertaining to the Property, and the procurement and maintenance of all permits, consents, authorizations, and bonds required by public authorities in connection with the Property;

(e)                                  subject to Section 11.1, responsibility for all obligations with respect to Production Imbalances; and

(f)                                   responsibility for expenses for which Buyer is responsible as provided in Article 9.

7.3                               Buyer’s Plugging and Abandonment Obligations.

7.3.1                     Description of Obligations.  Subject to Seller’s indemnity obligations under Section 8.4.1 with respect to Section 3.2.10, upon and after Closing, Buyer assumes full responsibility and liability for all plugging and abandonment obligations related to the Property (collectively, “Plugging and Abandonment Obligations”), regardless of whether they are attributable to the ownership or operation of the Property before, on or after the Effective Time and regardless of whether resulting from any acts or omissions of Seller or any of its parent, subsidiary or affiliated entities of any tier, or any of its or their respective officers, directors, members, managers, owners, employees, agents or partners (INCLUDING THOSE ARISING FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY SELLER INDEMNIFIED PARTY, BUT EXCLUDING THOSE TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SELLER INDEMNIFIED PARTY) or the condition of the Property when acquired, including, without limitation:

(a)                                 the necessary and proper plugging, replugging and abandonment of all wells on the Property, whether plugged and abandoned before, on or after the Effective Time;

(b)                                 the necessary and proper removal, abandonment, and disposal of all structures, pipelines, facilities, equipment, abandoned property and junk located on or comprising part of the Property;

(c)                                  the necessary and proper capping and burying of all flow lines associated with the Wells and located on or comprising part of the Property;

(d)                                 the necessary and proper restoration of the Property, both surface and subsurface, as may be required by applicable laws, regulation or contract;

(e)                                  any necessary clean-up or disposal of Property contaminated by naturally occurring radioactive material (“NORM”), as may be required by applicable laws, regulations or contract; and

(f)                                   obtaining and maintaining all bonds, or supplemental or additional bonds, that may be required contractually or by governmental authorities.

7.3.2                     Standard of Operations.  Buyer shall conduct all Plugging and Abandonment Obligations in compliance with all applicable laws and regulations.

7.3.3                     Seller’s Remedies.  If Buyer defaults in the performance of its obligations pursuant to this Section 7.3, Seller, at its option in its sole discretion, and after reasonable notice, may complete, or have completed, the Plugging and Abandonment Obligations at Buyer’s expense.  Exercise of Seller’s rights hereunder shall in no way limit Seller’s rights to seek recovery for any uncompensated damages resulting from such default or to exercise any other legal rights and remedies under this Agreement.  For the avoidance of doubt, Seller shall not be obligated to undertake these obligations.

7.4                               Buyer’s Environmental Obligations.  Subject to Seller’s indemnity obligations under Section 8.4.1 with respect to Section 3.2.13 and obligations under Section 5.3, upon and after Closing, Buyer assumes full responsibility and liability for all of the following occurrences, events, conditions and activities on or related to the Property (collectively, “Environmental Obligations”), regardless of whether arising from the ownership or operation of the Property before, on or after the Effective Time and regardless of whether resulting from any acts or omissions of Seller or any of its parent, subsidiary or affiliated entities of any tier, or any of its or their respective officers, directors, members, managers, owners, employees, agents or partners (INCLUDING THOSE ARISING FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY SELLER INDEMNIFIED PARTY, BUT EXCLUDING THOSE TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SELLER INDEMNIFIED PARTY) or the condition of the Property when acquired:

(a)                                 environmental pollution or contamination of any nature or type, including pollution or contamination of the soil, groundwater or air by Hydrocarbons, drilling fluid or other chemicals, brine, produced water, NORM, or any other substance;

(b)                                 underground injection activities and waste disposal on the Property;

(c)                                  clean-up responses, and the cost of remediation, control, assessment or compliance with respect to surface and subsurface pollution caused by spills, pits, ponds, lagoons or subsurface storage tanks;

(d)                                 non-compliance with applicable land use, surface disturbance, licensing or notification rules, regulations, demands or orders of appropriate state or federal regulatory agencies;

(e)                                  disposal on the Property of any hazardous substances, wastes, materials and products generated by or used in connection with the ownership or operation of the Property; and

(f)                                   non-compliance with Environmental Laws.

ARTICLE 8

INDEMNITIES

8.1                               Definition of Losses and Claims.

8.1.1                     Losses.  As used in this Agreement, the term “Losses” means any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due to become due or otherwise), diminution in value, monetary damages, fees, Taxes, interest obligations, deficiencies and losses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses incurred in investigating and preparing for or in connection with any Claim).

8.1.2                     Claims.  As used in this Agreement, the term “Claims” means any and all Losses, demands, liabilities, damages, expenses, fines, penalties, costs, claims, actions, causes of action and judgments, including claims for (a) breaches of contract; (b) loss or damage to property (real or personal), injury to or death of any person (including illness and disease) and other tortious injury; and (c) violations of applicable laws, rules, regulations, orders or any other legal right or duty actionable at law or equity.

8.2                               Application of Indemnity.

8.2.1                     Covered Claims and Parties.  All indemnities set forth in this Article 8, and all other indemnities set out in any other Section of this Agreement, shall extend to the benefit of the Seller Indemnified Parties and the Buyer Indemnified Parties, as applicable.  The indemnities set forth in this Agreement do not extend to: (a) any part of an indemnified Claim that is the result of the gross negligence or willful misconduct of the indemnified party; or (b) punitive damages assessed against the indemnified party arising from the acts or omissions of the indemnified party (other than any such damages suffered by a third Person for which such Person is entitled to indemnity hereunder has been held liable).

8.2.2                     Express Negligence Disclosure.  UNLESS THIS AGREEMENT EXPRESSLY PROVIDES TO THE CONTRARY, THE INDEMNITY, RELEASE, WAIVER AND ASSUMPTION PROVISIONS SET FORTH IN THIS AGREEMENT APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY (OR ANY PARENT, SUBSIDIARY AND AFFILIATE OF ANY TIER OF THE INDEMNIFIED PARTY, AND ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, OWNERS, MEMBERS, MANAGERS, EMPLOYEES, PARTNERS AND AGENTS) CAUSES, IN WHOLE OR PART, AN INDEMNIFIED CLAIM, INCLUDING, WITHOUT LIMITATION, INDEMNIFIED CLAIMS ARISING OUT OF OR RESULTING, IN WHOLE OR IN PART, FROM, OUT OF OR IN CONNECTION WITH THE CONDITION OF THE PROPERTY OR THE INDEMNIFIED PARTY’S (OR ITS’ PARENT’S, SUBSIDIARY’S AND AFFILIATES’ OF ANY TIER, AND ITS AND THEIR RESPECTIVE OFFICERS’, DIRECTORS’, OWNERS’, MEMBERS’, MANAGERS’, EMPLOYEES’, PARTNERS’ AND AGENTS’) SOLE OR CONCURRENT NEGLIGENCE OF ANY DEGREE, STRICT LIABILITY OR FAULT.  BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

8.3                               Buyer’s Indemnity.  From and after Closing, Buyer SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS Seller and its Affiliates together with its and their managers, members, partners, officers, directors, agents, owners, representatives, consultants and employees (collectively, the “Seller Indemnified Parties”) from and against any and all Claims caused by, resulting from or incidental to:

8.3.1                     Buyer’s Assumed Obligations, including, without limitation, the Plugging and Abandonment Obligations and the Environmental Obligations;

8.3.2                     any obligations for brokerage or finder’s fee or commission incurred by Buyer in connection with its purchase of the Property; and

8.3.3                     any breach of the representations and warranties of Buyer contained in this Agreement, or any breach or failure to perform any covenant or obligation of Buyer contained in this Agreement;

but excepting in each case Claims against which Seller would be required to indemnify Buyer under Section 8.4 (subject to the limitations set forth herein, including, without limitation, the provisions of Section 8.8 and Section 8.9).

8.4                               Seller’s Indemnity.  Subject to the provisions of this Article 8 (including, without limitation, the provisions of Section 8.8 and Section 8.9), from and after Closing, Seller SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS Buyer and its Affiliates together with its and their managers, members, partners, officers, directors, agents, owners, representatives, consultants and employees (collectively, the “Buyer Indemnified Parties”) from and against any and all Claims caused by, resulting from or incidental to:

8.4.1                     any breach of the representations and warranties of Seller contained in this Agreement;

8.4.2                     any breach or failure to perform any covenant or obligation of Seller contained in this Agreement;

8.4.3                     the payment, underpayment or nonpayment of royalties, overriding royalties, production payments, net profits payments, amounts owed to co-working interest owners, escheat obligations or other payments (other than any Suspense Funds for which Buyer received a reduction in the Purchase Price at Closing) directly related to the production of Hydrocarbons from the Property or the proper accounting or payment to parties for their interests in each, to the extent relating to the period of time prior to the Effective Time;

8.4.4                     any liability of Seller, or otherwise imposed on the Properties, in respect of any Tax, including without limitation, any liability of Seller for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, but excluding any Asset Taxes to the extent specifically allocated to Buyer pursuant to Article 9 or any Transfer Taxes;

8.4.5                     all obligations of Seller or its Affiliates relating to the employment or service of any individuals by Seller or its Affiliates or the termination of employment or service of any individuals by Seller or its Affiliates, including all obligations and liabilities owed to any employees of Seller or its Affiliates arising under any employee benefit or welfare plan maintained by Seller or its Affiliates;

8.4.6                     any contamination or condition that is the result of disposal or transportation by Seller or its Affiliates of any hazardous substances attributable to its ownership or operation of the Property to any commercial disposal facility not on the Property or lands pooled or unitized therewith and attributable to the period of time prior to the Effective Time;

8.4.7                     any civil fines or penalties or criminal sanctions imposed on Seller or its Affiliates to the extent relating to any pre-Closing violation of law (excluding Environmental Laws (the sole remedy for the violation of which is addressed under Section 8.4.1 with respect to Section 3.2.13 and under Section 5.3)) by Seller or any of its Affiliates;

8.4.8                     any personal injury or death related to Seller’s ownership or operation of the Property, occurring on or attributable to the Property and arising prior to the Closing Date;

8.4.9                     any matters set forth on Schedule 3.2.1 and any matters that would have been set forth on such Schedule but for Seller’s breach of Section 3.2.1;

8.4.10              Seller’s or its Affiliates’ gross negligence or willful misconduct in connection with the ownership or operation of the Property through the Closing Date; and

8.4.11              the Excluded Assets.

8.5                               Notices and Defenses of Indemnified Claims.  Each party shall promptly notify the other party of any Claim of which it becomes aware and for which it is entitled to indemnification from the other party under this Agreement (each, a “Claim Notice”).  The indemnifying party is obligated to defend at the indemnifying party’s sole expense any litigation or other administrative or adversarial proceeding against the indemnified party relating to any Claim for which the indemnifying party has agreed to indemnify and hold the indemnified party harmless under this Agreement.  However, the indemnified party shall have the right to participate with the indemnifying party in the defense of any such Claim at its own expense.

8.6                               NORM.  BUYER ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT OIL AND GAS PRODUCING FORMATIONS CAN CONTAIN NORM.  SCALE FORMATION OR SLUDGE DEPOSITS CAN CONCENTRATE LOW LEVELS OF NORM ON EQUIPMENT, MATERIALS AND OTHER PROPERTY.  SOME OR ALL OF THE EQUIPMENT, MATERIALS AND OTHER PROPERTY SUBJECT TO THIS AGREEMENT MAY HAVE LEVELS OF NORM ABOVE BACKGROUND LEVELS.  A HEALTH HAZARD MAY EXIST IN CONNECTION WITH THIS EQUIPMENT, MATERIALS AND OTHER PROPERTY BY REASON THEREOF.  THEREFORE, BUYER MAY NEED TO FOLLOW SAFETY PROCEDURES WHEN HANDLING THIS EQUIPMENT, MATERIALS AND OTHER PROPERTY.

8.7                               Waiver of Certain Damages.  NEITHER BUYER NOR SELLER SHALL BE ENTITLED TO RECOVER FROM THE OTHER, RESPECTIVELY, AND EACH PARTY RELEASES THE OTHER PARTY FROM, ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT ANY AMOUNT IN EXCESS OF THE ACTUAL DIRECT DAMAGES, COURT COSTS AND REASONABLE ATTORNEYS FEES, SUFFERED BY SUCH PARTY.  BUYER AND SELLER BOTH WAIVE, AND RELEASE THE OTHER FROM, ANY RIGHT TO RECOVER

LOST PROFITS, PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES ARISING OUT OF, RESULTING FROM OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; PROVIDED, HOWEVER, ANY SUCH DAMAGES RECOVERED BY A THIRD PERSON (OTHER THAN THE SELLER INDEMNIFIED PARTIES AND BUYER INDEMNIFIED PARTIES) FOR WHICH A PARTY OWES THE OTHER PARTY AN INDEMNITY UNDER THIS ARTICLE 8 SHALL NOT BE WAIVED.

8.8                               Limitations on Liability of Seller.  Notwithstanding anything to the contrary herein, Seller’s indemnity obligations pursuant to Section 8.4 shall be subject to the following limitations:

8.8.1                     Seller shall have no liability for any Claim under Section 8.4.1 (other than Claims for breaches of any Fundamental Representation) in the event each such Claim is less than One Hundred Thousand Dollars ($100,000), in which case such Claim will not apply toward the Deductible Amount or be indemnifiable hereunder.

8.8.2                     Seller shall have no liability for any Claims under Section 8.4.1 until, and only to the extent that, the aggregate amount of all such Claims actually incurred by Buyer thereunder (excluding Claims for which Section 8.8.1 applies) exceeds an amount equal to two percent (2%) of the Purchase Price (the “Deductible Amount”), in which event Seller’s indemnity obligations under Section 8.4.1 shall apply only to Claims (excluding Claims for which Section 8.8.1 applies) to the extent that they exceed the Deductible Amount (subject to the maximum liability provided for in Section 8.8.3 below); provided, however, the limitation in this Section 8.8.2 shall not apply to any Claims for breach of any Fundamental Representation.

8.8.3                     In no event shall Seller’s aggregate liability for any Claims under Section 8.4.1 or Section 8.4.2 exceed ten percent (10%) of the Purchase Price (the “Cap Amount”), and Buyer waives and releases and shall have no recourse against Seller for any Claims under Section 8.4.1 or Section 8.4.2 in excess of such Cap Amount; provided, however, the limitation in this Section 8.8.3 shall not apply to (and Buyer does not waive or release) any Claims for breach of any Fundamental Representation or breach of any covenant in Article 9.

8.9                               Survival.  All of the covenants, agreements, representations and warranties made by the parties in this Agreement will survive the Closing, the execution and delivery of the Assignment and other instruments under this Agreement, and the transfer of the Property between the parties, and they shall not be merged into or superseded by the Assignment or other documents delivered at Closing.  Notwithstanding anything herein to the contrary, Buyer will not be entitled to make a Claim against Seller: (1) in connection with any breach of or inaccuracy in any of the representations and warranties contained in Section 3.1 and Section 3.2 (other than the Fundamental Representations) unless Buyer notifies Seller of that Claim in writing pursuant to a Claim Notice within twelve (12) months after the Closing Date, (2) in connection with Seller’s failure to perform or satisfy its covenants or other agreements in this Agreement to be performed prior to Closing unless Buyer notifies Seller of that Claim in writing pursuant to a Claim Notice within twelve (12) months after the Closing Date; (3) in connection with Seller’s failure to perform or satisfy its covenants or other agreements in this Agreement to be performed on or after Closing (other than any covenant in Section 8.4.4 or Article 9) unless Buyer notifies Seller of that Claim in writing pursuant to a Claim Notice within thirty-six (36) months after the Closing Date or (4) in connection with Seller’s failure to perform or satisfy its covenants or other agreements in Section 8.4.4 or Article 9 unless Buyer notifies Seller of that Claim in writing pursuant to a Claim Notice within thirty (30) days following the expiration of the applicable statute of limitations.

8.10                        Exclusive Remedy.  If Closing occurs, absent actual fraud, the right of indemnification set forth in Section 5.2, Section 5.3.4, Section 5.5.2(c), this Article 8 and Section 11.1 shall be the sole and exclusive remedy of the parties to this Agreement and all indemnified parties for the breach of any representation or warranty or any covenant or agreement set forth in this Agreement, and each party hereto covenants and agrees not to seek or assert any other remedy with respect thereto following Closing; provided, however, that the foregoing shall not limit the right of any party hereto to seek any equitable remedy available to enforce the rights of such party under this Agreement.

8.11                        Treatment of Indemnity Payments.  Any payment pursuant to this Article 8 shall be treated for Tax purposes as an adjustment to the Purchase Price except to the extent otherwise required by applicable law.

ARTICLE 9

TAXES AND EXPENSES

9.1                               Recording Expenses.  Buyer shall pay all costs of recording and filing the Assignment for the Property, all other state and federal transfer documents, and all other instruments that must be filed to effectuate the transfer of the Property.

9.2                               Asset Taxes.

9.2.1                     Seller shall retain responsibility for, and shall bear and pay, all ad valorem, property, excise, sales, use severance, production or similar Taxes (including any interest, fine, penalty or additions to Tax imposed by a governmental authority in connection with such Taxes) based upon operation or ownership of the Properties or the production of Hydrocarbons therefrom (“Asset Taxes”)  for (i) any period ending prior to the Effective Time, and (ii) the portion of any Tax period beginning before and ending after the Effective Time (a “Straddle Period”) ending immediately prior to the Effective Time.  All Asset Taxes with respect to the ownership or operation of the Properties arising on or after the Effective Time (including all Straddle Period Asset Taxes not apportioned to Seller) shall be allocated to and borne by Buyer.  Upon determination of the actual amount of Asset Taxes, to the extent not taken into account under Section 2.2, payments will be made to cause the appropriate party to bear the Asset Taxes allocable to such Person under this Section 9.2.1.  For purposes of allocation between the parties of Asset Taxes that are payable with respect to Straddle Periods, the portion of any such Taxes that are attributable to the portion of the Straddle Period that ends immediately prior to the Effective Time shall (A) in the case of Taxes that are based upon or related to income or receipts or imposed on a transactional basis, be deemed equal to the amount that would be payable if the Tax year or period ended immediately prior to the Effective Time; and (B) in the case of other Taxes, be allocated pro rata per day between the period immediately prior to the Effective Time and the period beginning on the Effective Time.  For purposes of clause (A) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated pro rata per day between the period ending immediately prior to the Effective Time and the period beginning on the Effective Time.

9.2.2                     To the extent the actual amount of an Asset Tax is not known at the time an adjustment is to be made with respect to such Asset Tax pursuant to Section 2.2 or Section 2.3, as applicable, the parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a party) is ultimately determined to be different than the amount (if any) that was taken into account in the Final Settlement Statement as finally determined pursuant to Section 2.3, timely payments will be made from one party to the other to the extent necessary to cause each party to bear the amount of such Asset Tax that is allocable to such party under Section 9.2.1.

9.2.3                     Seller shall timely file any Tax Return with respect to Asset Taxes due on or before the Closing Date or that otherwise relates solely to periods before the Closing Date (a “Pre-Closing Tax Return”) and shall pay any Asset Taxes shown due and owing on such Pre-Closing Asset Tax Return, subject to Seller’s right of reimbursement for any Asset Taxes for which Buyer is responsible under Section 9.2.1.  From and after the Closing Date, Buyer shall timely file any Tax Returns with respect to Asset Taxes required to be filed after the Closing Date, including such Tax Returns for any Straddle Period that are due after the Closing Date (a “Post-Closing Tax Return”), and shall pay any Asset Taxes shown due and owing on such Post-Closing Tax Return, subject to Buyer’s right of reimbursement for any Asset Taxes for which Seller is responsible under Section 9.2.1.  Buyer shall file any Post-Closing Tax Return relating to a Straddle Period in a manner consistent with past practice. Within fifteen (15) days prior to filing, Buyer shall deliver to Seller a draft of any such Post-Closing Tax Return for Seller’s review and approval (which approval will not be unreasonably withheld or delayed).

9.3                               Cooperation.  At the expense of the requesting party, Buyer and Seller agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Properties, including, without limitation, access to books and records and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, as is reasonably necessary for the filing of all Tax Returns by Buyer or Seller, the making of any election relating to Taxes, the preparation for any audit by any Taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax.  Each of Buyer and Seller shall retain all books and records with respect to Taxes pertaining to the Properties for a period of at least seven (7) years following the Closing Date.

9.4                               Notice.  Seller shall promptly notify Buyer in writing upon receipt by Seller of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of Seller that reasonably may be expected to relate to or give rise to a lien, encumbrance or other charge on the Property.  Each of Buyer and Seller shall promptly notify the other in writing upon receipt of notice of any pending or threatened Tax audit or assessment challenging the Allocation.

9.5                               Transfer Taxes.  All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby (“Transfer Taxes”) will be borne by Buyer.

9.6                               Income Taxes.  Each party shall be responsible for its own state and federal income taxes, if any, as may result from this transaction.

9.7                               Incidental Expenses.  Each party shall bear its own respective expenses incurred in connection with the negotiation and Closing of this transaction, including its own consultants’ fees, attorneys’ fees, accountants’ fees, and other similar costs and expenses.

ARTICLE 10

OPERATIONS PENDING CLOSING

10.1                        Seller’s Covenants Pending Closing.

10.1.1              From and after the Execution Date and until the Closing or the earlier termination of this Agreement, subject to the constraints of applicable operating agreements, Seller, or its applicable Affiliate, shall operate, if applicable, manage and administer the Property consistent with its past practices and in accordance with the terms of all Related Contracts and Leases, and shall carry on its business with respect to the Property in substantially the same manner as before execution of this Agreement.  Seller shall:

(a)                                 maintain books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and comply in all material respects with all contractual and other obligations;

(b)                                 use its commercially reasonable efforts to properly make all rental and shut-in payments under the Leases;

(c)                                  give prompt written notice to Buyer upon Seller obtaining Knowledge of any material damage to or destruction of any of any portion of the Property and of any written notice received or given by Seller or Affiliate of Seller with respect to (i) any alleged material breach of any Lease, Easement or Related Contract, (ii) any material action to alter, terminate, rescind or procure a judicial reformation of any Lease, Easement or Related Contract or (iii) any material new claim for damages or any material new investigation, suit, action or litigation with respect to the Property; and

(d)                                 comply with all applicable laws and orders to which the Property is subject.

10.1.2              From and after the Execution Date and until the Closing, subject to the constraints of applicable operating agreements, Seller shall not, except for emergency action taken in the face of serious risk to life, property or the environment:

(a)                                 sell, dispose of, transfer, mortgage, pledge, burden or encumber the Property, except with respect to Preferential Rights as provided herein, and with respect to the sale of Hydrocarbons in the ordinary course of business;

(b)                                 make, change or revoke any Tax election, change an annual accounting period, adopt or change any accounting method with respect to Taxes, file any amended Tax Return, enter into any closing agreement, settle or compromise any Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes, in each case with respect to Asset Taxes;

(c)                                  enter into any agreement that, if in existence as of the Execution Date, would be a Material Contract or modify or terminate any such agreement;

(d)                                 let lapse any of Seller’s insurance in force with respect to the Property as of the Execution Date;

(e)                                  incur any capital expenditures for an individual project or matter in excess of One Hundred Thousand Dollars ($100,000) (net to the interest of Seller) except in case of emergency or as may otherwise be reasonably required to prevent injury or damage to Persons, property or the environment or except for expenditures that are covered by the AFEs listed on Schedule 3.2.9;

(f)                                   propose or commit to participate in the drilling of any new well or other new operations on the Property the cost of which (net to Seller’s interest) is in excess of One Hundred Thousand Dollars ($100,000) in any single instance;

(g)                                  except with respect to Buyer at Closing, voluntarily relinquish any Seller’s position as operator with respect to the Property;

(h)                                 enter into any oil, gas or other Hydrocarbon sales, supply, exchange, processing or transportation contract with respect to the Property which is not terminable without penalty or detriment on notice of thirty (30) days or less;

(i)                                     approve or elect to go nonconsent as to any proposed well or plug and abandon or agree to plug and abandon any well; or

(j)                                    authorize or agree to take any of the actions prohibited by any of the foregoing clauses (a) through (i).

10.1.3              From and after the Execution Date until the earlier of the Scheduled Closing Date (or the Closing Date if the failure to satisfy any of the conditions to closing set forth in Section 6.2 shall have been caused by the Seller) and the date on which this Agreement is terminated (such period, the “Specified Period”), Seller shall (and shall cause it Affiliates to) immediately cease and cause to be terminated any discussions or negotiations with respect to any Third Party Acquisition or any proposal reasonably likely to lead to a Third Party Acquisition.  Further, during the Specified Period, Seller shall not, and shall not authorize or permit any of its Affiliates or any of their respective officers, directors, employees, representatives or agents to, and shall not resolve or propose to, directly or indirectly, (a) encourage, solicit, participate in or initiate discussions, negotiations, inquiries, proposals or offers (including any proposal or offer to their shareholders) with or from or provide any non-public information to any Person or group of Persons concerning any Third Party Acquisition or any inquiry, proposal or offer which may lead to a Third Party Acquisition.  During the Specified Period, Seller shall not (and shall cause its Affiliates not to) enter into any agreement, letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, exchange agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or that is reasonably likely to lead to, a Third Party Acquisition or any proposal for a Third Party Acquisition.

On any matter requiring Buyer’s approval under this Article 10, Buyer shall respond within five (5) days from receipt of Seller’s request for approval (or such shorter period of time as may be required by the applicable operating agreement) and failure of Buyer to respond within such time period shall release Seller from the obligation to obtain Buyer’s approval before proceeding on such matter as Seller may elect in its sole discretion.  Buyer’s sole remedy for Seller’s breach of its obligations under Article 10.1.1 or Article 10.1.2 shall be equal to Buyer’s actual damages, if any, not to exceed the Allocated Value for the portion of the property affected by such breach.

10.2                        Limitation on Liability.  Without expanding any obligations which Seller may have to Buyer, it is expressly agreed that Seller shall never have any monetary liability to Buyer, with respect to any breach or failure to perform Seller’s obligations, under Section 10.1.1 greater than that which such Seller might have as the operator to a non-operator under the applicable operating agreement (or, in the absence of such an agreement, under the AAPL 610 (1989 Revision) form Operating Agreement), IT BEING RECOGNIZED THAT, UNDER SUCH AGREEMENTS AND SUCH FORM, THE OPERATOR (SOLELY IN ITS CAPACITY AS OPERATOR) IS NOT RESPONSIBLE FOR ITS OWN NEGLIGENCE, AND HAS NO RESPONSIBILITY OTHER THAN FOR ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ARTICLE 11

MISCELLANEOUS

11.1                        Imbalances.  At Closing, Buyer shall assume sole responsibility for any and all oil and gas production imbalances with respect to the Property at the Wells, Leases, Units and Equipment (both pipeline and well imbalances) set forth on Schedule 3.2.5 (“Production Imbalances”).  Buyer will be solely responsible for, shall assume, and releases and will INDEMNIFY, DEFEND AND HOLD HARMLESS Seller from all rights against (including rights to receive make-up gas or to receive cash balancing payments) and obligations to (including obligations to make-up gas or to make cash balancing payments and/or posting security if, and to the extent, requested by any underproduced party pursuant to any operating agreement or gas balancing agreement) third Persons with respect to any Production Imbalances with respect to the Property to the extent the Purchase Price was adjusted to account for such Production Imbalances, all of which shall be included within Buyer’s Assumed Obligations.  All imbalances associated with the Property downstream of the Property or at gas processing plants, including associated make-up or cash settlement rights, are excluded from this transaction and from the foregoing indemnity and will not adjust the Purchase Price and are reserved to Seller and shall be included as part of the Seller’s Retained Obligations.

11.2                        Suspense Funds.  At Closing, the Purchase Price shall be reduced pursuant to Section 2.2.3, by an amount equal to the amount of funds held in suspense by Seller related to proceeds of production and attributable to third-Persons interests in the Leases or lands pooled or unitized therewith or Hydrocarbon production from the Leases or lands pooled or unitized therewith, including, without limitation, funds suspended awaiting minimum disbursement requirements, funds suspended under division orders and funds suspended for title and other defects, as set forth in Schedule 3.2.6 (the “Suspense Funds”).  BUYER SHALL BE RESPONSIBLE FOR THE PROPER DISTRIBUTION OF ALL SUSPENSE FUNDS TO THE PARTIES LAWFULLY ENTITLED TO THEM AND SHALL BE RESPONSIBLE FOR ANY CLAIMS RELATED THERETO, AND BUYER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF OR RELATING TO SUCH SUSPENSE FUNDS TO THE EXTENT THAT BUYER HAS RECEIVED AN ADJUSTMENT TO THE PURCHASE PRICE THEREFOR.

11.3                        Confidentiality and Public Announcements.  This Agreement and the terms and provisions hereof, including the Purchase Price, shall be maintained confidential by Buyer and Seller; provided, however, that this Agreement and the terms and provisions thereof may be disclosed (a) to Buyer’s lenders, if any, and its and their advisors and consultants, who shall agree to keep such information confidential (and for whom Buyer shall be responsible) and (b) as required by applicable laws or rules and regulation of any governmental agency or stock exchange or as permitted under the Confidentiality Agreement.  If this Agreement is terminated prior to Closing, following such termination, the parties agree to keep all terms of this transaction confidential unless otherwise required by applicable laws or rules and regulation of any governmental agency or stock exchange for a period of one year following the date of such termination. Neither party may make press releases or other public announcements concerning this transaction without the other party’s prior written approval and agreement to the form of the announcement (such approval not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable laws or rules and regulation of any governmental agency or stock exchange.  Notwithstanding anything to the contrary in this Section 11.3 or elsewhere in this Agreement, the parties may disclose the terms of this Agreement, including the Purchase Price and status of Closing, to its Affiliates and their respective limited partners or other owners who shall be required to keep such information confidential except as otherwise required by applicable laws or rules and regulation of any governmental agency or stock exchange.

11.4                        Notices.  Any notice under this Agreement may be given by E-mail, personal delivery, facsimile transmission, U.S. mail (postage prepaid), or commercial delivery service.  Any notice given in accordance herewith shall be deemed to have been given only when delivered to the applicable address below in person, or by courier, during normal business hours on a Business Day (or if delivered or transmitted after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual delivery to the applicable address below during normal business hours on a Business Day after such notice has either been delivered to an overnight courier, deposited in the United States Mail or transmitted by E-mail, as the case may be (or if delivered after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day).

If to Seller:

Silverback Exploration, LLC
1826 North Loop 1604 West, Suite 250
San Antonio, Texas 78248
Attention: David Frye
Facsimile: (888) 854-0648
Email: dfrye@silverbackexp.com

With a copy to, which shall not constitute notice:

Kelly Hart & Hallman LLP
201 Main Street, Suite 2500
Fort Worth, Texas 76102
Attention: Todd W. Spake
Facsimile: (817) 878-9792
Email: todd.spake@kellyhart.com

If to Buyer:

SB RS Holdings, LLC
c/o Riverstone Holdings LLC
712 Fifth Avenue, 19th Floor
New York, New York 10019
Attention: Stephen S. Coats
Facsimile: (212) 993-0077
Email: scoats@riverstonellc.com

With a copy to, which shall not constitute notice:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention:	William N. Finnegan IV
Debbie P. Yee
Facsimile: (713) 546-5401
Email: bill.finnegan@lw.com
debbie.yee@lw.com

Any party, by written notice to the other, may change the address or the individual to which or to whom notices are to be sent under this Agreement.

11.5                        Assignment.

11.5.1              Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other, except (a) as expressly provided in Section 2.8 and (b) except for any assignment by Buyer, in whole or in part, of its rights and obligations under this Agreement prior to the Closing to any one or more of its Affiliates; provided, however, that no such assignment shall release Buyer from its obligations hereunder or Guarantor from its obligations under the Guaranty.  If Buyer sells, transfers or assigns all or a portion of the Property this Agreement shall remain in effect between Buyer and Seller as to the Property, regardless of such sale or assignment (and Buyer will remain obligated hereunder).  From and after the date of any assignment by Buyer permitted pursuant to clause (b) above, the term “Buyer” shall refer to, or include, the applicable assignee, as the context requires; provided, however, that, for the avoidance of doubt, no such assignment shall release Buyer from its obligations hereunder or Guarantor from its obligations under the Guaranty.

11.5.2              Upon the assignment by Buyer of its rights and obligations under this Agreement pursuant to Section 11.5.1(b), the representations, warranties, covenants and conditions applicable to Buyer as set forth in this Agreement shall apply to the applicable assignee mutatis mutandis.

11.6                        Entire Agreement and Amendment.  This Agreement constitutes the entire understanding between the parties, replacing and superseding all prior negotiations, discussions, arrangements, agreements and understandings between the parties regarding the subject transaction and subject matter hereof (whether written or oral), excepting any written agreements that may be executed by the parties concurrently or after the execution of this Agreement.  No other agreement, statement, or promise made by any party, or to any employee, officer or agent of any party, which is not contained in this Agreement shall be binding or valid.  This Agreement may be amended, modified, altered, supplemented or revoked only by written agreement signed by duly authorized representatives of each of the parties hereto.

11.7                        Successors and Assigns.  This Agreement binds and inures to the benefit of the parties hereto their respective successors and permitted assigns, and all the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall be enforceable by the parties hereto and their respective successors and permitted assigns.

11.8                        Third Party Beneficiaries.  It is understood and agreed that there shall be no third-Person beneficiary of this Agreement, and that the provisions hereof do not impart enforceable benefits, rights or remedies in anyone who is not a party or a successor or assignee of a party hereto, except that the Persons specified in Section 8.2.1 are intended third-Person beneficiaries of all indemnity provisions set forth in this Agreement but only a party will have the right to enforce such indemnity provisions on behalf of any such Person.

11.9                        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by a court of competent jurisdiction, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any of Seller or Buyer.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.10                 Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one document.

11.11                 Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT APPLY THE LAW OF ANOTHER JURISDICTION.  EACH OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL DISTRICT COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS SHALL BE EXCLUSIVELY LITIGATED IN THE FEDERAL DISTRICT COURTS LOCATED IN TEXAS.  EACH OF THE PARTIES WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11.12                 Exhibits.  The Exhibits and Schedules attached to this Agreement are made a part of this Agreement for all purposes.  In the event of a conflict or inconsistency between the provisions of the Exhibits, Schedules or the executed Assignment and the provisions of this Agreement, the provisions of this Agreement shall take precedence.  In the event of a conflict or inconsistency between the provisions of the pro forma Assignment and other transaction documents attached to this Agreement as Exhibits or Schedules and the Assignment and other transaction documents actually executed by the parties, the provisions of the executed Assignment and other executed transaction documents shall take precedence.

11.13                 Waiver.  Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the party waiving compliance.  Except as otherwise expressly provided in this Agreement, the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party’s right to enforce the same.  No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

11.14                 Interpretation.  The parties stipulate and agree that this Agreement shall be deemed and considered for all purposes to have been jointly prepared by the parties, and shall not be construed against any one party (nor shall any inference or presumption be made) on the basis of who drafted this Agreement or any particular provision hereof, who supplied the form of Agreement, or any other event of the negotiation, drafting or execution of this Agreement.  Each party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates.  In construing this Agreement, the following principles will apply:

11.14.1       The omission of certain provisions of this Agreement from the Assignment does not constitute a conflict or inconsistency between this Agreement and the Assignment, and will not affect a merger of the omitted provisions.

11.14.2       The Article, Section, Exhibit and Schedules references in this Agreement refer to the Articles, Sections, Exhibits and Schedules of this Agreement.  The headings and titles in this Agreement are for convenience only and shall have no significance in interpreting or otherwise affect the meaning of this Agreement.

11.14.3       The term “Knowledge” (whether or not capitalized) shall mean (i) when used with respect to Buyer, the facts or matters within the actual, present knowledge of Buyer’s or Guarantor’s officers or directors, having management responsibility for the fact or matter in question or (ii) when used with respect to Seller, the facts or matters within the actual, present knowledge of the following individuals: Stephen Lipari, Chris Williford, David Frye, Jon Conaway, Riker Everett, Brandon Williams and Shane Buck.

11.14.4       The term “includes” and its derivatives mean “includes, but is not limited to,” “including, without limitation,” and the corresponding derivative meanings.

11.14.5       The term “Business Day” (whether or not capitalized) means any Monday to Friday, inclusive, which is not a federal holiday.  Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that any deadline under this Agreement that occurs on a federal holiday, Saturday or Sunday shall be automatically extended to the following Business Day, unless expressly stated otherwise or agreed to by the parties hereto in writing.

11.14.6       The term “Fundamental Representation” means the representations of Seller in Section 3.1 and Section 3.2.4.

11.14.7       The term “Net Revenue Interest” means Seller’s allocable share of the Hydrocarbons produced from or allocated to the Wells and Leases listed on the applicable Schedule to Exhibit A (after satisfaction of all other royalties, overriding royalties, non-participating royalties, carried interests, reversionary interests, net profits interests or other burdens on or measured by production of Hydrocarbons).

11.14.8       The term “Person” (whether or not capitalized) means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or governmental entity.

11.14.9       The term “Affiliate” (whether or not capitalized) means, with respect to any Person, any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person.  For the purpose of this definition, the term “control” means ownership of fifty percent (50%) or more of voting rights (stock or otherwise) or ownership interest or the power to direct or cause the direction of the management and policies of the Person in question (by contract or otherwise).  Notwithstanding the foregoing, (a) with respect to Buyer, Affiliate shall not include Riverstone Holdings LLC, funds advised by Riverstone Holdings LLC or portfolio companies of such funds (other than SB RS Holdings, LLC and its controlled subsidiaries or any other public company and its subsidiaries controlled by Riverstone Holdings LLC) and (b) with respect to Seller, Affiliate shall not include EnCap Investments, L.P. (except with respect to Section 10.1.3), funds advised by EnCap Investments, L.P. (except with respect to Section 10.1.3) or portfolio companies of such funds other than Seller and its controlled subsidiaries.

11.14.10                                                The terms “party” or “parties” (whether or not capitalized) mean a party or parties to this Agreement unless the context indicates otherwise.

11.14.11                                                The term “Working Interest” means the percentage of costs and expenses associated with the exploration, drilling, development, operation and abandonment of any Well or Lease required to be borne with respect thereto.

11.14.12                                                The term “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

11.14.13                                                The term “Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

11.14.14                                                The term “Third Party Acquisition” means the occurrence of any acquisition, directly or indirectly, in one or a series of related transactions of the Property (or the ownership interests thereof) by purchase, oil and gas lease, sublease, merger, tender offer, consolidation, exchange, business combination or otherwise by, or on behalf of, any Person other than Buyer or its Affiliates.

11.15                 Effect of Termination.

11.15.1       Seller’s Remedies.  If, as of the Outside Date, Seller is not obligated to close because of the provisions set forth in Section 6.2.1(a), Section 6.2.2(a) or Section 6.2.5(a) and Seller terminates this Agreement pursuant to Section 6.5(c), then Seller shall be entitled to the Performance Deposit as agreed liquidated damages not as a penalty (and the parties shall promptly provide the Escrow Agent with joint written instructions to release the

Performance Deposit to Seller).  Subject to Section 11.15.5, the remedy set forth in this Section 11.15.1 shall be Seller’s sole and exclusive remedy upon the termination of this Agreement by Seller pursuant to Section 6.5(c), and Seller hereby expressly waives and releases all other remedies (except as provided in Section 11.15.4).  THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE EXTENT OF DAMAGES TO SELLER OCCASIONED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT OF THE PERFORMANCE DEPOSIT IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES AND DOES NOT CONSTITUTE A PENALTY.

11.15.2       Buyer’s Remedies.  If, as of the Outside Date, Buyer is not obligated to close because of the provisions set forth in Section 6.2.1(b), Section 6.2.2(b) or Section 6.2.5(b) and Buyer terminates this Agreement pursuant to Section 6.5(b), then Buyer shall receive back the Performance Deposit from the Escrow Agent (and the parties shall promptly provide the Escrow Agent with joint written instructions to release the Performance Deposit to Buyer) and have the right to seek actual damages from Seller for Seller’s breach of this Agreement.  Subject to Section 11.15.5, the remedy set forth in this Section 11.15.2 shall be Buyer’s sole and exclusive remedy upon the termination of this Agreement by Buyer pursuant to Section 6.5(b), and Buyer hereby expressly waives and releases all other remedies (except as provided in Section 11.15.4).

11.15.3       Performance Deposit.  Except as provided in Section 11.15.1 or Section 11.15.2, upon any termination of this Agreement pursuant to Section 6.5, Buyer shall be entitled to a return of the Performance Deposit and the parties shall provide joint written instructions to the Escrow Agent to release the Performance Deposit to Buyer.

11.15.4       Provisions Surviving Termination.  Notwithstanding anything in this Agreement to the contrary, termination of this Agreement shall not prejudice or impair Seller’s or Buyer’s rights or obligations under Section 11.3 (Confidentiality and Public Announcements) (and any relevant confidentiality agreement and any site access/boarding agreement entered into among the parties), Section 5.2 (Physical Inspections), Section 5.3.2 (Inspection Results), Section 11.3 through Section 11.18 and such other portions of this Agreement as are necessary to the enforcement and construction of the foregoing.

11.15.5       Specific Performance.  Notwithstanding anything to the contrary herein, if a Party has the right to terminate this Agreement under Section 6.5, in lieu of terminating this Agreement or seeking any remedy available at law, it may seek specific performance of this Agreement.

11.16                 Waiver of Right to Rescission.  Following the Closing, Buyer and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby.

11.17                 Seller’s Representative.  Silverback Operating has and does hereby irrevocably appoint Silverback (the “Seller’s Representative”) the agent and attorney-in-fact for Silverback Operating for the purposes of acting in the name and stead of Silverback Operating in:  (a) giving and receiving all notices permitted or required by this Agreement; (b) the making of adjustments to the Purchase Price; (c) the allocating and distributing among Silverback Operating and Silverback of adjustments to the Purchase Price and any other payments (other than the Purchase Price) due to Seller; (d) entering into agreements with Buyer as to any amendments to this Agreement, which the Seller’s Representative may deem necessary or advisable, including but not limited to the extension of time in which to consummate the transactions contemplated by this Agreement, (e) the waiver of any closing conditions of Seller and (f) determining any Title Defect Values or Environmental Defect Values and/or the resolution of any Title Defects or Adverse Environmental Condition.  Each entity comprising Seller, however, shall execute and deliver its respective Assignment and closing deliverables at Closing.  Without limiting the foregoing, the Seller’s Representative shall be solely responsible for properly distributing among the Seller any adjustments to the Purchase Price and any other payments due Seller, and Buyer shall have no liability whatsoever related to such distributions or allocation or the timing thereof.  By executing this Agreement, the Seller’s Representative hereby accepts its appointment and authorization to act as Seller’s Representative and attorney-in-fact and agent on behalf of each entity comprising Seller in accordance with the terms of this Agreement.  Each entity comprising Seller acknowledges that this appointment is coupled with an interest and is irrevocable, and each entity comprising Seller further acknowledges that Buyer and any other person shall be entitled to rely on any and all actions taken by the Seller’s Representative under this Agreement.

11.18                 Waiver of Consumer Rights.  AS PARTIAL CONSIDERATION FOR THE PARTIES ENTERING INTO THIS AGREEMENT, EACH PARTY HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, ARTICLE 17.41 ET SEQ., TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTION, AND ALL OTHER CONSUMER PROTECTION LAWS OF THE STATE OF TEXAS, OR OF ANY OTHER STATE, THAT MAY BE APPLICABLE TO THIS TRANSACTION, THAT MAY BE WAIVED BY SUCH PARTY.  IT IS NOT THE INTENT OF EITHER PARTY TO WAIVE, AND NEITHER PARTY DOES HEREBY WAIVE, ANY LAW OR PROVISION THEREOF THAT IS PROHIBITED BY LAW FROM BEING WAIVED.  EACH PARTY REPRESENTS THAT IT HAS HAD AN ADEQUATE OPPORTUNITY TO REVIEW THE PRECEDING WAIVER PROVISION, INCLUDING THE OPPORTUNITY TO SUBMIT THE SAME TO LEGAL COUNSEL FOR REVIEW AND ADVICE AND AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION VOLUNTARILY CONSENTS TO THIS WAIVER, AND UNDERSTANDS THE RIGHTS BEING WAIVED HEREIN.

11.19                 SEC Filings.  From and after the Execution Date until two (2) years following the Closing Date (the “Records Period”), Seller shall, and shall use reasonable efforts to cause its Affiliates and their respective officers, directors, managers, employees, agents and representatives and its auditors and independent reserve engineers to, provide reasonable cooperation to Buyer, its Affiliates and their agents and representatives in connection with Buyer’s or its Affiliates’ filings, if any, that are required by the SEC under securities laws applicable to Buyer and its applicable Affiliates (collectively, the “Filings”).  During the Records Period, Seller agrees to make available to Buyer and its Affiliates and their agents and representatives any and all non-privileged books, records, information and documents in Seller’s possession or control that are attributable to the Property that Seller is permitted to make available, and reasonable access to Seller’s and its Affiliates’ personnel, in each case as reasonably requested by Buyer, its Affiliates and their agents and representatives in order for Buyer or its Affiliates or their respective representatives to prepare (at Buyer’s or its Affiliate’s sole cost and expense), if required, in connection with the Filings, financial statements meeting the requirements of Regulation S-X under the Securities Act, along with any non-privileged documentation in Seller’s possession or control that is attributable to the Property that Seller is permitted to make available and is required for Buyer or its Affiliates or their respective representatives to (at Buyer’s or its Affiliate’s sole cost and expense) complete any audit associated with such financial statements.  During the Records Period, Seller shall, and shall use reasonable efforts to cause its Affiliates, auditors and independent reserve engineers, as applicable, (a) provide reasonable cooperation to (i) the independent auditors and accounting consultants chosen by Buyer (“Buyer’s Auditor”) in connection with any audit by Buyer’s Auditor of any financial statements of Seller or its Affiliates with respect to the Property and (ii) the independent reserve engineers of Buyer (“Buyer’s Reserve Engineer”) in connection with the preparation by Buyer’s Reserve Engineer of a reserve and estimated present value determination with respect to the Property, in each case that Buyer or any of its Affiliates requires to comply with the requirements of the Securities Act or the Securities Exchange Act of 1934 with respect to any Filings, and (b) use reasonable efforts to cause to be delivered to Buyer “comfort letters” to the underwriters in any offering of securities for which such comfort letters are required by underwriters with regard to certain financial or reserve information relating to the Property, as the case may be, in customary form and customary in scope and substance for “comfort” letters delivered by independent public accountants and reserve engineers in connection with any offering of securities and to use reasonable efforts to cause Seller’s auditor and independent reserve engineer to consent to inclusion of the information described in this Section 11.19 in the Filings and to be named therein.  During the Records Period, Seller and its Affiliates shall retain all books, records, information and documents relating to Seller from November 20, 2013 through the Closing Date.  Buyer will fully reimburse Seller and its Affiliates and their respective officers, directors, managers, employees, agents and representatives and auditors and independent reserve engineers, in each case within ten (10) business days after demand in writing therefor, for any and all reasonable costs and expenses incurred by Seller or its Affiliates or any of their officers, directors, managers, employees, agents and representatives and auditors and independent reserve engineers in complying or attempting to comply with the provision of this Section 11.19 or that are otherwise taken at the request of Buyer or any of its Affiliates in connection with any of the matters described in this Section 11.19.

[remainder of page intentionally left blank/

signature pages follow]

IN WITNESS WHEREOF, the authorized representative of Seller executes this Agreement as of the Execution Date, but effective as of the Effective Time.

SELLER:

SILVERBACK EXPLORATION, LLC

By:	/s/ David Frye
Name:	David Frye
Title:	Vice President - Land

SILVERBACK OPERATING, LLC

By:	/s/ David Frye
Name:	David Frye
Title:	Vice President - Land

Signature Page of Seller to the Purchase and Sale Agreement

IN WITNESS WHEREOF, the authorized representative of Buyer executes this Agreement as of the Execution Date, but effective as of the Effective Time.

BUYER:

SB RS HOLDINGS, LLC

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Managing Director

Signature Page of Buyer to the Purchase and Sale Agreement

EXHIBIT B

FORM OF ASSIGNMENT AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of         , 2016, by and between SB RS Holdings, LLC, a Delaware limited liability company (“Assignor”), and Centennial Resource Production, LLC, a Delaware corporation (“Assignee”).

WHEREAS, Assignor has entered into that certain Purchase and Sale Agreement, dated as of November 21, 2016 (the “Purchase Agreement”), by and among Assignor, Silverback Exploration, LLC, a Delaware limited liability company, and Silverback Operating, LLC, a Delaware limited liability company;

WHEREAS, in connection with the entry into the Purchase Agreement, Riverstone Global Energy and Power Fund VI, L.P. (the “Guarantor”) delivered to Assignor a guaranty (the “Guaranty”), pursuant to which Fund VI has agreed to guarantee the obligations of Assignor under the Purchase Agreement;

WHEREAS, Assignor and Assignee have entered into that certain Agreement to Assign, dated as of November 27, 2016 (the “Agreement to Assign”), among Assignor, Assignee, Centennial Resource Development, Inc. and Riverstone Capital Services LLC, pursuant to which, among other things, Assignor has agreed to assign all of its rights and obligations under the Purchase Agreement (and any related agreement to which Assignor is a party as of the date of this Agreement other than the Guaranty (the “Transaction Agreements”)) to Assignee, and Assignee agreed to assume all of Assignor’s rights and obligations under the Purchase Agreement (and any related Transaction Agreement), upon the satisfaction or written waiver, if applicable, of the conditions set forth in the Agreement to Assign; and

WHEREAS, all of the conditions set forth in the Agreement to Assign have been satisfied or, if applicable, waived as of the date hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                      Assignment and Assumption.  Effective as of the date hereof, (a) Assignor hereby irrevocably assigns all of its rights and obligations under the Purchase Agreement (and any related Transaction Agreements) to Assignee, and Assignee hereby agrees to irrevocably assume all of Assignor’s rights and obligations under the Purchase Agreement (and any such related Transaction Agreements), including to perform, satisfy and timely discharge all of the obligations, duties and covenants of Assignor under the Purchase Agreement (and any such related Transaction Agreements), in each case, that are required to be performed, satisfied or discharged after the date hereof in accordance with the terms thereof.

2.                                      Indemnification.  From and after the date hereof, Centennial shall indemnify, defend and hold harmless Assignor, the Guarantor and their respective affiliates, managers, members, partners, officers, directors, agents and representatives (the “Assignor Indemnified Parties”) from and against any and all losses, claims, damages, costs, fines, penalties, expenses

Exhibit B-1

(including attorneys’ and other professionals’ fees and expenses), liabilities or judgments arising from or in any way related to Assignee’s failure to perform its obligations under the Purchase Agreement.

3.                                      Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one document.

4.                                      Entire Agreement.  This Agreement constitutes the entire understanding between the parties, replacing and superseding all prior negotiations, discussions, arrangements, agreements and understandings between the parties regarding the subject transaction and subject matter hereof (whether written or oral), excepting any written agreements that may be executed by the parties concurrently or after the execution of this Agreement.  No other agreement, statement, or promise made by any party, or to any employee, officer or agent of any party, which is not contained in this Agreement shall be binding or valid.

5.                                      Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT APPLY THE LAW OF ANOTHER JURISDICTION.  EACH OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL DISTRICT COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS SHALL BE EXCLUSIVELY LITIGATED IN THE FEDERAL DISTRICT COURTS LOCATED IN TEXAS.  EACH OF THE PARTIES WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Signature Page Follows]

Exhibit B-2

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

SB RS HOLDINGS, LLC

By:
Name:
Title:

CENTENNIAL RESOURCE PRODUCTION, LLC

By:
Name:
Title:

Exhibit B-3

EXHIBIT C

FORM OF RIVERSTONE SUBSCRIPTION AGREEMENT

[see attached]

Exhibit C-1

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into this 27th day of November, 2016 (this “Subscription Agreement”), by and between Centennial Resource Development, Inc., a Delaware corporation (the “Company”), and Riverstone Silverback Holdings, L.P. (“Subscriber”).

WHEREAS, SB RS Holdings, LLC, a Delaware limited liability company (“SB RS Holdings”), has entered into that certain Purchase and Sale Agreement, dated as of November 21, 2016 (the “Purchase Agreement”), pursuant to which SB RS Holdings will acquire certain assets (the “Transferred Property”) from Silverback Exploration, LLC and Silverback Operating, LLC, each a Delaware limited liability company (collectively “Silverback”), on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 11.5 of the Purchase Agreement, SB RS Holdings has the right to assign (the “Assignment”) all of its rights and obligations under the Purchase Agreement to Centennial Resource Production, LLC, a controlled subsidiary of the Company (the “Purchaser”), and the Purchaser, upon such Assignment, would acquire the Transferred Property instead of SB RS Holdings, on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, SB RS Holdings, Riverstone Capital Services LLC, the Company and the Purchaser have entered into that certain Agreement to Assign, dated as of November 27, 2016 (the “Agreement to Assign”), pursuant to which SB RS Holdings has agreed to make the Assignment, and the Purchaser has agreed to accept the Assignment, on the terms and subject to the conditions set forth therein;

WHEREAS, to finance a portion of the Transaction, Subscriber desires to subscribe for and purchase from the Company (a) an aggregate of approximately $400 million in (i) shares (the “Class A Acquired Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at a purchase price of $14.54 per share, subject to adjustment under Section 1(c) below, and (ii) shares (the “Series B Acquired Shares”) of the Company’s convertible Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), at a purchase price of $ 3,635.00 per share (or $14.54 per share on an as-converted basis), subject to adjustment under Section 1(c) below, and (b) at Subscriber’s election after consultation with the Company, up to an additional approximately $100 million in additional shares of Class A Common Stock and/or Series B Preferred Stock, as mutually agreed by Subscriber and the Company, at the respective purchase prices set forth in clause (a) above (the “Additional Acquired Shares” and, together with the Class A Acquired Shares and the Series B Acquired Shares, the “Acquired Shares”; and as used herein, unless the context otherwise requires, Class A Acquired Shares, Series B Acquired Shares and Acquired Shares shall be deemed to refer to and include the Conversion Shares (as defined below)), or, with respect to all such Acquired Shares, the aggregate amount set forth on Subscriber’s signature page hereto (the “Purchase Price”), such allocation between Class A Acquired Shares and Class B Acquired Shares and the final number of Additional Acquired Shares to be determined in accordance with Section 1 below, and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing Date (as defined below);

WHEREAS, the Series B Preferred Stock will have the terms set forth on Annex B hereto, including the automatic conversion of the Series B Preferred Stock into shares of Class A Common Stock on a 250-for-one basis, subject to adjustment as provided therein, upon approval by the stockholders of the Company of the issuance of such shares of Class A Common Stock, as required by the rules of The NASDAQ Capital Market (“NASDAQ”); and

WHEREAS, the Company may, but is not obligated to, finance any of the remaining portion of the purchase price for the Transaction (the “Remaining Purchase Price”) by issuing additional shares of its common stock or preferred stock pursuant to subscription agreements substantially similar to this Subscription Agreement (any such agreements, the “Other Subscription Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                                      Subscription.

a.                                      Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

b.                                      On or prior to the date on which any Other Subscription Agreement, if any, is entered into, after consultation with the Company, Subscriber shall notify the Company of the number of Additional Acquired Shares constituting “Acquired Shares” hereunder that Subscriber shall elect and be obligated to purchase on the Closing Date as provided herein, which notice shall include the allocation of Class A Acquired Shares and Series B Acquired Shares constituting the “Acquired Shares” (including the Additional Acquired Shares) to be purchased hereunder (the “Total Acquired Shares”); provided  that the maximum number of Class A Acquired Shares to be purchased hereunder (the “Maximum Share Number”), together with any additional shares of Class A Common Stock to be issued by the Company pursuant to all Other Subscription Agreements, if any, in the aggregate, does not exceed 19.9% of the Company’s outstanding shares of Class A Common Stock and Class C Common Stock (as defined below), on a combined basis, on the date hereof, and, to the extent the Maximum Share Number would be exceeded by issuing all Acquired Shares as shares of Class A Common Stock, Subscriber shall instead be obligated to purchase, and the Company shall be obligated to issue to Subscriber, that number of Series B Acquired Shares that, together with the number of Class A Acquired Shares to be purchased hereunder, equals the number of Total Acquired Shares to be purchased hereunder.  At such time, Subscriber and the Company shall update and amend Subscriber’s signature page hereto to reflect the number of Acquired Shares to be purchased, and the aggregate Purchase Price to be paid, on the Closing Date as provided herein.

3

c.                                       Notwithstanding anything to the contrary set forth herein, if the Company determines to finance any portion of the Remaining Purchase Price by issuing additional shares of its common stock or preferred stock to one or more additional purchasers (the “Other Purchasers”) pursuant to any Other Subscription Agreement or otherwise at a price per share less than the Purchase Price payable by Subscriber hereunder, then Subscriber’s Purchase Price shall be reduced to equal the lowest per share purchase price to be paid by any such Other Purchaser (including on an as-converted basis for any shares of Series B Preferred Stock).

2.                                      Closing.

a.                                      The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction and shall occur immediately prior thereto.  The Closing and the closing of the Transaction shall occur on December 30, 2016, subject to extension upon five (5) business days’ prior written notice to Subscriber (such date, including as so extended, the “Closing Date”).  At least three (3) business days prior to the Closing Date, Subscriber shall deliver to the Company, to be held in escrow until the Closing, the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in Annex B hereto.  Immediately prior to the closing of the Transaction on the Closing Date, (a) the Purchase Price shall be released from escrow automatically and without further action by the Company or Subscriber, and (b) upon such release, the Company shall deliver to Subscriber (i) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber  (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Acquired Shares on and as of the Closing Date.  In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber.

b.                                      The Closing shall be subject to the conditions that, on the Closing Date:

(i)                                     no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)                                  all representations and warranties of the Company and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction;

(iii)                               the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

4

(iv)                              the Company shall have obtained approval of the NASDAQ to list the Acquired Shares (other than the Series B Acquired Shares), subject to official notice of issuance;

(v)                                 the Company shall have filed the Certificate of Designation relating to the Series B Preferred Stock with the State of Delaware;

(vi)                              no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

(vii)                           the Company shall have received proceeds from debt or equity financings on terms satisfactory to the Company that, together with the proceeds from the sale of the Acquired Shares hereunder, will be sufficient for the Company to pay the purchase price for the Transaction pursuant to the Purchase Agreement and the Assignment on the Closing Date;

(viii)                        the Transaction shall be consummated substantially concurrently with the Closing in accordance with the terms of the Purchase Agreement.

c.                                       At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3.                                      Company Representations and Warranties.  The Company represents and warrants that:

a.                                      Each of the Company and its subsidiaries, including the Purchaser, has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, with corporate or limited liability company power and authority, as applicable, to (i) own, lease and operate its properties and conduct its business as presently conducted and (ii) with respect to the Company, to enter into, deliver and perform its obligations under this Subscription Agreement.  The Company and each of its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where the failure to be duly incorporated, validly existing, or to so qualify or be in good standing has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

b.                                      The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s second amended and restated certificate of incorporation, under the Delaware General Corporation Law.

5

c.                                       The shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock (the “Conversion Shares”) have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s second amended and restated certificate of incorporation, under the Delaware General Corporation Law.

d.                                      The Conversion Shares have been reserved for issuance upon conversion of the Series B Preferred Stock in accordance with the terms thereof.

e.                                       There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares, or (ii) the shares to be issued pursuant to any Other Subscription Agreement.

f.                                        This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

g.                                       The execution and delivery of this Subscription Agreement, the issuance and sale of the Acquired Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Company or any of its subsidiaries; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Material Adverse Effect or affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

h.                                      The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company or any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company or any of its subsidiaries is now a

6

party or by which the Company’s or any of its subsidiaries’ properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

i.                                          The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) if applicable, the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 8(m) of this Subscription Agreement; (v) those required by NASDAQ, including with respect to obtaining the Stockholder Approval (as defined below), and (vi) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

j.                                         The authorized capital stock of the Company consists of 620,000,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), including (x) 600,000,000 shares of Class A Common Stock and (y) 20,000,000 shares of Class C Common Stock (“Class C Common Stock”), and 1,000,000 shares of preferred stock of the Company, par value $0.0001 per share (“Preferred Stock”).  As of November 15, 2016: (i) 164,349,079 shares of Class A Common Stock, 19,155,921 shares of Class C Common Stock and one share of Preferred Stock, designated as the “Series A Preferred Stock,” were issued and outstanding; (ii) 24,666,643 warrants, each entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock (“Warrants”) were issued and outstanding; (iii) 16,500,000 shares of Class A Common Stock were available for issuance under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan, of which options to purchase 1,550,000 shares of Class A Common Stock were outstanding; and (iv) no indebtedness of the Company having the right to vote (or convertible into equity having the right to vote) on any matters on which the equityholders of the Company may vote was issued and outstanding.  All (i) issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests.

k.                                      The Company has made available to Subscriber (including via the Commission’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by the Company with the Commission

7

since its initial registration of the Class A Common Stock (the “SEC Documents”).  None of the SEC Documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company makes no such representation or warranty with respect to any information relating to Silverback or any of its affiliates included in any SEC Document or filed as an exhibit thereto.  The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Commission Staff with respect to any of the SEC Documents.

l.                                          The financial statements of the Company included in the SEC Documents complied as to form in all material respects with Regulation S-X of the Commission, were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Commission) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of the Company as of their respective dates and the results of operations and the cash flows of the Company for the periods presented therein.

m.                                  The Company has not received any written communication since December 31, 2015 from a governmental entity that alleges that the Company or any of its subsidiaries is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

n.                                      Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) proceeding pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company or any of its subsidiaries.

o.                                      The lists of exhibits contained in the SEC Documents set forth a true and complete list, as of the date of this Subscription Agreement, of each agreement to which the Company or any of its subsidiaries is a party (other than the Agreement to Assign, this Subscription Agreement and the Other Subscription Agreements) that is of a type that would be required to be included as an exhibit to a Registration Statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K of the Commission if such a registration statement were filed by the Company on the date of this Subscription Agreement.

p.                                      The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol “CDEV”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NASDAQ or

8

the Commission with respect to any intention by such entity to deregister the Class A Common Stock or prohibit or terminate the listing of the Class A Common Stock on NASDAQ. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

q.                                      All material Tax Returns (as defined in the Purchase Agreement) required to be filed by or with respect to the Company and its subsidiaries have been duly and timely filed (taking into account extension of time for filing) with the appropriate governmental entity, and all such Tax Returns were true, correct and complete in all material respects. The Company and its subsidiaries have paid all Taxes (as defined in the Purchase Agreement) and other assessments due, whether or not disputed.  The Company and its subsidiaries do not have any liabilities for Taxes of any other person or entity by contract, as a transferee or successor, under U.S. Treasury Regulation Section 1.1502-6 or analogous state, county, local or foreign provision or otherwise.

r.                                         The Company is not, and immediately after receipt of payment for the Acquired Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

s.                                        Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Company to Subscriber.

t.                                         Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Acquired Shares.

u.                                      In the event that any Other Subscription Agreement, if any, expressly contains additional representations and warranties of the Company, this Subscription Agreement shall be deemed to include, and shall incorporate by reference, such additional representations and warranties set forth in such Other Subscription Agreement, as if the same were expressly set forth herein.

4.                                      Subscriber Representations and Warranties.  Subscriber represents and warrants that:

a.                                      Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b.                                      This Subscription Agreement has been duly authorized, executed and delivered by Subscriber.  This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

9

c.                                       The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber (a “Subscriber Material Adverse Effect”) or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect or affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

d.                                      Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto).  Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

e.                                       Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act.  Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Acquired Shares shall contain a legend to such effect.  Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act.  Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time.  Subscriber understands that it has been

10

advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

f.                                        Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company.  Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company, Silverback or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement.

g.                                       Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

h.                                      In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber.  Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, Silverback and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

i.                                          Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Company or by means of contact from Citigroup Global Markets Inc. (“Citi”), acting as placement agent for the Company, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or by contact between Subscriber and Citi.  Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means.  Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j.                                         Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares.  Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

k.                                      Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s

11

investment in the Company.  Subscriber acknowledges specifically that a possibility of total loss exists.

l.                                          Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

m.                                  Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”).  Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law.  Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.  Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List.  Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

5.                                      Registration Rights; Transfer.

a.                                      The Company agrees that, within seventy-five (75) calendar days after the Closing, the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Class A Acquired Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the filing thereof and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that the Company’s obligations to include the Class A Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Class A Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Class A Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

12

b.                                      The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein.  The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Class A Acquired Shares by Subscriber.

c.                                       Subscriber shall, severally and not jointly with any other subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein.  In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Class A Acquired Shares giving rise to such indemnification obligation.

13

d.                                      Prior to the Special Meeting, Subscriber shall not sell, contract to sell, pledge or otherwise dispose of any Series B Acquired Shares without the prior written consent of the Company, other than to affiliates of Subscriber.

6.                                      Additional Agreements.  The Company shall use its commercially reasonable efforts to (a) file, within seventy-five (75) calendar days following the Closing Date, a proxy statement for a special meeting of its stockholders (the “Special Meeting”) to be held to seek the approval, as required by the NASDAQ, of the issuance of the shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock (the “Stockholder Approval”), (b) mail a definitive proxy statement for such special meeting within ten (10) business days of the later of (i) the SEC notifying the Company that it will not review or has no further comment on such proxy statement and (ii) the SEC notifying the Company that it will not review or has no further comment on the Registration Statement, and (c) hold such special meeting within thirty (30) days of the mailing such definitive proxy statement.

7.                                      Termination.  This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Purchase Agreement is terminated in accordance with its terms, (b) the consummation of the transactions contemplated by the Purchase Agreement pursuant to the terms thereof by SB RS Holdings without the Assignment to the Purchaser pursuant to the terms of the Agreement to Assign, (c) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (d) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (e) January 31, 2017, if the Closing has not occurred by such date (subject to extension to a date no later than February 15, 2017 if the Purchase Agreement “Outside Date” (as defined therein) is correspondingly extended and the Company provides Subscriber notice of such extension or anticipated extension at least two (2) business days prior to January 31, 2017); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Purchase Agreement promptly after the termination of such agreement or the consummation of the transactions by SB RS Holdings without the Assignment to the Purchaser promptly after such consummation.

14

8.                                      Miscellaneous.

a.                                      Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement.  Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects.  The Company acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement.  Prior to the Closing, the Company agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

b.                                      Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

c.                                       This Subscription Agreement and all of Subscriber’s rights and obligations hereunder (including Subscriber’s obligation to purchase the Acquired Shares) may be transferred or assigned, at any time and from time to time, to one or more parties, in related or unrelated transactions (each such transferee, a “Transferee”).  Upon any such assignment:

(i)                                     the applicable Transferee shall enter into a subscription agreement (each such subscription agreement, a “New Subscription Agreement”) with the Company to purchase that number of Subscriber’s Acquired Shares specified therein (the “Transferee Acquired Shares”), which New Subscription Agreement shall be in substantially the same form as this Subscription Agreement; and

(ii)                                  upon a Transferee’s execution and delivery of a New Subscription Agreement, the number of Acquired Shares to be purchased by Subscriber hereunder shall be reduced by the total number of Transferee Acquired Shares to be purchased by the applicable Transferee pursuant to the applicable New Subscription Agreement, which reduction shall be evidenced by Subscriber and the Company amending Schedule B to this Subscription Agreement to reflect each transfer and to update the “Number of Acquired Shares subscribed for” and “Aggregate Purchase Price” on the signature page hereto to reflect such reduced number of Acquired Shares, and Subscriber shall be fully and unconditionally released from its obligation to purchase such Transferee Acquired Shares hereunder.  For the avoidance of doubt, this Subscription Agreement need not be amended and restated in its entirety, but only Schedule B and Subscriber’s signature page hereto need be so amended and updated and executed by each of Subscriber and the Company upon the occurrence of any such transfer of Transferee Acquired Shares.

d.                                      All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

15

e.                                       The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

f.                                        This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

g.                                       This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.  This Subscription Agreement shall not confer any rights or remedies upon any person other than (i) the parties hereto and their respective successor and assigns and (ii) the persons entitled to indemnification under Section 5.

h.                                      Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.                                          If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j.                                         This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document.  All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k.                                      The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l.                                          THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY

16

OTHER STATE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK, SEATED IN NEW YORK COUNTY AND ANY FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK (AND ANY APPLICABLE COURTS OF APPEAL THERETO) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

17

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

By:
Name:
Title:

Date:    November 27, 2016

18

SUBSCRIBER: RIVERSTONE SILVERBACK HOLDINGS, L.P.

Signature of Subscriber:

Riverstone Silverback Holdings, L.P.

By: Riverstone VI REL Holdings GP, LLC, its general partner

By:
Name: Thomas J. Walker
Title: Managing Director
Date: November 27, 2016

19

Name of Subscriber:

Riverstone Silverback Holdings, L.P.
(Please print. Please indicate name and capacity of person signing above)	Name in which shares are to be registered (if different):

Email Address: twalker@riverstonellc.com
Subscriber’s EIN(1):

Business Address-Street:	Mailing Address-Street (if different):
c/o Riverstone Holdings LLC
712 Fifth Avenue, 19th Floor
City, State, Zip: New York, NY 10019
Attn: Thomas J. Walker	Attn:

Telephone No.: 212-993-0076	Telephone No.:

Facsimile No.: 212-993-0077	Facsimile No.:

Number of Acquired Shares subscribed for: $400 million of Acquired Shares, plus up to $100 million of Additional Acquired Shares, consisting of the following(2):

Class A Acquired Shares:
Series B Acquired Shares:

Price Per Class A Acquired Share:  $14.54

Price Per Series B Acquired Share:  $3,635.00 per share (or $14.54 per share on an as-converted basis)

Aggregate Purchase Price(3):

Excluding any Additional Acquired Shares:  approximately $400.0 million

Including all Additional Acquired Shares:  approximately $500.0 million

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in Annex B.

(1)  To be provided by Subscriber not less than 10 days prior to the Closing Date.

(2)  Such final number to be determined in accordance with Section 1 of the Subscription Agreement.

(3)  Such final amount to be determined based on final number of Acquired Shares determined in accordance with Section 1 of the Subscription Agreement.

TO BE EXECUTED UPON ANY ASSIGNMENT AND/OR REVISION TO ACQUIRED SHARES AND AGGREGATE PURCHASE PRICE SET FORTH ABOVE:

Number of Class A Acquired Shares, Series B Acquired Shares and Additional Acquired Shares subscribed for and Aggregate Purchase Price as of , 2016, accepted and agreed to as of this day of , 2016 by:

RIVERSTONE SILVERBACK HOLDINGS, L.P.

By: Riverstone VI REL Holdings GP, LLC, its general partner

By:
Name: Thomas J. Walker
Title: Managing Director

CENTENNIAL RESOURCE DEVELOPMENT, INC.

By:
Name:
Title:

21

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.                                    QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.                                      ☐                                    We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.                                      ☐                                    We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.                                    INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.                                      ☐                                    We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.                                      ☐                                    We are not a natural person.

C.                                    AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:

☐                                    is:

☐                                    is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person.  Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐  Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000.  For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

Schedule A-2

SCHEDULE B
SCHEDULE OF TRANSFERS OF TRANSFEREE ACQUIRED SHARES

The following transfers of a portion of the original Subscription amount have been made:

Date of Transfer	Transferee	Number of Transferee Class A Acquired Shares Transferred	Number of Transferee Series B Acquired Shares Transferred	Subscriber Revised Subscription Amount

Schedule B-1

TO BE EXECUTED UPON ANY ASSIGNMENT OR FINAL DETERMINATION OF ACQUIRED SHARES:

Schedule B as of            , 2016, accepted and agreed to as of this       day of         , 2016 by:

RIVERSTONE SILVERBACK HOLDINGS, L.P.	CENTENNIAL RESOURCE DEVELOPMENT, INC.

By: Riverstone VI REL Holdings GP, LLC, its general partner

By:	By:
Name:		Name:
Title:		Title:

Schedule B-2

ANNEX A

Terms of Series B Preferred Stock

Defined terms used in this Annex A shall have the meanings ascribed thereto in the Subscription Agreement to which this Annex A is annexed.

Issuer	Centennial Resource Development, Inc., a Delaware corporation.

Securities Offered

Shares of Series B Preferred Stock (including any Additional Acquired Shares that are shares of Series B Preferred Stock) up to the maximum number of Series B Acquired Shares subject to the Subscription Agreement, with a liquidation preference of $0.0001 per share (the “Liquidation Preference”).

Liquidation Preference

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company (each a “Liquidation Event”), holders of the Series B Preferred Stock will first be entitled to receive the Liquidation Preference per share, to the date of payment before any distribution of assets is made to holders of the Class A Common Stock or any other equity securities of the Company that by their terms rank junior to the Series B Preferred Stock as to liquidation rights.

If, in the event of a Liquidation Event, after payment of any amounts to be paid in respect of any of the Company’s equity securities that rank senior to the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company (“Senior Securities”), the Company’s assets available for distribution are insufficient to fully pay the liquidation payments owing to the holders of the Series B Preferred Stock and the holders of any of the Company’s equity securities that rank on par with the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company (“Parity Securities”), the holders of the Series B Preferred Stock and such Parity Securities will share ratably in the distribution of the Company’s assets in proportion to the full liquidating distributions to which they would otherwise have been respectively entitled.

After the payment of the Liquidation Preference to the holders of the Series B Preferred Stock (and payment of any amount to be paid in respect of any Senior Securities and any Parity Securities), the remaining assets of the Company shall be distributed ratably to the holders of the

Company’s common stock and the Series B Preferred Stock on a common equivalent basis (and any other participating equity securities of the Company).

For all purposes hereunder, the following events shall not constitute a Liquidation Event (i) the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of the Series B Preferred Stock receive cash, securities or property for their shares, the sale, lease or exchange of all or substantially all of the Company’s assets for cash, securities or other property, (ii) the conversion of the Company into another legal entity, or (iii) sale of all or substantially all of the assets of the Company to an affiliate of the Company in connection with a reorganization or liquidation.

Conversion

Each share of Series B Preferred Stock shall automatically convert into 250 shares of Class A Common Stock, subject to adjustments for stock splits, stock dividends, reorganization, recapitalizations and the like, upon the receipt by the Company of the Stockholder Approval.

Voting Rights

The holders of the Series B Preferred Stock shall have no voting rights, except as set forth below or as required by law. The affirmative vote of holders of a majority of the Series B Preferred Stock then outstanding, voting as a separate class, is required to (a) approve any amendment, alteration or repeal of any provision of the Certificate of Designation relating to the Series B Preferred Stock or the Company’s charter that adversely affects the rights, preferences, privileges or voting powers of the Series B Preferred Stock or (b) authorize the issuance of any Senior Securities or Parity Securities. With respect to any matter on which the holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote on such matter.

Dividends

No dividends shall be payable on the Series B Preferred Stock; provided, that holders of the Series B Preferred Stock shall be entitled to pro rata participation in any dividends paid on the Company’s common stock, on a common equivalent basis.

No Maturity Date	The Series B Preferred Stock is perpetual unless, as described below, redeemed by the Company at its option.

Redemption at the Company’s Option

Beginning on the third anniversary of the Closing Date, the Company will have the right, but not the obligation, to redeem all (but not less than all) of each holder’s shares of Series B Preferred Stock for a redemption price per share, determined on an as converted basis, equal to the average of

Annex A-2

the last reported sale price for a share of Class A Common Stock on NASDAQ for each of the last 10 consecutive trading days prior to the redemption date or, if such shares are no longer traded, at the fair market value of the Class A Common Stock, as determined in good faith by the Board of Directors of the Company.

Use of Proceeds	Proceeds of the offering will be used to pay a portion of the purchase price for the Transaction

Annex A-3

ANNEX B

Wire Instructions